                                                                      EXHIBIT 10

NOTE: CERTAIN MATERIAL HAS BEEN OMITTED FROM THIS DOCUMENT PURSU-
ANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED
SEPARATELY WITH THE SEC. NOTATIONS OF [REDACTED] HAVE BEEN USED TO INDICATE SUCH AN OMISSION.

                          CREDIT AND GUARANTY AGREEMENT
                            DATED AS OF APRIL 1, 1999

                                      AMONG

                        ALLEGIANCE FINANCE COMPANY, INC.
                                  AS BORROWER,

                            ALLEGIANCE TELECOM, INC.,
                                       AND
                    SUBSIDIARIES OF ALLEGIANCE TELECOM, INC.,
                                 AS GUARANTORS,

                                VARIOUS LENDERS,

                       GOLDMAN SACHS CREDIT PARTNERS L.P.,
                              AS SYNDICATION AGENT,

                         TORONTO DOMINION (TEXAS), INC.
                            AS ADMINISTRATIVE AGENT,

                       MORGAN STANLEY SENIOR FUNDING, INC.
                           AS DOCUMENTATION AGENT, AND

                                BANKBOSTON, N.A.,
                              THE BANK OF NEW YORK,
                        CREDIT LYONNAIS NEW YORK BRANCH,
                           FIRST UNION NATIONAL BANK,
                      GENERAL ELECTRIC CAPITAL CORPORATION,
                                       AND
                         PNC BANK, NATIONAL ASSOCIATION
                               AS MANAGING AGENTS

                                   * * * * * *
                       GOLDMAN SACHS CREDIT PARTNERS L.P.,
                                       AND

                            TD SECURITIES (USA) INC.,
                              AS CO-LEAD ARRANGERS
            --------------------------------------------------------
         $225,000,000 SENIOR SECURED REDUCING REVOLVING CREDIT FACILITY
            --------------------------------------------------------

                                TABLE OF CONTENTS


                                                                                                               Page
                                                                                                               ----
SECTION 1.  DEFINITIONS AND INTERPRETATION........................................................................1
                  1.1.  Definitions...............................................................................1
                  1.2.  Accounting Terms.........................................................................30
                  1.3.  Interpretation, etc......................................................................31

SECTION 2.  LOANS ...............................................................................................31
                  2.1.  Loans ...................................................................................31
                  2.2.  Pro Rata Shares; Availability of Funds...................................................32
                  2.3.  Use of Proceeds..........................................................................33
                  2.4.  Evidence of Debt; Register; Lenders' Books and Records; Notes............................33
                  2.5.  Interest Payments........................................................................34
                  2.6.  Conversion/Continuation..................................................................35
                  2.7.  Default Interest.........................................................................35
                  2.8.  Fees.....................................................................................36
                  2.9.  Scheduled Payments/Reductions............................................................36
                  2.10.  Voluntary Prepayments/Reductions........................................................37
                  2.11.  Mandatory Prepayments/Reductions........................................................38
                  2.12. Application of Prepayments/Reductions....................................................39
                  2.13.  Allocation of Certain Payments and Proceeds.............................................39
                  2.14.  General Provisions Regarding Payments...................................................40
                  2.15.  Ratable Sharing.........................................................................41
                  2.16.  Making or Maintaining Eurodollar Rate Loans.............................................42
                  2.17.  Increased Costs; Capital Adequacy.......................................................43
                  2.18.  Taxes; Withholding, Etc.................................................................45
                  2.19.  Obligation to Mitigate..................................................................47
                  2.20.  Defaulting Lenders......................................................................48
                  2.21.  Removal or Replacement of a Lender......................................................48

SECTION 3.  CONDITIONS PRECEDENT.................................................................................50
                  3.1.  Closing Date.............................................................................50
                  3.2.  Conditions to Each Loan..................................................................53

SECTION 4.  REPRESENTATIONS AND WARRANTIES.......................................................................54
                  4.1.  Organization; Powers; Qualification......................................................54
                  4.2.  Authorization of Credit Documents; No Conflict...........................................54
                  4.3.  Governmental Consents....................................................................55
                  4.4.  Binding Obligation.......................................................................55
                  4.5.  Historical Financial Statements; Projections.............................................55
                  4.6.  No Material Adverse Change; No Restricted Junior Payments................................55
                  4.7.  Adverse Proceedings, Etc.................................................................56
                  4.8.  Payment of Taxes.........................................................................56


                                      (ii)

                  4.9.  Title to Properties......................................................................56
                  4.10.  Collateral..............................................................................57
                  4.11.  Environmental...........................................................................57
                  4.12.  No Defaults; Material Contracts.........................................................58
                  4.13.  Governmental Regulation.................................................................58
                  4.14.  Margin Stock............................................................................58
                  4.15.  Employee Matters........................................................................59
                  4.16.  Employee Benefit Plans..................................................................59
                  4.17.  Certain Fees............................................................................59
                  4.18.  Solvency................................................................................59
                  4.19.  Existing Indentures.....................................................................59
                  4.20.  Year 2000 Issues........................................................................59
                  4.21.  Disclosure..............................................................................60
                  4.22.  No Burdensome Restrictions..............................................................60

SECTION 5.  AFFIRMATIVE COVENANTS................................................................................60
                  5.1.  Financial Statements and Other Reports...................................................61
                  5.2.  Existence................................................................................64
                  5.3.  Payment of Taxes and Claims..............................................................64
                  5.4.  Maintenance of Properties................................................................65
                  5.5.  Insurance................................................................................65
                  5.6.  Books and Records; Inspections; Lenders Meetings.........................................65
                  5.7.  Compliance with Laws; Contractual Obligations............................................66
                  5.8.  Environmental............................................................................66
                  5.9.  Subsidiaries.............................................................................67
                  5.10. Real Estate Assets.......................................................................68
                  5.11. Year 2000 Issues.........................................................................69
                  5.12. Certain Post Closing Matters.............................................................69

SECTION 6.  NEGATIVE COVENANTS...................................................................................70
                  6.1.  Indebtedness.............................................................................71
                  6.2.  Liens....................................................................................72
                  6.3.  Equitable Lien; No Further Negative Pledges..............................................74
                  6.4.  Restricted Payments; Restrictions on Subsidiary Distributions............................75
                  6.5.  Investments..............................................................................75
                  6.6.  Stage 1 Financial Covenants..............................................................76
                  6.7.  Stage 2 Financial Covenants..............................................................79
                  6.8.  Fundamental Changes; Disposition of Assets; Acquisitions.................................81
                  6.9.  Disposal of Subsidiary Interests.........................................................82
                  6.10.  Sales and Lease-Backs...................................................................82
                  6.11.  Sale or Discount of Receivables.........................................................82
                  6.12.  Transactions with Shareholders and Affiliates...........................................83
                  6.13.  Conduct of Business.....................................................................83
                  6.14.  Amendments or Waivers of Existing Indentures/Subordinated

                                      (iii)

                             Indebtedness........................................................................83
                  6.15.  Fiscal Year.............................................................................83

SECTION 7.  GUARANTY.............................................................................................84
                  7.1.  Guaranty of the Obligations..............................................................84
                  7.2.  Contribution by Guarantors...............................................................84
                  7.3.  Payment by Guarantors....................................................................85
                  7.4.  Liability of Guarantors Absolute.........................................................85
                  7.5.  Waivers by Guarantors....................................................................87
                  7.6.  Guarantors' Rights of Subrogation, Contribution, Etc.....................................88
                  7.7.  Subordination of Other Obligations.......................................................88
                  7.8.  Continuing Guaranty......................................................................89
                  7.9.  Authority of Guarantors or Company.......................................................89
                  7.10.  Financial Condition of Company..........................................................89
                  7.11.  Bankruptcy, Etc.........................................................................89
                  7.12.  Notice of Events........................................................................90
                  7.13.  Discharge of Guaranty Upon Sale of Guarantor............................................90

SECTION 8.  EVENTS OF DEFAULT....................................................................................90
                  8.1.  Events of Default........................................................................90

SECTION 9.  AGENTS...............................................................................................93
                  9.1.  Appointment of Agents....................................................................93
                  9.2.  Powers and Duties........................................................................93
                  9.3.  General Immunity.........................................................................94
                  9.4.  Agents Entitled to Act as Lender.........................................................94
                  9.5.  Lenders' Agreements......................................................................95
                  9.6.  Right to Indemnity.......................................................................95
                  9.7.  Successor Administrative Agent...........................................................95
                  9.8.  Collateral Documents and Guaranties......................................................96

SECTION 10.  MISCELLANEOUS.......................................................................................97
                  10.1.  Notices.................................................................................97
                  10.2.  Expenses................................................................................97
                  10.3.  Indemnity...............................................................................98
                  10.4.  Set-Off.................................................................................99
                  10.5.  Amendments and Waivers..................................................................99
                  10.6.  Successors and Assigns; Participations.................................................100
                  10.7.  Independence of Covenants..............................................................103
                  10.8.  Survival of Representations, Warranties and Agreements.................................103
                  10.9.  No Waiver; Remedies Cumulative.........................................................103
                  10.10.  Marshalling; Payments Set Aide........................................................103
                  10.11.  Severability..........................................................................103
                  10.12.  Obligations Several; Independent Nature of Lenders' Rights............................104


                                      (iv)

                  10.13.  Headings..............................................................................104
                  10.14.  APPLICABLE LAW........................................................................104
                  10.15.  CONSENT TO JURISDICTION...............................................................104
                  10.16.  WAIVER OF JURY TRIAL..................................................................105
                  10.17.  Confidentiality.......................................................................105
                  10.18.  Usury Savings Clause..................................................................106
                  10.19.  Counterparts; Effectiveness...........................................................106


                                       (v)

APPENDICES:      A        Commitments
                 B        Notice Addresses

SCHEDULES:       1.1      Tier 1 Geographic Markets
                 4.1      Organization, Etc.
                 4.2      Authorizations
                 4.3      Governmental Consents
                 4.7      Litigation
                 4.9(b)   Certain Real Estate Assets
                 4.10(b)  Certain Approvals
                 4.12     Material Contracts
                 5.12(c)  Interconnection Agreement Parties
                 6.2      Certain Liens

EXHIBITS:        A-1      Funding Notice
                 A-2      Conversion/Continuation Notice
                 B        Revolving Note
                 C        Compliance Certificate
                 D        Opinions of Counsel
                 E        Assignment Agreement
                 F        Certificate Re Non-bank Status
                 G        Closing Date Certificate
                 H        Loan Availability Certificate
                 I        Pledge and Security Agreement
                 J        Mortgage
                 K        Collateral Access Agreement
                 L        Counterpart Agreement
                 M        Acknowledgment Letter


                            (vi)

                          CREDIT AND GUARANTY AGREEMENT

         This CREDIT AND GUARANTY AGREEMENT, dated as of April 1, 1999 is entered into by and among ALLEGIANCE TELECOM, INC. a Delaware corporation ("COMPANY"), ALLEGIANCE FINANCE COMPANY, INC. a Delaware corporation ("BORROWER"), THE SUBSIDIARIES OF COMPANY (other than the Borrower) PARTY HERETO, as Guarantors, the LENDERS party hereto from time to time, GOLDMAN SACHS CREDIT PARTNERS L.P. ("GSCP"), as Syndication Agent (in such capacity,"SYNDICATION AGENT"), TORONTO DOMINION (TEXAS), INC. ("TD"), as Administrative Agent (together with its permitted successors in such capacity,"ADMINISTRATIVE AGENT"), MORGAN STANLEY SENIOR FUNDING, INC. ("MSSF"), as Documentation Agent (in such capacity,"DOCUMENTATION AGENT") GSCP and TD SECURITIES (USA) INC., as Co-Lead Arrangers (in such capacity,"CO-LEAD ARRANGERS"), and the MANAGING AGENTS and CO-AGENTS listed on the signature pages hereof.


                                    RECITALS:

         WHEREAS, Borrower is a wholly-owned subsidiary of Company;

         WHEREAS, Lenders have agreed to extend a certain revolving credit facility to Borrower in an aggregate principal amount not to exceed $225,000,000, the proceeds of which will be used to provide purchase money financing for the cost of design, development, acquisition, construction, installation, improvement, transportation or integration of equipment, inventory, and network assets;

         WHEREAS, Borrower has agreed to secure all of its obligations hereunder by granting to Administrative Agent, on behalf of Lenders, a First Priority Lien on substantially all of its real, personal and mixed property, including a pledge of all of the equity Securities of each of its Subsidiaries, but excluding assets secured under any Permitted Equipment Financing; and

         WHEREAS, Company and Guarantors have agreed to guarantee the obligations of Borrower hereunder and to secure all of their respective obligations hereunder by granting to Administrative Agent, on behalf of Lenders, a First Priority Lien on substantially all of their respective real, personal and mixed property, including a pledge of all of the equity Securities of each of their respective Subsidiaries (including Borrower), but excluding assets secured under any Permitted Equipment Financing.

         NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Company, Borrower, Guarantors, Lenders and Agents agree as follows:

SECTION 1.  DEFINITIONS AND INTERPRETATION

         1.1. DEFINITIONS. The following terms used herein, including the preamble, recitals, exhibits and schedules hereto, shall have the following meanings:

         "ACKNOWLEDGMENT OF PLEDGE" as defined in the Pledge and Security Agreement.

         "ADDITIONAL EQUITY SECURITIES" means any equity Securities of Company (net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses) issued after the Closing Date.

         "ADJUSTED EURODOLLAR RATE" means, for any Interest Rate Determination Date with respect to an Interest Period for a Eurodollar Rate Loan, the rate per annum obtained by dividing (i) (a) the rate per annum (rounded upward to the nearest 1/100th) equal to the rate determined by Administrative Agent to be the offered rate which appears on the page of the Telerate Screen which displays an average British Bankers Association Interest Settlement Rate (such page currently being page number 3740 or 3750, as applicable) for deposits (for delivery on the first day of such period) with a term equivalent to such period in Dollars, determined as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, or (b) in the event the rate referenced in the preceding clause (a) does not appear on such page or service or if such page or service shall cease to be available, the rate per annum (rounded upward to the nearest 1/100th) equal to the rate determined by Administrative Agent to be the offered rate on such other page or other service which displays an average British Bankers Association Interest Settlement Rate for deposits (for delivery on the first day of such period) with a term equivalent to such period in Dollars, determined as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, or (c) in the event the rates referenced in the preceding clauses (a) and (b) are not available, the rate per annum equal to the offered quotation rate (carried out to the fifth decimal place) to first class banks in the London interbank market by Administrative Agent for deposits (for delivery on the first day of the relevant period) in Dollars of amounts in same day funds comparable to the principal amount of the applicable Loan of Administrative Agent, in its capacity as a Lender, for which the Adjusted Eurodollar Rate is then being determined with maturities comparable to such period as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, by (ii) an amount equal to (a) one minus (b) the Applicable Reserve Requirement.

         "ADMINISTRATIVE AGENT" as defined in the preamble hereto.

         "ADVERSE PROCEEDING" means any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of Company or any of its Subsidiaries) at law or in equity, or before or by any Governmental Authority, domestic or foreign (including any Environmental Claims), whether pending or, to the knowledge of Company or any of its Subsidiaries, threatened against or affecting Company or any of its Subsidiaries or any property of Company or any of its Subsidiaries.

         "AFFECTED LENDER" as defined in Section 2.16(b).

         "AFFECTED LOANS" as defined in Section 2.16(b).

         "AFFILIATE", as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise. Neither any Agent nor any Lender shall be deemed Affiliates of any Credit Party by virtue of the security interests granted by the Pledge and Security Agreement.

         "AGENT" means each of Syndication Agent, Administrative Agent, Documentation Agent and Co-Lead Arrangers.

         "AGGREGATE AMOUNTS DUE" as defined in Section 2.15.

         "AGGREGATE PAYMENTS" as defined in Section 7.2.

         "AGREEMENT" means this Credit and Guaranty Agreement, as it may be amended, supplemented or otherwise modified from time to time.

         "ANNUALIZED CONSOLIDATED EBITDA" means (a) prior to July 1, 2001, Consolidated EBITDA for the most recently completed Fiscal Quarter multiplied by four and (b) thereafter, Consolidated EBITDA for the most recently completed two Fiscal Quarters multiplied by two.

         "APPLICABLE COMMITMENT FEE PERCENTAGE" means a percentage, per annum, determined by reference to the Facility Usage in effect from time to time as set forth below:


 Facility Usage              Commitment Fee
================================================================================
    < 1/3                         1.50%
--------------------------------------------------------------------------------
    < 2/3                         1.125%
    > or = 1/3
--------------------------------------------------------------------------------
    > or = 2/3                    0.75%
================================================================================


         "APPLICABLE MARGIN" means a percentage, per annum, determined by reference to the Total Leverage Ratio in effect from time to time as set forth below:

                                                Eurodollar           Base Rate
      Total Leverage Ratio                       Rate Loan             Loan
================================================================================
> or = 8.00:1.00 or negative                        3.75%               2.75%
--------------------------------------------------------------------------------
< 8.00:1.00                                         3.50%               2.50%
> or = 7.00:1.00
--------------------------------------------------------------------------------
< 7.00:1.00                                         3.25%               2.25%
> or = 6.00:1.00
--------------------------------------------------------------------------------
< 6.00:1.00                                         3.00%               2.00%
> 5.00:1.00
--------------------------------------------------------------------------------
< 5.00:1.00                                         2.75%               1.75%
> or = 4.00:1.00
--------------------------------------------------------------------------------
< 4.00:1.00                                         2.50%               1.50%
================================================================================


No change in the Applicable Margin shall be effective until three Business Days after the date on which Administrative Agent shall have received the applicable financial statements and a Compliance Certificate pursuant to Section 5.1(d) calculating the Total Leverage Ratio. The Applicable Margin from the Closing Date until Administrative Agent shall have received the applicable financial statements and a Compliance Certificate pursuant to Section 5.1(d) shall be equal to the percentage specified in the above table as if the Total Leverage Ratio were in excess of 8.00:1.00 or negative. At any time Borrower has not submitted to Administrative Agent the applicable information as and when required under Section 5.1(d), the Applicable Margin shall be determined as if the Total Leverage Ratio were in excess of 8.00:1.00 or negative. Within one Business Day of receipt of the applicable information as and when required under
Section 5.1(d), Administrative Agent shall give each Lender telefacsimile or telephonic notice (confirmed in writing) of the Applicable Margin in effect from such date.

         "ANNUALIZED PRE-OVERHEAD EBITDA" means the aggregate Pre-Overhead EBITDA for a Geographic Market for the most recent month multiplied by twelve.

         "APPLICABLE RESERVE REQUIREMENT" means, at any time, for any Eurodollar Rate Loan the maximum rate at which reserves (including, without limitation, any marginal, special, supplemental or emergency reserves) are required to be maintained by such member banks with respect thereto against "Eurocurrency liabilities" (as such term is defined in Regulation D) under regulations issued from time to time by the Board of Governors of the Federal Reserve System or other applicable banking regulator. Without limiting the effect of the foregoing, the Applicable Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities which includes deposits by reference to which the applicable Adjusted Eurodollar Rate or any other interest rate of a Loan is to be determined, or (ii) any category of extensions of credit or other assets which include Eurodollar Rate Loans. A Eurodollar Rate Loan shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credit for proration, exceptions or offsets that may be available from time to time to the applicable Lender. The rate of interest on Eurodollar Rate Loans shall be adjusted automatically on and as of the effective date of any change in the Applicable Reserve Requirement.

         "ASSET SALE" means a sale, lease or sub-lease (as lessor or sublessor), transfer or disposition to any Person other than Company, Borrower or any Guarantor, in one transaction or a series of transactions, of all or any part of Company's or any of its Subsidiaries' businesses, properties or assets, whether now owned or hereafter acquired, including, without limitation, the equity Securities of any of Company' Subsidiaries, other than (i) the sale of Cash Equivalents in the ordinary course of business, (ii) inventory sold in the ordinary course of business, (iii) disposals of obsolete, worn out or surplus property, (iv) disposals of uneconomical, negligible or redundant property acquired in Permitted Acquisitions in an amount not in excess of $5,000,000 per fiscal year, provided that such property is disposed of in each case within 180 days of the acquisition thereof by Company or any of its Subsidiaries, and (v) sales of assets in a single transaction or a series of related transactions not in excess of $7,500,000 in the aggregate.

         "ASSIGNMENT AGREEMENT" means an Assignment Agreement in the form of Exhibit E (with such amendments or modifications as may be approved by Borrower and Administrative Agent).

         "AUTHORIZED OFFICER" means, as applied to any Person, any individual holding the position of chairman of the board (if an officer) or president or one of its vice presidents (or the equivalent thereof), and such Person's chief financial officer, treasurer or controller.

         "BANKRUPTCY CODE" means Title 11 of the United States Code entitled "Bankruptcy", as now and hereafter in effect, or any successor statute.

         "BASE RATE" means, for any day, a rate per annum (carried out to the fifth decimal place) equal to the greater of (i) the Prime Rate in effect on such day and (ii) Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Base Rate resulting due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

         "BASE RATE LOAN" means a Loan bearing interest at a rate determined by reference to the Base Rate.

         "BENEFICIARY" means each Agent, each Lender and each Lender
Counterparty.

         "BUSINESS DAY" means any day, excluding all of the following: Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close, and with respect to all notices, determinations, fundings and payments in connection with the

Adjusted Eurodollar Rate or any Eurodollar Rate Loans, that is also a day for trading by and between banks in Dollar deposits in the London interbank market.

         "CAPITAL EXPENDITURES" means, for any period, the aggregate of all expenditures of any Person during such period that, in accordance with GAAP, are or should be included in "purchase of property and equipment" or similar items reflected in the statement of cash flows of such Person.

Notwithstanding the foregoing, the term "Capital Expenditures" shall not include capital expenditures in respect of the reinvestment of Net Asset Sale Proceeds or Net Insurance/Condemnation Proceeds in accordance with Section 2.11(a) and
(b).

         "CAPITAL LEASE" means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

         "CASH" means money, currency or a credit balance in any demand or deposit account.

         "CASH EQUIVALENTS" means, as at any date of determination, (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within two years after such date; (ii) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody's or the equivalent thereof; (iii) commercial paper maturing not more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody's or the equivalent thereof; (iv) time deposits, certificates of deposit or bankers' acceptances maturing within one year after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States or any state or territory thereof or the District of Columbia or any foreign country recognized by the United States or United States branches of foreign banks or the parent company of any such bank that in each case (a) is at least "adequately capitalized" (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000;
(v) shares of any money market mutual fund that (a) has at least 95% of its assets invested continuously in the types of investments referred to in clauses
(i) and (ii) above, (b) has net assets of not less than $500,000,000, and (c) has the highest rating obtainable from either S&P or Moody's or the equivalent thereof; (vi) repurchase agreements maturing within 30 days from the date of acquisition thereof by Borrower or any of its Subsidiaries with any Lender or bank referred to in clause (iv) above, in each case for underlying securities of the type referred to in clause (i) above.

         "CERTIFICATE RE NON-BANK STATUS" means a certificate in the form of Exhibit F.

         "CHANGE OF CONTROL" means, at any time, (i) Holland shall cease to beneficially own and control at least 50% of the capital stock of Company owned or controlled by Holland as of the Closing Date; provided, that, the foregoing shall not constitute a "change of control" so long as the Total Leverage Ratio is less than 5:00 to 1:00; (ii) Company shall cease to beneficially own and control all of the issued and outstanding shares of capital stock of Borrower;
(iii) any "change of control" or similar event under the Existing Indentures (or related documentation) shall occur, (iv) any "person" or "group" (as such terms are used in Section 13(d) and 14(d) of the Exchange Act), other than Holland is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of 20% or more of the then outstanding voting capital stock of Company other than in a transaction having the approval of the board of directors of Company at least a majority of which members are Continuing Directors; or (v) Continuing Directors shall cease to constitute at least a majority of the directors constituting the board of directors of Company.

         "CLOSING DATE" means the date of this Agreement.

         "CLOSING DATE CERTIFICATE" means a certificate in the form of Exhibit G.

         "CLOSING DATE MORTGAGED PROPERTY" as defined in Section 5.10.

         "CO-LEAD ARRANGERS" as defined in the preamble hereto.

         "COLLATERAL" means, collectively, all of the real, personal and mixed property (including capital stock and other equity Securities) on which Liens are purported to be granted pursuant to the Collateral Documents as security for the Obligations.

         "COLLATERAL ACCESS AGREEMENT" means a Collateral Access Agreement in the form of Exhibit K (with such amendments or modifications as may be approved by Borrower and Administrative Agent).

         "COLLATERAL DOCUMENTS" means the Pledge and Security Agreement, the Mortgages and all other instruments, documents and agreements delivered by any Credit Party pursuant to this Agreement or any of the other Credit Documents in order to grant to Administrative Agent, on behalf of Lenders, a Lien on any real, personal or mixed property of that Credit Party as security for the Obligations.

         "CO-LOCATION SITES" means the central office premises of a local exchange carrier on which a Subsidiary of Borrower has located telecommunications transmission equipment.

         "COMMITMENT" means the Commitment of a Lender to make or otherwise fund any Loan. The amount of each Lender's Commitment is set forth on Appendix A or in the applicable Assignment Agreement, and is subject to any adjustment or reduction pursuant to the terms and conditions hereof.

         "COMMITMENT PERIOD" means the period from the Closing Date to but excluding the Commitment Termination Date.

         "COMMITMENT TERMINATION DATE" means the earliest to occur of (i) the Maturity Date, (ii) the date the Commitments are permanently reduced to zero pursuant to Section 2.10 or 2.11, and (iii) the date of the termination of the Commitments pursuant to Section 8.1.

         "COMPANY" as defined in the preamble hereto.

         "COMPLIANCE CERTIFICATE" means a certificate in the form of Exhibit C.

         "CONFORMING LEASEHOLD INTEREST" means any Recorded Leasehold Interest as to which the lessor has agreed in writing for the benefit of Administrative Agent (which writing has been delivered to Administrative Agent), whether under the terms of the applicable lease, under the terms of a Landlord Consent and Estoppel, or otherwise, to the matters described in the definition of "Landlord Consent and Estoppel," which interest, if a subleasehold or sub-subleasehold interest, is not subject to any contrary restrictions contained in a superior lease or sublease.

         "CONSOLIDATED CAPITAL EXPENDITURES" means, for any period, the aggregate of all Capital Expenditures of Company and its Subsidiaries during such period; provided, that for purposes of calculating Free Cash Flow, "Consolidated Capital Expenditures" shall be determined in the foregoing manner in accordance with GAAP with respect to the acquired entity.

         "CONSOLIDATED CASH INTEREST EXPENSE" means, for any period, Consolidated Interest Expense for such period, excluding (i) any amount not payable in Cash and (ii) Cash interest payable from funds escrowed for such purpose by Company prior to the Closing Date.

         "CONSOLIDATED EBITDA" means, for any period, an amount determined for Company and its Subsidiaries on a consolidated basis equal to (i) to the sum of the amounts for such period of (a) Consolidated Net Income, (b) Consolidated Interest Expense, (c) provisions for franchise taxes and taxes based on income,
(d) total depreciation expense, (e) total amortization expense, and (f) other non-cash items reducing Consolidated Net Income (including management ownership allocation charge and non-cash deferred compensation), minus (ii) other non-cash items increasing Consolidated Net Income; provided, that for purposes of (1) calculating Free Cash Flow and (2) making the calculations in the proviso in
Section 6.6(b) and in Sections 6.6(e) and 6.7(f)(i), "Consolidated EBITDA" shall be determined in the foregoing manner with respect to the acquired entity.

         "CONSOLIDATED EXCESS CASH FLOW" means, for any period, an amount (if positive) equal to Consolidated EBITDA minus the sum, without duplication, of the amounts for such period of (a) voluntary and scheduled repayments of Consolidated Total Debt (excluding repayments of Loans except to the extent the Commitments are permanently reduced in connection with such repayments), (b) Consolidated Capital Expenditures (net of any proceeds of any related financings with respect to such expenditures), (c) Consolidated Cash Interest Expense, and (d) provisions for current franchise taxes and taxes based on income of Company and its Subsidiaries and payable in cash with respect to such period.

         "CONSOLIDATED INTEREST EXPENSE" means, for any period, total interest expense (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest) of Company and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of Company and its Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Interest Rate Agreements, but excluding, however, any amounts referred to in Section 2.8 payable on or before the Closing Date.

         "CONSOLIDATED NET INCOME" means, for any period, (i) the net income (or loss) of Company and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP, minus
(ii) (a) the income of any Person (other than a Subsidiary of Company) in which any other Person (other than Company or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to Company or any of its Subsidiaries by such Person during such period, (b) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of Company or is merged into or consolidated with Company or any of its Subsidiaries or that Person's assets are acquired by Company or any of its Subsidiaries, (c) the income of any Subsidiary of Company to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (d) any after-tax gains or losses attributable to Asset Sales and other sales of assets not constituting Asset Sales, or returned surplus assets of any Pension Plan, and (e) (to the extent not included in clauses (a) through (d) above) any net extraordinary gains or net non-cash extraordinary losses.

         "CONSOLIDATED TOTAL DEBT" means, as at any date of determination, the aggregate stated balance sheet amount of all Indebtedness of Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP, less any funds escrowed for the purpose of paying interest on such Indebtedness.

         "CONTINUING DIRECTORS" means individuals who at the beginning of any period of two consecutive calendar years constituted the board of directors of Company, together with any new directors whose election by such board of directors or whose nomination for election was approved by a vote of at least two-thirds of the members of such board of directors then still in office who either were members of such board of directors at the beginning of such period or whose election or nomination for election was previously so approved.

         "CONTRACTUAL OBLIGATION" means, as applied to any Person, any provision of any Security issued by that Person or of any material indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

         "CONTRIBUTING GUARANTORS" as defined in Section 7.2.

         "CONVERSION/CONTINUATION DATE" means the effective date of a continuation or conversion, as the case may be, as set forth in the applicable Conversion/Continuation Notice.

         "CONVERSION/CONTINUATION NOTICE" means a notice in the form of Exhibit A-2.

         "COUNTERPART AGREEMENT" means the agreement in the form of Exhibit L.

         "CREDIT DATE" means the date of a Loan.

         "CREDIT DOCUMENT" means any of this Agreement, the Notes, the Collateral Documents, and all other documents, instruments or agreements executed and delivered by a Credit Party for the benefit of Agents or any Lender in connection herewith, including Hedge Agreements with any Lender Counterparty, in each case as may be amended, supplemented or otherwise modified from time to time.

         "CREDIT PARTY" means each Person (other than any Agent or any Lender or any other representative thereof) from time to time party to a Credit Document.

         "CURRENCY AGREEMENT" means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement, each of which is for the purpose of hedging the foreign currency risk associated with Company's and its Subsidiaries' operations
 .
         "DARK FIBER LEASES" as defined in Section 6.1(i).

         "DEFAULT" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

         "DEPOSIT ACCOUNT" means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

         "DOLLARS" and the sign "$" mean the lawful money of the United States.

         "ELIGIBLE ASSIGNEE" means (i) any Lender, any Affiliate of any Lender and any Related Fund (any two or more Related Funds being treated as a single Eligible Assignee for all purposes hereof), and (ii) any commercial bank, insurance company, finance company, investment or mutual fund or other entity that is an "accredited investor" (as defined in Regulation D under the Securities Act) and which extends credit or buys loans as one of its businesses; provided, no Affiliate of Company or

Borrower shall be an Eligible Assignee (it being understood that MSSF is not an Affiliate of Company or Borrower for purposes of the definition of "Eligible Assignee") .

         "EMPLOYEE BENEFIT PLAN" means any "employee benefit plan" as defined in
Section 3(3) of ERISA which is or was maintained or contributed to by Company, any of its Subsidiaries or any of their respective ERISA Affiliates.

         "ENVIRONMENTAL CLAIM" means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any governmental authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law; (ii) in connection with any Hazardous Material or any actual or alleged Hazardous Materials Activity; or
(iii) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

         "ENVIRONMENTAL LAWS" means any and all current or future foreign or domestic, federal or state (or any subdivision of either of them), statutes, ordinances, orders, rules, regulations, guidance documents, judgments, Governmental Authorizations, or any other requirements of governmental authorities relating to (i) environmental matters, including those relating to any Hazardous Materials Activity; (ii) the generation, use, storage, transportation or disposal of Hazardous Materials; or (iii) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, in any manner applicable to Company or any of its Subsidiaries or any Facility.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.

         "ERISA AFFILIATE" means, as applied to any Person, (i) any corporation which is a member of a controlled group of corporations within the meaning of
Section 414(b) of the Internal Revenue Code of which that Person is a member;
(ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member. Any former ERISA Affiliate of Company or any of its Subsidiaries shall continue to be considered an ERISA Affiliate of Company or such Subsidiary within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of Company or such Subsidiary and with respect to liabilities arising after such period for which Company or such Subsidiary could be liable under the Internal Revenue Code or ERISA.

         "ERISA EVENT" means (i) a "reportable event" within the meaning of
Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 412(m) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by Company, any of its Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability pursuant to Section 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on Company, any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of
Section 4212(c) of ERISA; (vii) the withdrawal of Company, any of its Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by Company, any of its Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (viii) the occurrence of an act or omission which could give rise to the imposition on Company, any of its Subsidiaries or any of their respective ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the Internal Revenue Code or under Section 409, Section 502(c), (i) or (l), or Section 4071 of ERISA in respect of any Employee Benefit Plan; (ix) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against Company, any of its Subsidiaries or any of their respective ERISA Affiliates in connection with any Employee Benefit Plan; (x) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; or
(xi) the imposition of a Lien pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan.

         "EURODOLLAR RATE LOAN" means a Loan bearing interest at a rate determined by reference to the Adjusted Eurodollar Rate.

         "EVENT OF DEFAULT" means each of the events set forth in Section 8.1.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

         "EXISTING INDENTURES" means, collectively, the Indenture dated as of February 3, 1998 between Allegiance Telecom, Inc. and The Bank of New York, relating to the 11-3/4% Senior

Discount Notes due 2008, and the Indenture dated as of July 7, 1998 between Allegiance Telecom, Inc. and The Bank of New York, relating to the 12-7/8% Senior Notes due 2008; in each case as in effect as of the Closing Date and without giving effect to any extension, restatement, amendment, modification or supplement thereof or waiver or consent with respect thereto dated after the date hereof.

         "EXPOSURE" means, with respect to any Lender as of any date of determination, (i) prior to the termination of the Commitments, such Lender's Commitment; and (ii) after the termination of the Commitments, the aggregate outstanding principal amount of the Loans of such Lender.

         "FACILITIES" means any real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by Company or any of its Subsidiaries or any of their respective predecessors or Affiliates, but excluding for all purposes under this Agreement (other than with respect to rights purported to be granted pursuant to the Collateral Documents as security for the Obligations) all Co-Location Sites.

         "FACILITY USAGE" means a fraction, calculated as of the last day of each Fiscal Quarter, the numerator of which is equal to the average daily Total Utilization of Commitments during such Fiscal Quarter, and the denominator of which is equal to the average daily aggregate Commitments for all Lenders during such Fiscal Quarter.

         "FAIR SHARE CONTRIBUTION AMOUNT" as defined in Section 7.2.

         "FAIR SHARE" as defined in Section 7.2.

         "FAIR SHARE SHORTFALL" as defined in Section 7.2.

         "FCC" means the Federal Communications Commission.

         "FEDERAL FUNDS EFFECTIVE RATE" means for any day, the rate per annum (carried out to the fifth decimal place) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Administrative Agent, in its capacity as a Lender, on such day on such transactions as determined by Administrative Agent.

         "FINANCIAL OFFICER CERTIFICATION" means, with respect to the financial statements for which such certification is required, the certification of the chief financial officer or treasurer of Company that such financial statements fairly present, in all material respects, the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments.

         "FINANCIAL PLAN" as defined in Section 5.1(j).

         "FIRST PRIORITY" means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that such Lien is the only Lien to which such Collateral is subject, other than and subject to Permitted Liens.

         "FISCAL QUARTER" means a fiscal quarter of any Fiscal Year.

         "FISCAL YEAR" means the fiscal year of Company and its Subsidiaries ending on December 31 of each calendar year.

         "FLOOD HAZARD PROPERTY" means a Mortgaged Property located in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards.

         "FREE CASH FLOW" means, Consolidated EBITDA for the twelve-month period most recently ended prior to the date of determination less (i) Consolidated Capital Expenditures made during such period and (ii) cash taxes paid or payable with respect to such period, determined on a consolidated basis for the entity being acquired.

         "FUNDING GUARANTORS" as defined in Section 7.2.

         "FUNDING NOTICE" means a notice in the form of Exhibit A-1.

         "GAAP" means United States generally accepted accounting principles in effect as of the date of determination thereof.

         "GEOGRAPHIC MARKET"means the business operations conducted in a particular geographic market in the United States by a Subsidiary of Company.

         "GOVERNMENTAL ACTS" means any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority.

         "GOVERNMENTAL AUTHORIZATION" means any permit, license, authorization, plan, directive, consent order or consent decree of or from any Governmental Authority.

         "GOVERNMENTAL AUTHORITY" means any federal, state, municipal, national or other governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

         "GSCP" means Goldman Sachs Credit Partners L.P.

         "GUARANTOR" means each of Company and each direct and indirect Subsidiary of Company (other than Borrower) party hereto.

         "GUARANTY" means the guaranty of each Guarantor set forth in Section 7.

         "HAZARDOUS MATERIALS" means any chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority or which may or could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of any Facility or to the indoor or outdoor environment.

         "HAZARDOUS MATERIALS ACTIVITY" means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

         "HEDGE AGREEMENT" means an Interest Rate Agreement or a Currency Agreement entered into in the ordinary course of Company's or any of its Subsidiaries' businesses and not for speculative purposes.

         "HIGHEST LAWFUL RATE" means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to any Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

         "HISTORICAL FINANCIAL STATEMENTS" means the audited financial statements of Company and its Subsidiaries for Fiscal Years 1997 and 1998, consisting of balance sheets and the related consolidated statements of income, stockholders' equity and cash flows for such periods, certified by the chief financial officer of Company that they fairly present, in all material respects, the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments.

         "HOLLAND" means, collectively, Mr. Royce Holland, his spouse, his direct descendants, any entity controlled by any of the foregoing or any trust for the benefit of any of the foregoing.

         "INCREMENTAL AVAILABILITY" means, as of any date of determination after the Incremental Certified Conditions have been satisfied, an amount equal to the aggregate Annualized Pre-Overhead EBITDA generated by all Geographic Markets to have positive monthly Pre-Overhead EBITDA

(other than the first Geographic Market to have positive monthly Pre-Overhead EBITDA) multiplied by three; provided that at any time after the Incremental Certified Conditions have been satisfied but are no longer satisfied and any Loans are outstanding (i) Incremental Availability shall be immediately reduced to zero and shall remain at zero until such time that the Incremental Certified Conditions are again satisfied and (ii) outstanding Loans shall be repaid pursuant to Section 2.11(e).

         "INCREMENTAL CERTIFIED CONDITIONS" means:

                  (a) Company is in pro forma compliance with all (i) covenants contained in Sections 6.6 or 6.7, as applicable, and (ii) conditions specified in Section 3;

                  (b) (i) at least two Geographic Markets shall have one month of positive Pre-Overhead EBITDA and (ii) Company shall project positive Pre-Overhead EBITDA on a pro forma basis for each such Geographic Market from such date through the Maturity Date; and

                  (c) Each Geographic Market specified in clause (b) must be represented by a Subsidiary (i) whose stock has been pledged to the Administrative Agent pursuant to Section 5.12(b), (ii) which is a Guarantor hereunder and (iii) which is a Grantor under the Pledge and Security Agreement;

such conditions to be certified in a Loan Availability Certificate, in substantially the form of Exhibit H hereto, executed by an Authorized Officer of Company and delivered to Administrative Agent.

         "INCREASED-COST LENDERS" as defined in Section 2.21.

         "INDEBTEDNESS", as applied to any Person, means, without duplication,
(i) all indebtedness for borrowed money; (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP; (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money; (iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA and ordinary course trade payables and accrued expenses), which purchase price is (a) due more than six months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument; (v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person; (vi) the face amount of any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (vii) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the Indebtedness of another; (viii) any obligation of such Person the primary purpose or intent of which is to provide assurance to an obligee that the Indebtedness of the obligor thereof will be paid or discharged, or any agreement relating thereto will be complied with, or the holders thereof will be protected (in whole or in part) against loss in respect thereof; and (ix) any liability of such Person for the Indebtedness of another through any agreement (contingent or otherwise) (a) to purchase, repurchase or otherwise acquire such Indebtedness or any security therefor, or to provide funds for the payment or discharge of such Indebtedness (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (b) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses
(a) or (b) of this clause (ix), the primary purpose or intent thereof is as described in clause (viii) above; and (x) Obligations under Hedge Agreements.

         "INDEMNIFIED LIABILITIES" means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, actions, judgments, suits, claims (including Environmental Claims), costs (including the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any Hazardous Materials Activity), expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (i) this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby (including Lenders' agreement to make Loans or the use or intended use of the proceeds thereof or the use or intended use of any thereof, or any enforcement of any of the Credit Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty));
(ii) the statements contained in the commitment letter executed and delivered by any Lender to Company with respect thereto; or (iii) any Environmental Claim or any Hazardous Materials Activity relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership, or practice of Company or any of its Subsidiaries.

         "INDEMNITEE" as defined in Section 10.3.

         "INITIAL AVAILABILITY" means, as of any date of determination after the Initial Certified Conditions have been satisfied, an amount equal to the lesser of (a) $100,000,000 and (b) the sum of (1) one-third of total Commitments hereunder plus (2) the amount of Annualized Pre-Overhead EBITDA generated by the first Geographic Market to have positive monthly Pre-Overhead EBITDA multiplied by three; provided that at any time after the Initial Certified Conditions have been satisfied but are no longer satisfied and any Loans are outstanding (i) Loan Availability shall be immediately reduced to zero and (ii) all outstanding Loans shall be repaid pursuant to Section 2.11(e) and shall remain at zero until such time that the Initial Certified Conditions are again satisfied.

         "INITIAL CERTIFIED CONDITIONS" means:

         (a) Company is in pro forma compliance with all (i) covenants contained in Sections 6.6 or 6.7, as applicable, and (ii) conditions specified in Section 3;

         (b) Company shall have invested a minimum of $250,000,000 in the operations of the Borrower and/or its Subsidiaries (it being understood that for the purposes of this clause (b), the term "invested" includes cash invested in operations and expenses of the Borrower and/or its Subsidiaries and Capital Expenditures of Borrower and/or its Subsidiaries);

         (c) (i) one Geographic Market shall have one month of positive Pre-Overhead EBITDA and (ii) Company shall project positive Pre-Overhead EBITDA on a pro forma basis for such Geographic Market from such date through the Maturity Date; and

         (d) the Geographic Market specified in clause (c) must be represented by a Subsidiary (i) whose stock has been pledged to the Administrative Agent pursuant to Section 5.12(b), (ii) which is a Guarantor hereunder and (iii) which is a Grantor under the Pledge and Security Agreement;

such conditions to be certified in a Loan Availability Certificate, in substantially the form of Exhibit H hereto, executed by an Authorized Officer of Company and delivered to Administrative Agent.

         "INITIAL FUNDING DATE" means the date on which the first Loan is made.

         "INSTALLMENT" as defined in Section 2.9.

         "INSTALLMENT DATE" as defined in Section 2.9.

         "INTELLECTUAL PROPERTY" means "Intellectual Property" as such term is defined in the Pledge and Security Agreement.

         "INTELLECTUAL PROPERTY COLLATERAL" means all of the Intellectual Property subject to the Lien of the Pledge and Security Agreement.

         "INTEREST COVERAGE RATIO" means the ratio as of the last day of any Fiscal Quarter of (i) Annualized Consolidated EBITDA to (ii) Consolidated Cash Interest Expense for the four-Fiscal Quarter period then ended, in each case as set forth in the most recent Compliance Certificate delivered by Borrower to Administrative Agent pursuant to Section 5.1(d).

         "INTEREST PAYMENT DATE" means with respect to (i) any Base Rate Loan, each March 15, June 15, September 15 and December 15 of each year, commencing on the first such date to occur after the Closing Date; and (ii) any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan; provided, in the case of each Interest Period of longer than three months "Interest Payment Date" shall also include each date that is three months, or an integral multiple thereof, after the commencement of such Interest Period.

         "INTEREST PERIOD" means, in connection with a Eurodollar Rate Loan, an interest period of one, two, three or six-months, as selected by Borrower in the applicable Notice, (i) initially, commencing on the Credit Date or Conversion/Continuation Date thereof, as the case may be; and (ii) thereafter, commencing on the day on which the immediately preceding Interest Period expires; provided, (a) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day unless no further Business Day occurs in such month, in which case such Interest Period shall expire on the immediately preceding Business Day; (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clauses (c) and (d) of this definition, end on the last Business Day of a calendar month; (c) no Interest Period with respect to any portion of the Loans shall extend beyond the Commitment Termination Date; and (d) no Interest Period with respect to any portion of Loans shall extend beyond a date on which Borrower is required to make a scheduled reduction of Commitments, unless the sum of (1) the aggregate principal amount of Loans that are Base Rate Loans, and
(2) the aggregate principal amount of Loans that are Eurodollar Rate Loans with Interest Periods expiring on or before such date or reduction equals or exceeds the amount required to be paid with respect to the Commitments on such date.

         "INTEREST RATE AGREEMENT" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement, each of which is for the purpose of hedging the interest rate exposure associated with Company's and its Subsidiaries' operations.

         "INTEREST RATE DETERMINATION DATE" means, with respect to any Interest Period, the date that is two Business Days prior to the first day of such Interest Period.

         "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute.

         "INVESTMENT" means (i) any direct or indirect purchase or other acquisition by Company or any of its Subsidiaries of, or of a beneficial interest in, any of the Securities of any other Person (other than a Guarantor);
(ii) any direct or indirect redemption, retirement, purchase or other acquisition for value, by any Subsidiary of Company from any Person (other than Company or any Guarantor), of any equity Securities of such Subsidiary; and
(iii) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by Company or any of its Subsidiaries to any other Person (other than Company), including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

         "INVESTMENT COMPANY ACT" means the Investment Company Act of 1940, as amended.

         "INVESTMENT PROPERTY" as defined in the Pledge and Security Agreement.

         "ISSUANCE NOTICE" means a notice in the form of Exhibit A-3.

         "JOINT VENTURE" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided, in no event shall any corporate Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

         "LANDLORD CONSENT AND ESTOPPEL" means, with respect to any Leasehold Property, a letter, certificate or other instrument in writing from the lessor under the related lease, satisfactory in form and substance to Administrative Agent, pursuant to which such lessor agrees, for the benefit of Administrative Agent, (i) that without any further consent of such lessor or any further action on the part of the Credit Party holding such Leasehold Property, such Leasehold Property may be encumbered pursuant to a Mortgage and may be assigned to the purchaser at a foreclosure sale or in a transfer in lieu of such a sale (and to a subsequent third party assignee if Administrative Agent, any Lender, or an Affiliate of either so acquires such Leasehold Property), (ii) that such lessor shall not terminate such lease as a result of a default by such Credit Party thereunder without first giving Administrative Agent notice of such default and at least sixty (60) days (or, if such default cannot reasonably be cured by Administrative Agent within such period, such longer period as may reasonably be required) to cure such default, (iii) the lessor waives any right to any Credit Party's property or assets located or used on the real property subject to such lease and (iv) to such other matters relating to such Leasehold Property as Administrative Agent may reasonably request.

         "LEASEHOLD PROPERTY" means any leasehold interest of any Credit Party as lessee under any lease of real property, other than any such leasehold interest designated from time to time by Administrative Agent in its sole discretion as not being required to be included in the Collateral.

         "LENDER" means each financial institution listed on the signature pages hereto as a Lender, together with each such institution's successors and permitted assigns.

         "LENDER COUNTERPARTY" means each Lender or Affiliate thereof counterparty to a Hedge Agreement.

         "LIEN" means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

         "LOAN" means a Loan made by a Lender to Borrower pursuant to Section 2.1(a).

         "LOAN AVAILABILITY" means, at any time, an amount, if any, equal to (i) Initial Availability plus (ii) Incremental Availability; such Loan Availability subject to reduction and renewed availability as specified in the definitions of Initial Availability and Incremental Availability.

         "MARGIN STOCK" as defined in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

         "MATERIAL ADVERSE EFFECT" means a material adverse effect on (i) the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company and its Subsidiaries on a consolidated basis or (ii) the ability of any Agent or any Lender to enforce any of their rights or to collect any of the Obligations then due and payable.

         "MATERIAL CONTRACT" means any contract or other arrangement to which Company or any of its Subsidiaries is a party (other than the Credit Documents) for which breach, nonperformance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect.

         "MATERIAL REAL ESTATE ASSET" means (i) a fee-owned Real Estate Asset having a fair market value in excess of $2,000,000 as of the date of the acquisition thereof, and (ii) all Leasehold Properties other than those (a) with respect to which the aggregate payments under the term of the lease are less than $1,500,000 per annum, or (b) that relate to a site the loss of which would not otherwise have a Material Adverse Effect.

         "MATURITY DATE" means December 31, 2005.

         "MOODY'S" means Moody's Investor Services, Inc.

         "MORTGAGE" means a mortgage, deed of trust or similar instrument in the form of Exhibit J, as it may be amended, supplemented or otherwise modified from time to time.

         "MSSF" as defined in the preamble.

         "MULTIEMPLOYER PLAN" means any Employee Benefit Plan which is a "multiemployer plan" as defined in Section 3(37) of ERISA.

         "NARRATIVE REPORT" means, with respect to the financial statements for which such narrative report is required, a narrative report describing the operations of Company and its Subsidiaries in the form prepared for presentation to senior management thereof for the applicable month, Fiscal Quarter or Fiscal Year and for the period from the beginning of the then current Fiscal Year to the end of such period to which such financial statements relate.

         "NET ASSET SALE PROCEEDS" means, with respect to any Asset Sale, an amount equal to: (i) Cash payments (including any Cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) received from such Asset Sale, minus (ii) any bona fide direct costs incurred in connection with such Asset Sale, including (a) income or gains taxes reasonably estimated to be actually payable as a result of any gain recognized in connection with such Asset Sale, (b) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) that is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale, (c) attorney's fees, accountants fees, investment banking fees and other customary costs, fees, expenses and commissions actually incurred in connection therewith, and (d) the amount of any reasonable reserve established in accordance with GAAP against any liabilities associated with the assets sold or disposed of; provided that the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of such liability) shall be deemed to be Net Sale Asset Proceeds occurring on the date of such reduction.

         "NET INSURANCE/CONDEMNATION PROCEEDS" means an amount equal to: (i) any Cash payments or proceeds received by Company or any of its Subsidiaries (a) under any casualty insurance policy in respect of a covered loss thereunder or
(b) as a result of the taking of any assets of Company or any of its Subsidiaries by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, minus (ii) (a) any actual and reasonable documented costs incurred by Company or any of its Subsidiaries in connection with the adjustment or settlement of any claims of Company or such Subsidiary in respect thereof, and (b) any bona fide direct costs incurred in connection with any sale of such assets as referred to in clause (i)(b) of this definition, including income taxes reasonably estimated to be actually payable as a result of any gain recognized in connection therewith.

         "NON-US LENDER" as defined in Section 2.18(c).

         "NOTE" means a promissory note in the form of Exhibit B, as it may be amended, supplemented or otherwise modified from time to time.

         "NOTICE" means a Funding Notice, an Issuance Notice, or a Conversion/Continuation Notice.

         "OBLIGATIONS" means, with respect to any Credit Party, obligations of such Credit Party, whether now existing or hereafter made, incurred or created, whether absolute or contingent, liquidated or unliquidated, whether due or not due, and however arising under or in connection herewith and any other Credit Document and any Hedge Agreement with a Lender Counterparty, including those arising under successive borrowing transactions hereunder which shall either continue the Obligations of such Credit Party from time to time or renew them after they have been satisfied and including interest which, but for the filing of a petition in bankruptcy with respect to such Credit Party, would have accrued on any Obligation, whether or not a claim is allowed against such Credit Party for such interest in the related bankruptcy proceeding.

         "OBLIGEE GUARANTOR" as defined in Section 7.7.

         "ORGANIZATIONAL DOCUMENTS" means (i) with respect to any corporation, its certificate or articles of incorporation, as amended, and its by-laws, as amended, (ii) with respect to any limited partnership, its certificate of limited partnership, as amended, and its partnership agreement, as amended,
(iii) with respect to any general partnership, its partnership agreement, as amended, and (iv) with respect to any limited liability company, its certificate of formation or articles of organization, as amended, and its operating agreement, as amended. In the event any term or condition of this Agreement or any other Credit Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such "Organizational Document" shall only be to a document of a type customarily certified by such governmental official.

         "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

         "PENSION PLAN" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.

         "PERMITTED ACQUISITION" means any acquisition, whether by purchase, merger or otherwise, of all or substantially all of the assets of, all of the equity Securities of, or a business line or a division of, any Person; provided:

         (i) immediately prior to, and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or would result therefrom;

         (ii) all transactions in connection therewith shall be consummated in accordance with all applicable laws and in conformity with all applicable Governmental Authorizations;

         (iii) all of the equity Securities (except for any such Securities in the nature of directors qualifying shares required pursuant to applicable law) acquired or otherwise issued by such Person or any newly formed Subsidiary of Company in connection with such acquisition shall be owned 100% by Company or a Subsidiary thereof, and Company shall have taken, or caused to be taken, as of the date such Person becomes a Subsidiary of Company, each of the actions set forth in Sections 5.9, as applicable;

         (iv) either (A) the consideration paid by Company or any of its Subsidiaries for such acquisition is less than $1,000,000, (B) the aggregate amount of all acquisitions occurring after the Closing Date , the individual Cash component of the purchase price of which is greater than $1,000,000 in each case, which are financed in whole or in part with Indebtedness (including all Indebtedness incurred, repaid or assumed in connection with all such acquisitions) and/or Cash on hand, shall not exceed (excluding the amount of equity Securities used in connection with such acquisitions) an amount equal to
(1) $75,000,000, in the case of acquisitions of any assets, business lines, divisions or entities which have generated positive Free Cash Flow for the trailing twelve-month period immediately preceding such acquisition or (2) $25,000,000, in the case of acquisitions of any assets, business lines, divisions or entities which have generated negative Free Cash Flow for the trailing twelve-month period prior to such acquisition, provided such limit specified in this clause (2) shall increase to $45,000,000 at such time as Borrower has Incremental Availability; provided further that, so long as no event shall have occurred and be continuing or would result from such acquisition that would result in a Default or Event of Default:

                  (I) the limit specified in the foregoing clause (1) shall be increased by an amount equal to (i)(x) the net cash proceeds received by Company from the issuance after the Closing Date of any Additional Equity Securities to the extent such proceeds are contributed as common equity to the Borrower and/or its Subsidiaries multiplied by (y) one-half less (ii) the amount of additional Capital Expenditures, if any, made pursuant to the final proviso in Section 6.6(d) or 6.7(e), as applicable;

                  (II) the $25,000,000 limit specified in the foregoing clause
         (2) shall be increased by an amount equal to (i)(x) the net cash proceeds received by Company from the issuance after the Closing Date of any Additional Equity Securities to the extent such proceeds are contributed as common equity to the Borrower and/or its Subsidiaries multiplied by (y) one-sixth less (ii) the amount of additional Capital Expenditures, if any, made pursuant to the final proviso in Section 6.6(d) or 6.7(e), as applicable; and

                  (III) the $45,000,000 limit specified in the foregoing clause
         (2) shall be increased by an amount equal to (i)(x) the net cash proceeds received by Company from the issuance after the Closing Date of any Additional Equity Securities to the extent such proceeds are contributed as common equity to the Borrower and/or its Subsidiaries multiplied by (y) 0.30 less (ii) the amount of additional Capital Expenditures, if any, made pursuant to the final proviso in Section 6.6(d) or 6.7(e), as applicable;

or (C) such acquisition is financed wholly with the issuance or sale of equity Securities of Company or any of its Subsidiaries;

         (v) all Persons, assets or divisions acquired shall be in the same business or lines of business engaged in by Company and/or its Subsidiaries on the Closing Date and similar or related businesses, or such other lines of business as may be consented to by Requisite Lenders;

         (vi) the principal operations of all Persons, assets or divisions acquired shall be located only in those 24 "Tier 1" geographic markets specified in Schedule 1.1 (or substitution "Tier 1" geographic markets reasonably acceptable to the Co-Lead Arrangers); provided that acquisitions outside such 24 "Tier 1" geographic markets shall be permitted if such principal operations, assets or divisions acquired are related to Company's core CLEC switched access business as conducted as of the Closing Date or similar or related businesses; and

         (vii) Company and its Subsidiaries shall be in compliance with, immediately before and after giving pro forma effect to any acquisition, Sections 6.6 or 6.7, as applicable, and Company shall have delivered to Administrative Agent a certificate in the form of a Compliance Certificate evidencing such compliance with such Sections.

         "PERMITTED EQUIPMENT FINANCING" means one or more purchase money, vendor or similar equipment financing facilities (i) in an aggregate principal amount not in excess of $50,000,000 outstanding at any time, (ii) pursuant to which Company or any of its Subsidiaries may be advanced funds principally to purchase or lease network equipment or services from the provider of such financing or its affiliates, (iii) which may be secured only by the assets being financed thereby and (iv) the form and substance of which are reasonably satisfactory to the Co-Lead Arrangers and Requisite Lenders.

         "PERMITTED LIENS" means each of the Liens permitted pursuant to Section 6.2.

         "PERSON" means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments (whether federal, state or local, domestic or foreign, and including political subdivisions thereof) and agencies or other administrative or regulatory bodies thereof.

         "PLAN OF CORRECTION" as defined in Section 4.20.

         "PLEDGE AND SECURITY AGREEMENT" means the Pledge and Security Agreement in the form of Exhibit I, as it may be amended, supplemented or otherwise modified from time to time.

         "PRE-OVERHEAD EBITDA" means, for any period, an amount determined for a Geographic Market equal to (i) the sum of the amounts for such period of (a) the net income of such market on a consolidated basis determined in accordance with GAAP, (b) total interest expense (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest) with respect to all outstanding Indebtedness of such market, including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Interest Rate Agreements, (c) provisions for franchise taxes and taxes of such market based on income for such market, (d) total depreciation expense of such market, (e) total amortization expense of such market, and (f) other non-cash items reducing the net income of such market (including management ownership allocation charge and non-cash deferred compensation), minus the sum of (ii) (a) any net extraordinary gains or net non-cash extraordinary losses of such Person for such market and (b) all other non-cash items increasing the net income of such market; all of the foregoing as calculated monthly, on a basis which excludes all amounts attributable to corporate overhead expense of Company or any of its Subsidiaries (other than the Subsidiary which operates in the subject Geographic Market to the extent such overhead is allocable to such Geographic Market), and in a manner consistent with the calculations made and delivered pursuant to Section 3.1(i) on the Closing Date (it being understood that all corporate overhead expense is allocated as of the Closing Date by Company to Allegiance Service Corporation, and such practice will continue in the same manner after the Closing Date).

         "PRIME RATE" means the rate that The Toronto-Dominion Bank, New York branch, announces from time to time as its prime lending rate, as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. TD or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

         "PRINCIPAL OFFICE" means the Administrative Agent's "Principal Office" as set forth on Appendix B, or such other office as such Person may from time to time designate in writing to Borrower, Administrative Agent and each Lender.

         "PROJECTIONS" as defined in Section 4.5.

         "PRO FORMA CONSOLIDATED DEBT SERVICE" means, as of any day of determination, the sum, without duplication, of (i) Consolidated Cash Interest Expense and (ii) all scheduled amortization (including any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment) in respect of Indebtedness; in each case payable by Company and its Subsidiaries during the next four consecutive Fiscal Quarters.

         "PRO FORMA DEBT SERVICE COVERAGE RATIO" means the ratio as of the last day of any Fiscal Quarter of (i) Annualized Consolidated EBITDA for any period then ended to (ii) Pro Forma Consolidated Debt Service for the next four-Fiscal Quarter period, in each case as set forth in the most recent Compliance Certificate delivered by Borrower to Administrative Agent pursuant to Section 5.1(d).

         "PRO RATA SHARE" means with respect to all payments, computations and other matters relating to the Commitment or Loans of any Lender, the percentage obtained by dividing (i) the Exposure of that Lender by (ii) the aggregate Exposure of all Lenders. The initial Pro Rata Share of each Lender party hereto on the Closing Date is as set forth on Appendix A.

         "REAL ESTATE ASSET" means, at any time of determination, any interest then owned by any Credit Party in any real property (including Leasehold Property).

         "RECORD DOCUMENT" means, with respect to any Leasehold Property, (i) the lease evidencing such Leasehold Property or a memorandum thereof, executed and acknowledged by the owner of the affected real property, as lessor, or (ii) if such Leasehold Property was acquired or subleased from the holder of a Recorded Leasehold Interest, the applicable assignment or sublease document, executed and acknowledged by such holder, in each case in form sufficient to give such constructive notice upon recordation and otherwise in form reasonably satisfactory to Administrative Agent.

         "RECORDED LEASEHOLD INTEREST" means a Leasehold Property with respect to which a Record Document has been recorded in all places necessary or desirable, in Administrative Agent's reasonable judgment, to give constructive notice of such Leasehold Property to third-party purchasers and encumbrancers of the affected real property.

         "REGISTER" as defined in Section 2.4(b).

         "REGULATION D" means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         "RELATED FUND" means, with respect to any Lender that is an investment fund, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

         "RELEASE" means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material), including the movement of any Hazardous Material through the air, soil, surface water or groundwater.

         "REPLACEMENT LENDER" as defined in Section 2.21.

         "REQUISITE LENDERS" means one or more Lenders having or holding Exposure representing more than 50% of the aggregate Exposure of all Lenders.

         "RESTRICTED JUNIOR PAYMENT" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Company now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of Company now or hereafter outstanding, (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Company now or hereafter outstanding, and (iv) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to any Subordinated Indebtedness or Indebtedness outstanding under the Existing Indentures; provided that the foregoing will not prohibit payments in respect of repurchases of stock from former directors, officers, employees, or from consultants, of Company in an aggregate amount not to exceed $2,500,000.

         "REVENUES" means, for any Fiscal Quarter, the gross revenues of Company and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP.

         "S&P" means Standard & Poor's Ratings Group, a division of The McGraw Hill Corporation.

         "SECURITIES" means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

         "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time, and any successor statute.

         "SENIOR LEVERAGE RATIO" means the ratio as of the last day of any Fiscal Quarter of (i) Senior Secured Debt as of such day to (ii) Annualized Consolidated EBITDA, in each case as set forth in the most recent Compliance Certificate delivered by Borrower to Administrative Agent pursuant to Section 5.1(d).

         "SENIOR SECURED DEBT" means an amount equal to the sum of Total Utilization of Commitments and the outstanding principal amount of all Permitted Equipment Financings, all secured trade payables and all Capital Leases of, in each case, Company and its Subsidiaries; provided that "SENIOR SECURED DEBT" does not include Dark Fiber Leases.

         "SOLVENT" means, with respect to any Person, that as of the date of determination both (i) (a) the then fair saleable value of the property of such Person is (1) greater than the total amount of liabilities (including contingent liabilities) of such Person and (2) not less than the amount that will be required to pay the probable liabilities on such Person's then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Person; (b) such Person's capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (c) such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due; and (ii) such Person is "solvent" within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

         "STAGE 1" shall mean the period from the Closing Date to June 30, 2001.

         "STAGE 2" shall mean the period from July 1, 2001 to the Maturity Date.

         "SUBORDINATED INDEBTEDNESS" means Indebtedness outstanding under the Existing Indentures and Indebtedness incurred by Company (i) which is unsecured,
(ii) which is structurally subordinated to the payment in full in cash of all Obligations, (iii) which shall not mature or amortize until at least six months beyond the Maturity Date, (iv) which does not require Cash interest payments to be made during Stage 1 (provided that Cash interest payable from funds escrowed for such purpose by Company shall be permitted) and (v) the provisions of the definitive documentation of which (A) shall not contain covenants more restrictive than those contained herein, (B) shall not provide for any mandatory prepayments or redemptions at any time where similar payments are not required hereunder and (C) shall otherwise be reasonably satisfactory to Administrative Agent.

         "SUBSIDIARY" means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, and which is also a "Restricted Subsidiary" as defined in the Existing Indentures; provided, in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a "qualifying share" of the former Person shall be deemed to be outstanding.

         "SUPPLEMENTAL COLLATERAL AGENT" as defined in Section 9.8(c).

         "SYNDICATION AGENT" as defined in the preamble hereto.

         "SYSTEMS" means any of the hardware, firmware or software systems associated with information processing and delivery, operations or services (e.g., security and alarms, elevators, communications, and HVAC) operated by, provided to or otherwise reasonably necessary to the business or operations of Company and its Subsidiaries.

         "TAX" means any present or future tax, levy, impost, duty, charge, fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed; provided, "Tax on the overall net income" of a Person shall be construed as a reference to a tax imposed by the jurisdiction in which that Person is organized or in which that Person's principal office (and/or, in the case of a Lender, its lending office) is located or in which that Person (and/or, in the case of a Lender, its lending office) is deemed to be doing business on all or part of the net income, profits or gains (whether worldwide, or only insofar as such income, profits or gains are considered to arise in or to relate to a particular jurisdiction, or otherwise) of that Person (and/or, in the case of a Lender, its lending office).

         "TD" means Toronto Dominion (Texas), Inc.

         "TDSI" means TD Securities (USA) Inc.

         "TERMINATED LENDER" as defined in Section 2.21.

         "TOTAL CAPITALIZATION" means the sum of (a) Consolidated Total Debt, and (b) paid-in-equity capital (including preferred stock but excluding additional equity issued as pay-in-kind dividends on issued and outstanding equity securities) and excluding any accumulated deficits resulting from operations.

         "TOTAL LEVERAGE RATIO" means the ratio as of the last day of any Fiscal Quarter of (a) Consolidated Total Debt to (b) Annualized Consolidated EBITDA; in each case as set forth in the most recent Compliance Certificate delivered by Company to Administrative Agent pursuant to Section 5.1(d).

         "TOTAL UTILIZATION OF COMMITMENTS" means, as at any date of determination, the sum of the aggregate principal amount of all outstanding Loans.

         "TRANSACTION COSTS" means the fees, costs and expenses payable by Borrower on or before the Closing Date in connection with the transactions contemplated by the Credit Documents.

         "TYPE OF LOAN" means a Base Rate Loan or a Eurodollar Rate Loan.

         "UCC" means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

         "YEAR 2000 ISSUES" means limitations in the capacity or readiness to handle date information for the Year 1999 or years beginning January 1, 2000 of any of the Systems.

         1.2. ACCOUNTING TERMS. Except as otherwise expressly provided herein, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by Borrower to Lenders pursuant to Section 5.1(a), 5.1(b) and 5.1(c) shall be prepared in accordance with GAAP as in effect at the time of such preparation (and delivered together with the reconciliation statements provided for in Section 5.1(e), if applicable). Subject to the foregoing, calculations in connection with the definitions, covenants and other provisions hereof shall utilize accounting principles and policies in conformity with those used to prepare the Historical Financial statements.

         1.3. INTERPRETATION, ETC. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. References herein to any Section, Appendix, Schedule or Exhibit shall be to a Section, an Appendix, a Schedule or an Exhibit, as the case may be, hereof unless otherwise specifically provided. The use herein of the word "include" or "including", when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.

SECTION 2.  LOANS

         2.1.  LOANS

         (a)      Loans.

                  (i) During the Commitment Period, subject to the terms and conditions hereof, each Lender agrees to make Loans to Borrower in the aggregate amount up to but not exceeding such Lender's Commitment; provided, after giving effect to the making of any Loans in no event shall the Total Utilization of Commitments exceed the lesser of the (A) Commitments then in effect and (B) Loan Availability. Amounts borrowed pursuant to this Section 2.1(a) may be repaid and reborrowed during the Commitment Period. Each Lender's Commitment shall expire on the Commitment Termination Date and all Loans and all other amounts owed hereunder with respect to the Loans and the Commitments shall be paid in full no later than such date.

                  (ii) Loans shall be made in a minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess thereof.

                  (iii) Whenever Borrower desires that Lenders make Loans, Borrower shall deliver to Administrative Agent a fully executed and delivered Funding Notice no later than 10:00 a.m. (New York City time) at least three Business Days in advance of the proposed Credit Date in the case of a Eurodollar Rate Loan, and at least one Business Day in advance of the proposed Credit Date in the case of a Loan that is a Base Rate Loan. Except as otherwise provided herein, a Funding Notice for a Loan that is a Eurodollar Rate Loan shall be irrevocable on and after the related Interest Rate Determination Date, and Borrower shall be bound to make a borrowing in accordance therewith.

                  (iv) Notice of receipt of each Funding Notice in respect of Loans, together with the amount of each Lender's Pro Rata Share thereof, if any, together with the applicable interest rate, shall be provided by Administrative Agent to each applicable Lender by telefacsimile with reasonable promptness, but not later than 2:00 p.m. (New York City time) on the same day as Administrative Agent's receipt of such Notice from Borrower.

                  (v) Each Lender shall make the amount of its Loan available to Administrative Agent not later than 12:00 Noon (New York City time) on the applicable Credit Date by wire transfer of same day funds in Dollars, at the Administrative Agent's Principal Office. Except as provided herein, upon satisfaction or waiver of the conditions precedent specified herein,

         Administrative Agent shall make the proceeds of such Loans available to Borrower on the applicable Credit Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Loans received by Administrative Agent from Lenders to be credited to the account of Borrower at the Administrative Agent's Principal Office or such other account as may be designated in writing to Administrative Agent by Borrower.

         2.2. PRO RATA SHARES; AVAILABILITY OF FUNDS. (a) All Loans shall be made by Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for any default by any other Lender in such other Lender's obligation to make a Loan requested hereunder nor shall the Commitment of any Lender be increased or decreased as a result of a default by any other Lender in such other Lender's obligation to make a Loan requested hereunder.

         (b) Unless Administrative Agent shall have been notified by any Lender prior to the applicable Credit Date that such Lender does not intend to make available to Administrative Agent the amount of such Lender's Loan requested on such Credit Date, Administrative Agent may assume that such Lender has made such amount available to Administrative Agent on such Credit Date and Administrative Agent may, in its sole discretion, but shall not be obligated to, make available to Borrower corresponding amount on such Credit Date. If such corresponding amount is not in fact made available to Administrative Agent by such Lender, Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Credit Date until the date such amount is paid to Administrative Agent, at the customary rate set by Administrative Agent for the correction of errors among banks for three Business Days and thereafter at the Base Rate. If such Lender does not pay such corresponding amount forthwith upon Administrative Agent's demand therefor, Administrative Agent shall promptly notify Borrower and Borrower shall immediately pay such corresponding amount to Administrative Agent together with interest thereon, for each day from such Credit Date until the date such amount is paid to Administrative Agent, at the rate payable hereunder for Base Rate Loans for such Type of Loans. Nothing in this Section 2.2(b) shall be deemed to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Borrower may have against any Lender as a result of any default by such Lender hereunder.

         2.3. USE OF PROCEEDS. The proceeds of the Loans shall be used by Borrower and its Subsidiaries to provide purchase money financing for the cost of design, development, acquisition, construction, installation, improvement, transportation or integration of equipment, inventory, and network assets. No portion of the proceeds of any Loan shall be used by Company or any of its Subsidiaries in any manner that might cause such Loan or the application of such proceeds to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation thereof or to violate the Exchange Act, in each case as in effect on the date or dates of such Loan and such use of proceeds.

         2.4. EVIDENCE OF DEBT; REGISTER; LENDERS' BOOKS AND RECORDS; NOTES. (a) Each Lender shall maintain on its internal records an account or accounts the Loans to Borrower by such Lender, including the amounts of the Loans made by it and each repayment and prepayment in respect thereof. Any such recordation shall be conclusive and binding on Borrower, absent manifest error; provided, failure to make any such recordation, or any error in such recordation, shall not affect any Lender's Commitments or Borrower's Obligations in respect of any applicable Loans; and provided further, in the event of any inconsistency between the Register and any Lender's records, the recordations in the Register shall govern.

         (b) Administrative Agent shall maintain at its Principal Office a register for the recordation of the names and addresses of Lenders and the Commitments and Loans of each Lender from time to time (the "REGISTER"). The Register shall be available for inspection by Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice. Administrative Agent shall record in the Register the Commitments and the Loans, and each repayment or prepayment in respect of the principal amount of the Loans, and any such recordation shall be conclusive and binding on Borrower and each Lender, absent manifest error; provided, failure to make any such recordation, or any error in such recordation, shall not affect any Lender's Commitments or Borrower's Obligations in respect of any Loan. Borrower hereby designates TD to serve as Borrower's agent solely for purposes of maintaining the Register as provided in this Section 2.4, and Borrower's hereby agrees that, to the extent TD serves in such capacity, TD and its officers, directors, employees, agents and affiliates shall constitute "Indemnitees".

         (c) If so requested by any Lender by written notice to Borrower (with a copy to Administrative Agent) at least two Business Days prior to the Closing Date, or at any time thereafter, Borrower shall execute and deliver to such Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Lender pursuant to Section 10.6) on the Closing Date (or, if such notice is delivered after the Closing Date, promptly after Borrower's receipt of such notice) a Note or Notes to evidence such Lender's Loans.

         2.5. INTEREST PAYMENTS. (a) Except as otherwise set forth herein, each Loan shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) as follows:

                           (i) if a Base Rate Loan, at the Base Rate plus the Applicable Margin; or

                           (ii) if a Eurodollar Rate Loan, at the Adjusted Eurodollar Rate plus the Applicable Margin.

         (b) The basis for determining the rate of interest with respect to any Loan and the Interest Period with respect to any Eurodollar Rate Loan, shall be selected by Borrower and notified to Administrative Agent and Lenders pursuant to the applicable Funding Notice or Conversion/Continuation Notice, as the case may be; provided, no Eurodollar Rate Loan with an Interest Period in excess of one month shall be available until the date that Syndication Agent notifies Borrower that the primary syndication of the Loans and Commitments has been completed, as determined by Syndication Agent, which date shall not in any event be more than 90 days after the

Closing Date. If on any day a Loan is outstanding with respect to which a Funding Notice or Conversion/Continuation Notice has not been delivered to Administrative Agent in accordance with the terms hereof specifying the applicable basis for determining the rate of interest, then for that day such Loan shall be a Base Rate Loan.

         (c) In connection with Eurodollar Rate Loans there shall be no more than eight (8) Interest Periods outstanding at any time. In the event Borrower fails to specify an Interest Period for any Eurodollar Rate Loan in the applicable Funding Notice or Conversion/Continuation Notice, Borrower shall be deemed to have selected an Interest Period of one month. A soon as practicable after 10:00 A.M. (New York City time) on each Interest Rate Determination Date, Administrative Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the Eurodollar Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Borrower and each Lender.

         (d) Interest payable pursuant to Section 2.5(a) shall be computed (i) in the case of Base Rate Loans on the basis of a 365-day or 366-day year, as the case may be, and (ii) in the case of Eurodollar Rate Loans, on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted from a Eurodollar Rate Loan, the date of conversion of such Eurodollar Rate Loan to such Base Rate Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a Eurodollar Rate Loan, the date of conversion of such Base Rate Loan to such Eurodollar Rate Loan, as the case may be, shall be excluded; provided, if a Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Loan.

         (e) Except as otherwise set forth herein, interest on each Loan shall be payable in arrears on and to (i) each Interest Payment Date applicable to that Loan; (ii) any prepayment of that Loan, whether voluntary or mandatory, to the extent accrued on the amount being prepaid; and (iii) at maturity, including final maturity.

         2.6. CONVERSION/CONTINUATION. (a) So long as no Default or Event of Default shall have occurred and then be continuing, Borrower shall have the option:

                  (i) to convert at any time all or any part of any Loan equal to $5,000,000 and integral multiples of $1,000,000 in excess of that amount from one Type of Loan to another Type of Loan; provided, a Eurodollar Rate Loan may only be converted into a Base Rate Loan on the expiration of the Interest Period applicable to such Eurodollar Rate Loan if Borrower shall pay all amounts due under Section 2.16 in connection with any such conversion; or

                  (ii) upon the expiration of any Interest Period applicable to any Eurodollar Rate Loan, to continue all or any portion of such Loan equal to $5,000,000 and integral multiples of $1,000,000 in excess of that amount as a Eurodollar Rate Loan.

         (b) The Borrower shall deliver a Conversion/Continuation Notice to Administrative Agent no later than 10:00 A.M. (New York City time) at least one Business Day in advance of the proposed conversion date (in the case of a conversion to a Base Rate Loan) and at least three Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan). Except as otherwise provided herein, a Conversion/Continuation Notice for conversion to, or continuation of, any Eurodollar Rate Loans (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Borrower shall be bound to effect a conversion or continuation in accordance therewith.

         2.7. DEFAULT INTEREST. Upon the occurrence and during the continuance of an Event of Default of the type specified in Section 8.1(a), the principal amount of all Loans, and, to the extent permitted by applicable law, any interest payments on the Loans or any fees or other amounts owed hereunder not paid when due, in each case whether at stated maturity, by notice of prepayment, by acceleration or otherwise, shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable on demand at a rate that is 2% per annum in excess of the interest rate otherwise payable hereunder with respect to the applicable Loans (or, in the case of any such fees and other amounts, at a rate which is 2% per annum in excess of the interest rate otherwise payable hereunder for Base Rate Loans); provided, in the case of Eurodollar Rate Loans, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective such Eurodollar Rate Loans shall thereupon become Base Rate Loans and shall thereafter bear interest payable upon demand at a rate which is 2% per annum in excess of the interest rate otherwise payable hereunder for Base Rate Loans. Payment or acceptance of the increased rates of interest provided for in this Section 2.7 is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Administrative Agent or any Lender.

         2.8. FEES. (a) Borrower agrees to pay to Lenders through Administrative Agent a commitment fee equal to the average daily unused Commitment of such Lender during the preceding quarter (or other period commencing with the date upon which such Lender's Commitment was accepted) multiplied by the Applicable Commitment Fee Percentage. All fees referred to in this Section 2.8(a) shall be paid to Administrative Agent at its Principal Office and upon receipt, Administrative Agent shall promptly distribute to each Lender its Pro Rata Share thereof.

         (b) All fees referred to in Section 2.8(a) shall be calculated on the basis of a 360-day year and the actual number of days elapsed and shall be payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year during the Commitment Period, commencing on the first such date to occur after the Closing Date, and on the Commitment Termination Date.

         (c) In addition to the foregoing fees, Borrower agrees to pay to Agents such other fees in the amounts and at the times separately agreed upon by Borrower and such Agents thereby.

         2.9.  SCHEDULED PAYMENTS/REDUCTIONS.

         (a) The total initial Commitments hereunder shall be permanently reduced in the aggregate annual percentages set forth below in consecutive quarterly installments (each, a "REDUCTION") on March 15, June 15, September 15 and December 15 of each year (each, a "REDUCTION DATE") occurring in each of the Fiscal Years set forth below, commencing 2003, with 25% of each annual amount being applied in reducing the Commitments in consecutive quarterly installments (each, an "INSTALLMENT") on the last day of each Fiscal Quarter (each, an "INSTALLMENT DATE"):


================================================================================
Fiscal Year                 Commitment Reductions
--------------------------------------------------------------------------------
2003                                 20%
--------------------------------------------------------------------------------
2004                                 30%
--------------------------------------------------------------------------------
2005                                 50%
================================================================================


Notwithstanding the foregoing, such Reductions shall be reduced in connection with any voluntary or mandatory reductions of the Commitments in accordance with Sections 2.10 and 2.11.

         2.10.  VOLUNTARY PREPAYMENTS/REDUCTIONS.

         (a)      Prepayments.

                  (i) Any time and from time to time Borrower may prepay any Loans on any Business Day in whole or in part without premium (but subject to Section 2.16) in any aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount.

                  (ii) All such prepayments shall be made:

                           (1) upon not less than one Business Day's prior
                  written or telephonic notice, in the case of Base Rate Loans and

                           (2) upon not less than three Business Days' prior
                  written or telephonic notice, in the case of Eurodollar Rate Loans.

         in each case given to Administrative Agent by 12:00 noon (New York City time) on the date required and, if given by telephone, promptly confirmed in writing to Administrative Agent (and Administrative Agent will promptly transmit such telephonic or original notice by telefacsimile or telephone to each Lender). Upon the giving of any such notice, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein. Any such prepayment made pursuant to this Section 2.10(a) shall not reduce the Commitments unless Borrower has so requested in accordance with Section 2.10(b).

         (b)      Reductions.

                  (i) Borrower may, upon not less than three Business Days' prior written or telephonic notice confirmed in writing to Administrative Agent (which original written or telephonic notice Administrative Agent will promptly transmit by telefacsimile or telephone to each applicable Lender), at any time and from time to time terminate in whole or permanently reduce in part, without premium or penalty, the Commitments in an amount up to the amount by which the Commitments exceed the Total Utilization of Commitments at the time of such proposed termination or reduction plus the amount that Total Utilization of Commitments is prepaid pursuant to clause (a) above; provided, any such partial reduction of the Commitments shall be in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount.

                  (ii) Borrower's notice to Administrative Agent shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the Commitments shall be effective on the date specified in Borrower's notice and shall reduce the Commitment of each Lender proportionately to its Pro Rata Share thereof.

         2.11. MANDATORY PREPAYMENTS/REDUCTIONS. (a) No later than the third Business Day following the date of receipt by Company or any of its Subsidiaries of any Net Asset Sale Proceeds, Borrower shall prepay the Loans and the Commitments shall be permanently reduced in an aggregate amount equal to such Net Asset Sale Proceeds; provided, so long as no Default or Event of Default shall have occurred and be continuing, Company shall have the option, directly or through one or more of its Subsidiaries, to invest such Net Asset Sale Proceeds within two hundred seventy (270) days of receipt thereof in long term productive assets of the general type used in the business of Company and its Subsidiaries; provided further, pending any such investment all such Net Asset Sale Proceeds shall be applied to prepay outstanding Loans (without a reduction in Commitments).

         (b) No later than the third Business Day following the date of receipt by Company or any of its Subsidiaries, or Administrative Agent as loss payee, of any Net Insurance/Condemnation Proceeds, Borrower shall prepay the Loans and the Commitments shall be permanently reduced in an aggregate amount equal to such Net Insurance/Condemnation Proceeds; provided, so long as no Default or Event of Default shall have occurred and be continuing, Company shall have the option, directly or through one or more of its Subsidiaries to invest such Net Insurance/Condemnation Proceeds within two hundred seventy (270) days of receipt thereof in long term productive assets of the general type used in the business of Company and its Subsidiaries, which investment may include the repair, restoration or replacement of the applicable assets of Company or its Subsidiaries;

provided, further, pending any such investment all such Net
Insurance/Condemnation Proceeds, as the case may be, shall be applied to prepay outstanding Loans (without a reduction in Commitments).

         (c) In the event that there shall be Consolidated Excess Cash Flow for any Fiscal Year (commencing with Fiscal Year 2003), Borrower shall, no later than ninety (90) days after the end of such Fiscal Year, prepay the Loans and the Commitments shall be permanently reduced in an aggregate amount equal to 75% of such Consolidated Excess Cash Flow.

         (d) Borrower shall from time to time prepay the Loans to the extent necessary so that the Total Utilization of Commitments shall not at any time exceed the lesser of the (i) Commitments then in effect and (ii) Loan Availability.

         (e) If at any time after the Initial Certified Conditions have been previously satisfied but are no longer satisfied, Loan Availability shall be immediately reduced to zero and all outstanding Loans shall be immediately repaid, and if at any time after the Incremental Certified Conditions have been previously satisfied but are no longer satisfied, outstanding Loans shall be immediately repaid to the extent necessary such that Total Utilization of Commitments shall not exceed Loan Availability.

         (f) On the date of receipt by Company or any of its Subsidiaries of any Cash proceeds from the incurrence of Subordinated Indebtedness (other than with respect to any such Indebtedness permitted to be incurred pursuant to Section 6.1(c)(i)), the Commitments shall be permanently reduced in an aggregate amount equal to 100% of such proceeds, net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses.

         (g) Concurrently with any prepayment of the Loans and/or reduction of the Commitments pursuant to Sections 2.11(a) through 2.11(f), Borrower shall deliver to Administrative Agent a certificate of an Authorized Officer demonstrating the calculation of the amount of the applicable net proceeds or Consolidated Excess Cash Flow, as the case may be. In the event that Borrower shall subsequently determine that the actual amount received exceeded the amount set forth in such certificate, Borrower shall promptly make an additional prepayment of the Loans and/or the Commitments shall be permanently reduced) in an amount equal to such excess, and Borrower shall concurrently therewith deliver to Administrative Agent a certificate of an Authorized Officer demonstrating the derivation such excess.

         2.12. APPLICATION OF PREPAYMENTS/REDUCTIONS. Any prepayment of Loans shall be applied first to Base Rate Loans to the full extent thereof before application to Eurodollar Rate Loans, in each case in a manner which minimizes the amount of any payments required to be made by Borrower pursuant to Section 2.16(c).

         2.13. ALLOCATION OF CERTAIN PAYMENTS AND PROCEEDS. If an Event of Default shall have occurred and not otherwise be waived, and the maturity of the Obligations shall have been accelerated pursuant to Section 8.1, all payments or proceeds received by Agents hereunder in respect of any of the Obligations, shall be applied by Agents in the following order:

                  first, amounts due to the Agents pursuant to Section 10.2;

                  second, amounts due to Lenders, if any, pursuant to Sections 2.16, 2.17 or 2.18, to be applied for the ratable benefit of Lenders without distinction or preference as among them;

                  third, amounts due to Lenders pursuant to Sections 2.8 and 10.2, to be applied for the ratable benefit of Lenders without distinction or preference as among them;

                  fourth, amounts due to Agents pursuant to Section 2.8, to be applied in accordance therewith;

                  fifth, payments of interest on Loans, without distinction or preference as among them;

                  sixth, payments of principal on Loans, and all Obligations then payable to any Lender Counterparty pursuant to a Hedge Agreement permitted hereby, to be applied for the ratable benefit of Lenders and such Lender Counterparties, without distinction or preference as among them;

                  seventh, amounts due to Indemnitees pursuant to Section 10.3, to be applied for the ratable benefit thereof;

                  eighth, payments of all other Obligations due under any of the Credit Documents, if any, to be applied for the ratable benefit of Lenders and Agents; and

                  ninth, any surplus remaining after application as provided for herein, to Borrower or as otherwise may be required by applicable law.

         2.14. GENERAL PROVISIONS REGARDING PAYMENTS. (a) All payments by Borrower of principal, interest, fees and other Obligations shall be made in Dollars in same day funds, without defense, setoff or counterclaim, free of any restriction or condition, and delivered to Administrative Agent not later than 12:00 Noon (New York City time) on the date due at the Administrative Agent's Principal Office for the account of Lenders; funds received by Administrative Agent after that time on such due date shall be deemed to have been paid by Borrower on the next succeeding Business Day.

         (b) All payments in respect of the principal amount of any Loan shall include payment of accrued interest on the principal amount being repaid or prepaid, and all such payments (and, in any event, any payments in respect of any Loan on a date when interest is due and payable with respect to such Loan) shall be applied to the payment of interest before application to principal.

         (c) Administrative Agent shall promptly distribute to each Lender at such address as such Lender shall indicate in writing, such Lender's applicable Pro Rata Share of all payments and prepayments of principal and interest due hereunder, together with all other amounts due thereto, including, without limitation, all fees payable with respect thereto, to the extent received by Administrative Agent.

         (d) Notwithstanding the foregoing provisions hereof, if any Conversion/Continuation Notice is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of any Eurodollar Rate Loans, Administrative Agent shall give effect thereto in apportioning payments received thereafter.

         (e) Subject to the provisos set forth in the definition of "INTEREST PERIOD", whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or of the Commitment fees hereunder, as the case may be.

         (f) Borrower hereby authorizes Administrative Agent to charge Borrower's or Company's accounts with Administrative Agent in order to cause timely payment to be made to Administrative Agent of all principal, interest, fees and expenses due hereunder (subject to sufficient funds being available in its accounts for that purpose).

         (g) Administrative Agent shall deem any payment by or on behalf of Borrower hereunder that is not made in same day funds prior to 12:00 noon (New York City time) on or before the due date to be a non-conforming payment. Any such payment shall not be deemed to have been received by Administrative Agent until the later of (i) the time such funds become available funds, and (ii) the applicable next Business Day. Administrative Agent shall give prompt telephonic notice to Borrower and each applicable Lender (confirmed in writing) if any payment is non-conforming. Any non-conforming payment may constitute or become a Default or Event of Default in accordance with the terms of Section 8.1(a). Interest shall continue to accrue on any principal as to which a non-conforming payment is made until such funds become available funds (but in no event less than the period from the date of such payment to the next succeeding applicable Business Day) at the rate determined pursuant to Section 2.7 from the date such amount was due and payable until the date such amount is paid in full.

         2.15. RATABLE SHARING. Lenders hereby agree among themselves that if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Loans made and applied in accordance with the terms hereof), by realization upon security, through the exercise of any right of set-off or banker's lien, by counterclaim or cross action or by the enforcement of any right under the Credit Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, fees and other amounts then due and owing to such Lender hereunder or under the other Credit Documents (collectively, the "AGGREGATE AMOUNTS DUE" to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (a) notify Administrative Agent and each other Lender of the receipt of such payment and (b) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided, if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of Borrower or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. Borrower expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker's lien, set-off or counterclaim with respect to any and all monies owing by Borrower to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.

         2.16. MAKING OR MAINTAINING EURODOLLAR RATE LOANS. (a) In the event that Administrative Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any Eurodollar Rate Loans, that by reason of circumstances affecting the London interbank market adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of Adjusted Eurodollar Rate, Administrative Agent shall on such date give notice (by telefacsimile or by telephone confirmed in writing) to Borrower and each Lender of such determination, whereupon (i) no Loans may be made as, or converted to, Eurodollar Rate Loans until such time as Administrative Agent notifies Borrower and Lenders that the circumstances giving rise to such notice no longer exist, and (ii) any Funding Notice or Conversion/Continuation Notice given by Borrower with respect to the Loans in respect of which such determination was made shall be deemed to be rescinded by Borrower.

         (b) In the event that on any date any Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after consultation with Borrower and Administrative Agent) that the making, maintaining or continuation of its Eurodollar Rate Loans (i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful), or (ii) has become impracticable, as a result of contingencies occurring after the date hereof which materially and adversely affect the London interbank market or the position of such Lender in that market, then, and in any such event, such Lender shall be an "AFFECTED LENDER" and it shall on that day give notice (by telefacsimile or by telephone confirmed in writing) to Borrower and Administrative Agent of such determination (which notice Administrative Agent shall promptly transmit to each other Lender). Thereafter (1) the obligation of the Affected Lender to make Loans as, or to convert Loans to, Eurodollar Rate Loans shall be suspended until such notice shall be withdrawn by the Affected

Lender, (2) to the extent such determination by the Affected Lender relates to a Eurodollar Rate Loan then being requested by Borrower pursuant to a Funding Notice or a Conversion/Continuation Notice, the Affected Lender shall make such Loan as (or convert such Loan to, as the case may be) a Base Rate Loan, (3) the Affected Lender's obligation to maintain its outstanding Eurodollar Rate Loans (the "AFFECTED LOANS") shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (4) the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a Eurodollar Rate Loan then being requested by Borrower pursuant to a Funding Notice or a Conversion/Continuation Notice, Borrower shall have the option, subject to the provisions of Section 2.17(c), to rescind such Funding Notice or Conversion/Continuation Notice as to all Lenders by giving notice (by telefacsimile or by telephone confirmed in writing) to Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission Administrative Agent shall promptly transmit to each other Lender). Except as provided in the immediately preceding sentence, nothing in this Section 2.16(b) shall affect the obligation of any Lender other than an Affected Lender to make or maintain Loans as, or to convert Loans to, Eurodollar Rate Loans in accordance with the terms hereof.

         (c) Borrower shall compensate each Lender, upon written request by such Lender (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including any interest paid by such Lender to lenders of funds borrowed by it to make or carry its Eurodollar Rate Loans and any loss, expense or liability sustained by such Lender in connection with the liquidation or re-employment of such funds but excluding loss of anticipated profits) which such Lender may sustain: (i) if for any reason (other than a default by such Lender) a borrowing of any Eurodollar Rate Loan does not occur on a date specified therefor in a Funding Notice or a telephonic request for borrowing, or a conversion to or continuation of any Eurodollar Rate Loan does not occur on a date specified therefor in a Conversion/Continuation Notice or a telephonic request for conversion or continuation; (ii) if any prepayment or other principal payment or any conversion of any of its Eurodollar Rate Loans occurs on a date prior to the last day of an Interest Period applicable to that Loan; (iii) if any prepayment of any of its Eurodollar Rate Loans is not made on any date specified in a notice of prepayment given by Borrower; or (iv) as a consequence of any other default by Borrower in the repayment of its Eurodollar Rate Loans when required by the terms hereof.

         (d) Any Lender may make, carry or transfer Eurodollar Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of such Lender.

         (e) Calculation of all amounts payable to a Lender under this Section
2.16 and under Section 2.17 shall be made as though such Lender had actually funded each of its relevant Eurodollar Rate Loans through the purchase of a Eurodollar deposit bearing interest at the rate obtained pursuant to clause (i) of the definition of Adjusted Eurodollar Rate in an amount equal to the amount of such Eurodollar Rate Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore office of such Lender to a domestic office of such Lender in the United States ; provided, each Lender may fund each of its Eurodollar Rate Loans in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this Section 2.16 and under Section 2.17.

         2.17. INCREASED COSTS; CAPITAL ADEQUACY. (a) Subject to the provisions of Section 2.18 (which shall be controlling with respect to the matters covered thereby), in the event that any Lender shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the date hereof, or compliance by such Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law): (i) subjects such Lender (or its applicable lending office) to any additional Tax (other than any Tax on the overall net income of such Lender) with respect to this Agreement or any of its obligations hereunder or any payments to such Lender (or its applicable lending office) of principal, interest, fees or any other amount payable hereunder; (ii) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to Eurodollar Rate Loans that are reflected in the definition of Adjusted Eurodollar Rate); or (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or its obligations hereunder or the London interbank market; and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto; then, in any such case, Borrower shall pay to such Lender within 10 days upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder; provided that Borrower shall not be obligated to reimburse any Lender for such increase or reduction for any period 180 days prior to such Lender providing notice if such Lender was aware of the circumstances that existed which would cause such increase or reduction during such 180 day period. Such Lender shall deliver to Borrower (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this Section 2.17(a), which statement shall be conclusive and binding upon all parties hereto absent manifest error.

         (b) In the event that any Lender shall have determined that the adoption, effectiveness, phase-in or applicability after the date hereof of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its applicable lending office) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender's Loans or Commitments or other obligations hereunder with respect to the Loans to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within 10 days after receipt by Borrower from such Lender of the statement referred to in the next sentence, Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after-tax basis for such reduction; provided that Borrower shall not be obligated to reimburse any Lender for such increase or reduction for any period 180 days prior to such Lender providing notice if such Lender was aware of the circumstances that existed which would cause such increase or reduction during such 180 day period. Such Lender shall deliver to Borrower (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis of the calculation of such additional amounts, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

         2.18. TAXES; WITHHOLDING, ETC. (a) All sums payable by any Credit Party hereunder and the other Credit Documents shall (except to the extent required by law) be paid free and clear of, and without any deduction or withholding on account of, any Tax (other than a Tax on the overall net income of any Lender) imposed, levied, collected, withheld or assessed by or within the United States or any political subdivision in or of the United States or any other jurisdiction from or to which a payment is made by or on behalf of any Credit Party or by any federation or organization of which the United States or any such jurisdiction is a member at the time of payment.

         (b) If any Credit Party or any other Person is required by law to make any deduction or withholding on account of any such Tax from any sum paid or payable by any Credit Party to Administrative Agent or any Lender under any of the Credit Documents: (i) Borrower shall notify Administrative Agent of any such requirement or any change in any such requirement as soon as Borrower becomes aware of it; (ii) Borrower shall pay any such Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on any Credit Party) for its own account or (if that liability is imposed on Administrative Agent or such Lender, as the case may be) on behalf of and in the name of Administrative Agent or such Lender; (iii) the sum payable by such Credit Party in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, Administrative Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and (iv) within thirty (30) days after paying any sum from which it is required by law to make any deduction or withholding, and within thirty (30) days after the due date of payment of any Tax which it is required by clause (ii) above to pay, Borrower shall deliver to Administrative Agent evidence satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority; provided, no such additional amount shall be required to be paid to any Lender under clause (iii) above except to the extent that any change after the date hereof (in the case of each Lender listed on the signature pages hereof on the Closing Date) or after the effective date of the Assignment Agreement pursuant to which such Lender became a Lender (in the case of each other Lender) in any such requirement for a deduction, withholding or payment as is mentioned therein shall result in an increase in the rate of such deduction, withholding or payment from that in effect at the date hereof or at the date of such Assignment Agreement, as the case may be, in respect of payments to such Lender.

         (c) Each Lender that is organized under the laws of any jurisdiction other than the United States or any state or other political subdivision thereof (a "NON-US LENDER") shall deliver to Administrative Agent for transmission to Borrower, on or prior to the Closing Date (in the case of each Lender listed on the signature pages hereof on the Closing Date) or on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of Borrower or Administrative Agent (each in the reasonable exercise of its discretion), (i) two original copies of Internal Revenue Service Form 1001 or 4224 (or any successor forms, including Form W-8BEN or W-8ECI), properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Credit Documents, or (ii) if such Lender is not a "bank" or other Person described in Section 881(c)(3) of the Internal Revenue Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (i) above, a Certificate re Non-Bank Status together with two original copies of Internal Revenue Service Form W-8 (or any successor form), properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of interest payable under any of the Credit Documents. Each Lender required to deliver any forms, certificates or other evidence with respect to United States federal income tax withholding matters pursuant to this Section 2.18(c) hereby agrees, from time to time after the initial delivery by such Lender of such forms, certificates or other evidence, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, that such Lender shall promptly deliver to Administrative Agent for transmission to Borrower two new original copies of Internal Revenue Service Form 1001 or 4224, or a Certificate re Non-Bank Status and two original copies of Internal Revenue Service Form W-8, as the case may be, properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required in order to confirm or establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to payments to such Lender under the Credit Documents, or notify Administrative Agent and Borrower of its inability to deliver any such forms, certificates or other evidence. Borrower shall not be required to pay any additional amount under Section 2.18(b)(iii) if such Lender shall have failed (1) to deliver the forms, certificates or other evidence referred to in the second sentence of this Section 2.18(c), or to notify Administrative Agent and Borrower of its inability to deliver any such forms, certificates or other evidence, as the case may be; provided, if such Lender shall have satisfied the requirements of the first sentence of this
Section 2.18(c) on the Closing Date or on the date of the Assignment Agreement pursuant to which it became a Lender, as applicable, nothing in this last sentence of Section 2.18(c) shall relieve Borrower of its obligation to pay any additional amounts pursuant to Section 2.18(a) in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described herein.

         (d) If any Tax is refunded to Administrative Agent, it will pay such refund to Borrower to the extent Administrative Agent determines in its sole discretion that such refund is attributable to any Tax paid by Borrower and to the extent Borrower has previously indemnified the Administrative Agent therefor pursuant to this Section 2.18, net of expenses and without interest except any interest (net of taxes) included in such refund. Borrower shall return such refund (together with any taxes, penalties or other charges) in the event any Agent or any Lender is required to repay such refund. Notwithstanding the foregoing, nothing in this Section 2.18 shall be construed to (i) entitle Borrower or any other Persons to (A) any information determined by any Agent or Lender, in each case, in its sole discretion, to be confidential or proprietary information of such Agent or Lender, (B) any tax or financial information of such Agent or Lender, or (C) inspect or review any books and records of any Agent or Lender, or (ii) interfere with the rights of any Agent or Lender to conduct its fiscal or tax affairs in such matter as it deems fit. A certificate as to the amount of such payment or liability delivered to Borrower by Administrative Agent on its own behalf or on behalf of any Lender or Agent shall be conclusive absent manifest error.

         2.19. OBLIGATION TO MITIGATE. Each Lender agrees that, as promptly as practicable after the officer of such Lender responsible for administering its Loans becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender to receive payments under Section 2.16, 2.17 or 2.18, it will, to the extent not inconsistent with the internal policies of such Lender and any applicable legal or regulatory restrictions, use reasonable efforts (a) to make, issue, fund or maintain its Commitment or Loans, including any Affected Loans, through another office of such Lender, or (b) take such other measures as such Lender may deem reasonable, if as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender pursuant to Section 2.16, 2.17 or 2.18 would be materially reduced and if, as determined by such Lender in its sole discretion, the making, issuing, funding or maintaining of such Commitments or Loans through such other office or in accordance with such other measures, as the case may be, would not otherwise adversely affect such Commitments or Loans or the interests of such Lender; provided, such Lender will not be obligated to utilize such other office pursuant to this Section 2.19 unless Borrower agrees to pay all incremental expenses incurred by such Lender as a result of utilizing such other office as described in clause (i) above. A certificate as to the amount of any such expenses payable by Borrower pursuant to this Section
2.19 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender to Borrower (with a copy to Administrative Agent) shall be conclusive absent manifest error.

         2.20. DEFAULTING LENDERS. Anything contained herein to the contrary notwithstanding, in the event that any Lender defaults (a "DEFAULTING LENDER") in its obligation to fund (a "FUNDING DEFAULT") any Loan (a "DEFAULTED LOAN"), then (a) during such period when such default is continuing with respect to such Defaulting Lender (the "DEFAULT PERIOD"), such Defaulting Lender shall be deemed not to be a "Lender" for purposes of voting on any matters (including the granting of any consents or waivers) with respect to any of the Credit Documents; (b) to the extent permitted by applicable law, until such time as such unfunded amount with respect to such Defaulting Lender shall have been reduced to zero, (i) any voluntary prepayment of the Loans shall, if Borrower so directs at the time of making such voluntary prepayment, be applied to the Loans of other Lenders as if such Defaulting Lender had no Loans outstanding and the Credit Exposure of such Defaulting Lender were zero, and (ii) any mandatory prepayment of the Loans shall, if Borrower so directs at the time of making such mandatory prepayment, be applied to the Loans of other Lenders (but not to the Loans of such Defaulting Lender) as if such Defaulting Lender had funded all Defaulted Loans of such Defaulting Lender, it being understood and agreed that Borrower shall be entitled to retain any portion of any mandatory prepayment of the Loans that is not paid to such Defaulting Lender solely as a result of the operation of the provisions of this clause (b); (c) such Defaulting Lender's Commitment and outstanding Loans shall be excluded for purposes of calculating the commitment fee payable to Lenders in respect of any day during any Default Period with respect to such Defaulting Lender, and such Defaulting Lender shall not be entitled to receive any commitment fee pursuant to Section 2.8 with respect to such Defaulting Lender's Commitment in respect of any Default Period with respect to such Defaulting Lender; and (d) the Total Utilization of Commitments as at any date of determination shall be calculated as if such Defaulting Lender had funded all Defaulted Loans of such Defaulting Lender. No Commitment of any Lender shall be increased or otherwise affected, and, except as otherwise expressly provided in this Section 2.20, performance by Borrower of its obligations hereunder and the other Credit Documents shall not be excused or otherwise modified as a result of any Funding Default or the operation of this
Section 2.20. The rights and remedies against a Defaulting Lender under this
Section 2.20 are in addition to other rights and remedies which Borrower may have against such Defaulting Lender with respect to any Funding Default and which Administrative Agent or any Lender may have against such Defaulting Lender with respect to any Funding Default.

         2.21. REMOVAL OR REPLACEMENT OF A LENDER. Anything contained herein to the contrary notwithstanding, in the event that: (a) any Lender (an "INCREASED-COST LENDER") shall give notice to Borrower that such Lender is an Affected Lender or that such Lender is entitled to receive payments under
Section 2.16, 2.17 or 2.18, the circumstances which have caused such Lender to be an Affected Lender or which entitle such Lender to receive such payments shall remain in effect, and such Lender shall fail to withdraw such notice within five Business Days after Borrower's request for such withdrawal; or (b) any Lender shall become a Defaulting Lender, the Default Period for such Defaulting Lender shall remain in effect, and such Defaulting Lender shall fail to cure the default as a result of which it has become a Defaulting Lender within five Business Days after Borrower's request that it cure such default; or (c) in connection with any proposed amendment, modification, termination, waiver or consent with respect to any of the provisions hereof as contemplated by Section 10.5(b), the consent of Requisite Lenders shall have been obtained but the consent of one or more of such other Lenders (each a "NON-CONSENTING LENDER") whose consent is required shall not have been obtained, and the failure to obtain Non-Consenting Lenders' consents does not result solely from the exercise of Non-Consenting Lenders' rights (and the withholding of any required consents by Non-Consenting Lenders) pursuant to the proviso to Section 10.5(c)(i); then, with respect to each such Increased-Cost Lender, Defaulting Lender or Non-Consenting Lender (the "TERMINATED LENDER"), Borrower may, by giving written notice to Administrative Agent and any Terminated Lender of its election to do so, elect to:

                  (A) cause such Terminated Lender (and such Terminated Lender hereby irrevocably agrees) to assign its outstanding Loans and its Commitments, if any, in full to one or more Eligible Assignees (each a "REPLACEMENT LENDER") in accordance with the provisions of Section 10.6 and Terminated Lender shall pay any fees payable thereunder in connection with such assignment; provided, (1) on the date of such assignment, Borrower shall pay any amounts payable to such Terminated Lender pursuant to Section 2.16(c), 2.17 or 2.18 or otherwise as if it were a prepayment, and shall pay the assignment fee specified in
         Section 10.6(d) and (2) in the event such Terminated Lender is a Non-Consenting Lender, each Replacement Lender shall consent, at the time of such assignment, to each matter in respect of which such Terminated Lender was a Non-Consenting Lender; provided, Borrower may not make such election with respect to any Non-Consenting Lender unless Borrower also makes such election with respect to each other Terminated Lender which is a Non-Consenting Lender; and upon the prepayment of all amounts due and owing to any Terminated Lender pursuant to Section 2.16(c), 2.17 and 2.18 and the assignment of such Terminated Lender's Commitments, if any, and such Terminated Lender shall no longer constitute a "Lender" for purposes hereof; provided, any rights of such Terminated Lender to indemnification hereunder shall survive as to such Terminated Lender; or

                  (B) (1) terminate the Commitment of such Terminated Lender upon receipt by such Terminated Lender of such notice and (2) prepay on the date of such termination any outstanding Loans, if any, made by such Terminated Lender, together with accrued and unpaid interest thereon and any other amounts payable to such Terminated Lender hereunder pursuant to Section 2.16(c), 2.17 and 2.18 or otherwise; provided that, in the event such Terminated Lender has any Loans outstanding at the time of such termination, the written consent of Administrative Agent and all Lenders (which consent shall not be unreasonably withheld or delayed) shall be required in order for Borrower to make such election; and provided further that Borrower may not make such election with respect to any

         NonConsenting Lender unless Borrower also makes such election with respect to each other Terminated Lender which is a Non-Consenting Lender.

SECTION 3.  CONDITIONS PRECEDENT

         3.1. CLOSING DATE. Each of the following conditions must be satisfied or waived in accordance with Section 10.5 on or before the Closing Date:

         (a) CREDIT DOCUMENTS. Administrative Agent shall have received sufficient copies of each Credit Document originally executed and delivered by each applicable Credit Party for each Lender.

         (b) ORGANIZATIONAL DOCUMENTS; INCUMBENCY. Administrative Agent shall have received sufficient copies of each Organizational Document originally executed and delivered by each Credit Party, as applicable, and, to the extent applicable, certified as of a recent date by the appropriate governmental official, for each Lender and its counsel, each dated the Closing Date or a recent date prior thereto, together with signature and incumbency certificates of the officers of such Person executing the Credit Documents to which it is a party.

         (c) ORGANIZATIONAL AND CAPITAL STRUCTURE. The organizational structure and the capital structure of Company and its Subsidiaries shall be as set forth on Schedule 4.1.

         (d) CAPITALIZATION OF BORROWER. On or before the Closing Date, Company shall have contributed to Borrower and other Subsidiaries of Company, as common equity, all of the net proceeds received by Company from the sale of all equity and bond offerings by Company and its Subsidiaries prior to such date.

         (e) EXISTING INDENTURES. Syndication Agent and Administrative Agent shall each have received a fully executed or conformed copy of each Existing Indenture and any documents executed in connection therewith.

         (f) GOVERNMENTAL AUTHORIZATIONS AND CONSENTS. Except as set forth on
Schedule 4.2 and 4.10(b), each Credit Party shall have obtained all Governmental Authorizations and all consents of other Persons, in each case that are necessary or advisable in connection with the transactions contemplated by the Credit Documents and each of the foregoing shall be in full force and effect. No action, request for stay, petition for review or rehearing, reconsideration, or appeal with respect to any of the foregoing shall be pending, and the time for any applicable agency to take action to set aside its consent on its own motion shall have expired.

         (g) PERSONAL AND MIXED PROPERTY COLLATERAL. In order to create in favor of Administrative Agent, for the benefit of Lenders, a valid and, subject to any filing and/or recording referred to herein, perfected First Priority security interest in the Collateral, Administrative Agent shall have received:

                  (i) certificates (which certificates shall be accompanied by irrevocable undated stock powers, duly endorsed in blank and otherwise satisfactory in form and substance to Administrative Agent) representing all capital stock pledged pursuant to the Pledge and Security Agreement, and Acknowledgments of Pledge from each applicable issuer of Securities pledged pursuant to the Pledge and Security Agreement;

                  (ii) (1) the results of a recent search, by a Person satisfactory to Syndication Agent and Administrative Agent, of UCC financing statements in all jurisdictions where each Credit Party is located, together with copies of all such filings disclosed by such search, and (2) UCC termination statements duly executed by all applicable Persons for filing in all applicable jurisdictions as may be necessary to terminate any effective UCC financing statements or fixture filings disclosed in such search (other than any such financing statements or fixture filings in respect of Permitted Liens);

                  (iii) UCC financing statements, duly executed by each applicable Credit Party with respect to all personal and mixed property Collateral of such Credit Party, for filing in all jurisdictions as may be necessary or, in the opinion of Syndication Agent and Administrative Agent, desirable to perfect the security interests created in such Collateral pursuant to the Collateral Documents;

                  (iv) an opinion of counsel (which counsel shall be reasonably satisfactory to Syndication Agent and Administrative Agent) with respect to the creation and perfection of the security interests in favor of Administrative Agent in such Collateral and such other matters governed by the laws of each jurisdiction in which any Credit Party or any personal or mixed property Collateral is located as Syndication Agent and Administrative Agent may reasonably request, in each case in form and substance reasonably satisfactory to Syndication Agent and Administrative Agent; and

                  (v) evidence that each Credit Party shall have taken or caused to be taken any other action, executed and delivered or caused to be executed and delivered any other agreement, document and instrument, and made or caused to be made any other filing and recording (other than as set forth herein) reasonably required by Syndication Agent and Administrative Agent.

         (h) ENVIRONMENTAL REPORTS. Syndication Agent and Administrative Agent shall have received reports and other information, in form, scope and substance satisfactory to Syndication Agent and Administrative Agent, regarding environmental matters relating to the Facilities.

         (i) FINANCIAL STATEMENTS; PROJECTIONS. Lenders shall have received from Company (i) the Historical Financial Statements, (ii) copies of all management reports and management letters prepared for Company and its Subsidiaries by Arthur Andersen LLP or other independent certified public accountants of recognized national standing, (iii) a pro forma balance sheet as at December 31, 1998 and an income and cash flow statement for the twelve month period ending December 31,

1998, in each case for Company and its Subsidiaries, prepared in accordance with GAAP on a consolidated basis and reflecting the transactions contemplated hereby, and (iv) a financial forecast for Company and its Subsidiaries for the period from Fiscal Year 1999 through and including Fiscal Year 2008 (with Fiscal Years 1999 and 2000 detailed by Fiscal Quarter), together with an analysis of Pre-Overhead EBITDA on a Geographic Market-by-Geographic Market basis through June 30, 2001; and all of the foregoing financial statements and other information will not be inconsistent, in any material respect, with any information previously provided to Lenders.

         (j) EVIDENCE OF INSURANCE. Syndication Agent and Administrative Agent shall have received a certificate from Company's insurance broker or other evidence satisfactory to it that all insurance required to be maintained pursuant to Section 5.5 is in full force and effect and that Administrative Agent on behalf of Lenders has been named as additional insured and/or loss payee thereunder to the extent required under Section 5.5.

         (k) OPINIONS OF COUNSEL TO CREDIT PARTIES. Lenders and their respective counsel shall have received originally executed copies of the favorable written opinions of Kirkland & Ellis, counsel for Credit Parties, in the form of Exhibit D and as to such other matters as Administrative Agent or Syndication Agent may reasonably request, and otherwise in form and substance reasonably satisfactory to Administrative Agent and Syndication Agent and its counsel, dated the Closing Date.

         (l) OPINIONS OF COUNSEL TO SYNDICATION AGENT AND ADMINISTRATIVE AGENT. Lenders shall have received originally executed copies of one or more favorable written opinions of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to Syndication Agent and Administrative Agent, dated the Closing Date, in form and substance reasonably satisfactory to Syndication Agent and Administrative Agent.

         (m) FEES. Borrower shall have paid to Syndication Agent, Administrative Agent and Documentation Agent, for distribution (as appropriate) to Syndication Agent, Administrative Agent, Documentation Agent and Lenders, the fees payable on the Closing Date referred to in Section 2.8.

         (n) SOLVENCY LETTER. On the Closing Date, Syndication Agent, Administrative Agent and Lenders shall have received a solvency certificate from the chief financial officer of Company dated the Closing Date and addressed to Syndication Agent, Administrative Agent and Lenders, in form and substance satisfactory to Syndication Agent and Administrative Agent and with appropriate attachments.

         (o) COMPLETION OF PROCEEDINGS. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Administrative Agent, acting on behalf of Lenders, or Syndication Agent and its counsel shall be satisfactory in form and substance to Administrative Agent and Syndication Agent and such counsel, and Administrative Agent, Syndication Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Administrative Agent or Syndication Agent may reasonably request.


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

         (p) CLOSING DATE CERTIFICATE. Borrower shall have delivered to Syndication Agent and Administrative Agent an originally executed Closing Date Certificate, together with all attachments thereto.

         3.2. CONDITIONS TO EACH LOAN. (a) The obligation of each Lender to make any Loan on any Credit Date, including the Initial Funding Date, is subject to the satisfaction, or waiver in accordance with Section 10.5, of the following conditions precedent:

                  (i) Administrative Agent shall have received a fully executed and delivered Funding Notice;

                  (ii) after making the Loans requested on such Credit Date, the Total Utilization of Commitments shall not exceed the lesser of the (i) Commitments then in effect and (ii) Loan Availability;

                  (iii) no injunction or other restraining order shall have been issued and no hearing to cause an injunction or other restraining order to be issued shall be pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby or the making any Loan;

                  (iv) as of such Credit Date, the representations and warranties contained herein and in the other Credit Documents shall be true, correct and complete in all material respects on and as of that Credit Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true, correct and complete in all material respects on and as of such earlier date;

                  (v) as of such Credit Date, Company has received an order from the Securities and Exchange Commission declaring that Company and its Subsidiaries are exempt from the provisions of the Investment Company Act, or if such order has expired by its terms or is otherwise no longer effective, Lenders and their respective counsel shall have received originally executed copies of the favorable written opinion of Kirkland & Ellis, counsel for Credit Parties, in form and substance satisfactory to Administrative Agent and its counsel, to the effect that no Credit Party is required to be registered as an "investment company" within the meaning of the Investment Company Act; and

                  (vi) as of such Credit Date, no event shall have occurred and be continuing or would result from the consummation of the applicable Loan that would constitute an Event of Default or a Default.

         (b) Any Notice shall be executed by the chief executive officer, the chief financial officer or the treasurer of Borrower or by the executive officer thereof designated by the chief executive officer, the chief financial officer or the treasurer of Borrower in a writing delivered to Administrative Agent. In lieu of delivering a Notice, Borrower may give Administrative Agent telephonic notice by the required time of any proposed borrowing or conversion/continuation, as the case may be; provided each such notice shall be promptly confirmed in writing by delivery of the applicable Notice to Administrative Agent on or before the applicable date of borrowing or, continuation/conversion. Neither Administrative Agent nor any Lender shall incur any liability to Borrower in acting upon any telephonic notice referred to above that Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized on behalf of Borrower or for otherwise acting in good faith.

SECTION 4.  REPRESENTATIONS AND WARRANTIES

         In order to induce Lenders to enter into this Agreement and to make each Loan to be made thereby, each Credit Party represents and warrants to each Lender on the Closing Date and on each Credit Date, that the following statements are true, correct and complete:

         4.1. ORGANIZATION; POWERS; QUALIFICATION. Each of Company and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization as identified in Schedule 4.1, (b) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Credit Documents to which it is a party and to carry out the transactions contemplated thereby, and (c) is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had, and could not be reasonably expected to have, a Material Adverse Effect. Schedule 4.1, as may be amended pursuant to Section 5.1(b) or (c), correctly sets forth the ownership interest of Company and each of its Subsidiaries in their respective Subsidiaries.

         4.2. AUTHORIZATION OF CREDIT DOCUMENTS; NO CONFLICT. The execution, delivery and performance of the Credit Documents have been duly authorized by all necessary action on the part of each Credit Party that is a party thereto. Except as set forth on Schedule 4.2, the execution, delivery and performance by Credit Parties of the Credit Documents to which they are parties and the consummation of the transactions contemplated by the Credit Documents do not and will not (a) violate any provision of any law or any governmental rule or regulation applicable to Company or any of its Subsidiaries, any of the Organizational Documents of Company or any of its Subsidiaries, or any order, judgment or decree of any court or other agency of government binding on Company or any of its Subsidiaries; (b) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Company or any of its Subsidiaries; (c) result in or require the creation or imposition of any Lien upon any of the properties or assets of Company or any of its Subsidiaries (other than any Liens created under any of the Credit Documents in favor of Administrative Agent on behalf of Lenders); or (d) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of Company or any of its Subsidiaries.

         4.3. GOVERNMENTAL CONSENTS. The execution, delivery and performance by Credit Parties of the Credit Documents to which they are parties and the consummation of the transactions contemplated by the Credit Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority except as otherwise set forth on Schedule 4.3, and except for filings and recordings with respect to the Collateral to be made, or otherwise delivered to Administrative Agent, as of the Closing Date.

         4.4. BINDING OBLIGATION. Each Credit Document has been duly executed and delivered by each Credit Party that is a party thereto and is the legally valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

         4.5. HISTORICAL FINANCIAL STATEMENTS; PROJECTIONS. The Historical Financial Statements were prepared in conformity with GAAP and fairly present, in all material respects, the financial position, on a consolidated basis, of the Persons described in such financial statements as at the respective dates thereof and the results of operations and cash flows, on a consolidated basis, of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments. On the Closing Date, neither Company nor any of its Subsidiaries has any contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that is not reflected in the Historical Financial Statements or the notes thereto and which in accordance with GAAP would be required to be shown thereon and which in any such case is material in relation to the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company and any of its Subsidiaries taken as a whole. On and as of the Closing Date, the financial forecast of Company and its Subsidiaries delivered pursuant to Section 3.1(i) (the "PROJECTIONS") are based on good faith estimates and assumptions made by the management of Company; provided, the Projections are not to be viewed as facts and that actual results during the period or periods covered by the Projections may differ from such Projections and that the differences may be material; provided further, as of the Closing Date, management of Company believed that the Projections were reasonable and attainable.

         4.6. NO MATERIAL ADVERSE CHANGE; NO RESTRICTED JUNIOR PAYMENTS. Since December 31, 1998, no event or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, and neither Company nor any of its Subsidiaries has directly or indirectly declared, ordered, paid or made, or set apart any sum or property for, any Restricted Junior Payment or agreed to do so except as permitted pursuant to Section 6.4.

         4.7. ADVERSE PROCEEDINGS, ETC. Except as set forth on Schedule 4.7, there are no Adverse Proceedings, individually or in the aggregate, that could reasonably be expected to have a Material Adverse Effect. Neither Company nor any of its Subsidiaries (a) is in violation of any applicable laws (including Environmental Laws) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or (b) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         4.8. PAYMENT OF TAXES. Except as otherwise permitted under Section 5.3, all tax returns and reports of Company and its Subsidiaries required to be filed by any of them have been timely filed, and all taxes shown on such tax returns to be due and payable and all assessments, fees and other governmental charges upon Company and its Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect. Company knows of no proposed tax assessment against Company or any of its Subsidiaries which is not being actively contested by Company or such Subsidiary in good faith and by appropriate proceedings; provided, such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

         4.9. TITLE TO PROPERTIES. (a) Company and its Subsidiaries have (i) good, sufficient and legal title to (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), or (iii) good title to (in the case of all other personal property), all of their respective properties and assets reflected in the Historical Financial Statements referred to in Section 4.5 and in the most recent financial statements delivered pursuant to Section 5.1, in each case except for (1) assets disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted under Section 6.8 and
(2) minor defects in title that do not interfere with the ability of Company or any of its Subsidiaries to conduct their business as currently conducted or to utilize such properties for their intended purposes. Except as permitted by this Agreement, all such properties and assets are free and clear of Liens.

         (b) As of the Closing Date, Schedule 4.9(b) contains a true, accurate and complete list of (i) all Real Estate Assets, and (ii) all leases, subleases or assignments of leases (together with all amendments, modifications, supplements, renewals or extensions of any thereof) affecting each Real Estate Asset of any Credit Party, regardless of whether such Credit Party is the landlord or tenant (whether directly or as an assignee or successor in interest) under such lease, sublease or assignment. Except as specified in Schedule 4.9, each agreement listed in clause (ii) of the immediately preceding sentence is in full force and effect and Company does not have knowledge of any default that has occurred and is continuing thereunder, and each such agreement constitutes the legally valid and binding obligation of each applicable Credit Party, enforceable against such Credit Party in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles.

         4.10. COLLATERAL. (a) The execution and delivery of the Collateral Documents by the Credit Parties, together with the actions taken on or prior to the date hereof pursuant to Sections 3.1(g), are effective to create in favor of Administrative Agent for the benefit of Lenders, as security for their respective Obligations, a valid and perfected First Priority Lien on all of the Collateral, and all filings and other actions necessary or desirable to perfect and maintain the perfection and First Priority status of such Liens have been duly made or taken and remain in full force and effect, other than the filing of any UCC financing statements delivered to Administrative Agent for filing (but not yet filed) and the periodic filing of UCC continuation statements in respect of UCC financing statements filed by or on behalf of Administrative Agent.

         (b) Except as set forth on Schedule 4.10(b), no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for either (i) the pledge or grant by any Credit Party of the Liens purported to be created in favor of Administrative Agent pursuant to any of the Collateral Documents or (ii) the exercise by Administrative Agent of any rights or remedies in respect of any Collateral (whether specifically granted or created pursuant to any of the Collateral Documents or created or provided for by applicable law), except for filings or recordings contemplated by Sections 3.1(g) and 3.1(h) and except as may be required, in connection with the disposition of any Investment Property, by laws generally affecting the offering and sale of securities.

         (c) Except with respect to any Permitted Lien and as may have been filed in favor of Administrative Agent as contemplated by Section 3.1(g), no effective UCC financing statement, fixture filing or other instrument similar in effect covering all or any part of the Collateral is on file in any filing or recording office.

         (d) All information supplied to Administrative Agent by or on behalf of any Credit Party with respect to any of the Collateral (in each case taken as a whole with respect to any particular Collateral) is accurate and complete in all material respects.

         4.11. ENVIRONMENTAL. No Credit Party nor any of its Subsidiaries nor any of their respective Facilities or operations are subject to any outstanding written order, consent decree or settlement agreement with any Person relating to any Environmental Law, any Environmental Claim, or any Hazardous Materials Activity that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. No Credit Party nor any of its Subsidiaries has received any letter or request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. ss. 9604) or any comparable state law. There are and, to each Credit Party's knowledge, have been no conditions, occurrences, or Hazardous Materials Activities which could reasonably be expected to form the basis of an Environmental Claim against Company or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Neither Company nor any of its Subsidiaries nor, to any Credit Party's knowledge, any predecessor of Company or any of its Subsidiaries has filed any notice under any Environmental Law indicating past or present treatment of Hazardous Materials at any Facility, and none of Company's or any of its Subsidiaries' operations involves the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any state equivalent. Compliance by Company and its Subsidiaries with all current or reasonably foreseeable future requirements pursuant to or under Environmental Laws could not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. No event or condition has occurred or is occurring with respect to Company or any of its Subsidiaries relating to any Environmental Law, any Release of Hazardous Materials, or any Hazardous Materials Activity which individually or in the aggregate has had, or could reasonably be expected to have, a Material Adverse Effect.

         4.12. NO DEFAULTS; MATERIAL CONTRACTS. No Credit Party is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists that, with the giving of notice or the lapse of time or both, could constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, could not reasonably be expected to have a Material Adverse Effect. Schedule 4.12 contains a true, correct and complete list of all the Material Contracts in effect on the Closing Date, and except as described thereon, all such Material Contracts are in full force and effect and no defaults currently exist thereunder by any Credit Party or, to the knowledge of any Credit Party, by any other Person.

         4.13. GOVERNMENTAL REGULATION. Neither Company nor any of its Subsidiaries is subject to regulation under the Investment Company Act, Public Utility Holding Company Act of 1935 or the Federal Power Act or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable; provided that with respect to the Investment Company Act, Company has applied, as of the Closing Date, for an order pursuant to Section 6(c) of the Investment Company Act declaring that Company and its Subsidiaries are exempt from the provisions of the Investment Company Act; provided further that, as of the Initial Funding Date and at all times thereafter that Loans are outstanding, each Credit Party will be exempt from the provisions of the Investment Company Act and will at no such time be required to be registered as an "investment company" within the meaning of the Investment Company Act.

         4.14. MARGIN STOCK. Neither Company nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. The pledge of the Investment Property pursuant the Pledge and Security Agreement does not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

         4.15. EMPLOYEE MATTERS. There is no strike or work stoppage in existence or threatened involving Company or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect.

         4.16. EMPLOYEE BENEFIT PLANS. Company, each of its Subsidiaries and each of their respective ERISA Affiliates are in compliance with all applicable provisions and requirements of ERISA and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and have performed all their obligations under each Employee Benefit Plan. Each Employee Benefit Plan which is intended to qualify under Section 401(a) of the Internal Revenue

Code is so qualified. No ERISA Event has occurred or is reasonably expected to occur. Except to the extent required under Section 4980B of the Internal Revenue Code, no Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of Company, any of its Subsidiaries or any of their respective ERISA Affiliates. As of the most recent valuation date for any Pension Plan, the amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), does not exceed $5,000,000. As of the most recent valuation date for each Multiemployer Plan for which the actuarial report is available, the potential liability of Company, its Subsidiaries and their respective ERISA Affiliates for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 of ERISA), when aggregated with such potential liability for a complete withdrawal from all Multiemployer Plans, based on information available pursuant to Section 4221(e) of ERISA, does not exceed $5,000,000.

         4.17. CERTAIN FEES. No broker's or finder's fee or commission will be payable with respect hereto or any of the transactions contemplated hereby.

         4.18. SOLVENCY. Each Credit Party is and, upon the incurrence of any Obligation by such Credit Party on any date on which this representation and warranty is made, will be, Solvent.

         4.19. EXISTING INDENTURES. Borrower has delivered to Syndication Agent and Administrative Agent complete and correct copies of each Existing Indenture and of all exhibits and schedules thereto.

         4.20. YEAR 2000 ISSUES. Company and its Subsidiaries have (a) engaged in a process of assessment of the existence of any Year 2000 Issues reasonably appropriate to the scope and complexity of their respective Systems; (b) adopted and are successfully implementing a plan of correction ("PLAN OF CORRECTION") which Company reasonably believes will result in a substantial elimination of any Year 2000 Issues before any processing failure of a System or of Systems due to Year 2000 Issues which might have a material effect on the business, operations or financial performance of Company and, in the case of all Systems critical to the business or operations of Company and its Subsidiaries, a virtually complete elimination of Year 2000 Issues by September 30, 1999; (c) adopted and are successfully implementing validation procedures reasonably calculated to test on an ongoing basis the sufficiency of the Plan of Correction, its implementation, and the correction of Year 2000 Issues in any System; (d) adopted and are successfully implementing policies and procedures requiring regular reports to, and monitoring by, senior management of Company concerning the foregoing matters; and (e) provided Administrative Agent true and correct copies of the written Plan of Correction, and related implementation budgets, reviewed and approved by Company's Board of Directors; it being understood with respect to the foregoing that no representation or warranty is being made with respect to the Systems of Persons to whose networks Company and its Subsidiaries are interconnected.


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

         4.21. DISCLOSURE. No representation or warranty of any Credit Party contained in any Credit Document or in any other document, certificate or written statement furnished to Lenders by or on behalf of Company or any of its Subsidiaries (other than projections and pro forma financial information contained in such materials) for use in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact (known to Borrower or Company, in the case of any document not furnished by either of them) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by Company to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. There are no facts known (or which should upon the reasonable exercise of diligence be known) to Company or Borrower (excluding matters of a general economic nature or matters regarding the telecommunications industry which are generally available to the public) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and statements furnished to Lenders for use in connection with the transactions contemplated hereby.

         4.22. NO BURDENSOME RESTRICTIONS. Neither Company nor any of its Subsidiaries is a party to or bound by any Contractual Obligation which could reasonably be expected to have a Material Adverse Effect.

SECTION 5.  AFFIRMATIVE COVENANTS

         Each Credit Party covenants and agrees that so long as any Commitment is in effect and until payment in full of all Obligations (other than inchoate indemnification obligations with respect to claims, losses or liabilities which have not yet arisen and are not yet due and payable), each Credit Party shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 5.

         5.1. FINANCIAL STATEMENTS AND OTHER REPORTS. Borrower will deliver to Administrative Agent and Lenders:

         (a) during Stage 1, as soon as available and in any event within thirty
(30) days after the end of each month ending after the Closing Date, the consolidated balance sheet of Company and its Subsidiaries as at the end of such month and the related consolidated statements of income, stockholders' equity and cash flows of Company and its Subsidiaries for such month and for the period from the beginning of the then current Fiscal Year to the end of such month, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the Financial Plan for the current Fiscal Year, to the extent prepared on a monthly basis, all in reasonable detail, together with a Financial Officer Certification and a Narrative Report with respect thereto;

         (b) as soon as available and in any event within sixty (60) days after the end of each of the first three Fiscal Quarters of each Fiscal Year, the consolidated balance sheet of Company and its Subsidiaries as at the end of such Fiscal Quarter and the related consolidated statements of income, stockholders' equity and cash flows of Company and its Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the Financial Plan for the current Fiscal Year, all in reasonable detail, together with (1) a Financial Officer Certification, (2) a Narrative Report with respect thereto and (3) a revised
Schedule 4.1 (if necessary) reflecting all changes in the organizational structure and capital structure of Company and its Subsidiaries since the delivery of the last quarterly financial information, which revised Schedule 4.1 will be deemed to amend the then-existing Schedule 4.1 for all purposes under this Agreement;

         (c) as soon as available and in any event within ninety (90) days after the end of each Fiscal Year, (i) the consolidated balance sheet of Company and its Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of income, stockholders' equity and cash flows of Company and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year and the corresponding figures from the Financial Plan for the Fiscal Year covered by such financial statements, in reasonable detail, together with a Financial Officer Certification and a Narrative Report with respect thereto; (ii) a report thereon of Arthur Andersen LLP or other independent certified public accountants of recognized national standing selected by Company and in form and substance satisfactory to Administrative Agent, together with a written statement by such independent certified public accountants stating (1) that their audit examination has included a review of the terms of the Credit Documents, (2) whether, in connection therewith, any condition or event that constitutes a Default or an Event of Default has come to their attention and, if such a condition or event has come to their attention, specifying the nature and period of existence thereof, and (3) that nothing has come to their attention that causes them to believe that the information contained in any Compliance Certificate is not correct or that the matters set forth in such Compliance Certificate are not stated in accordance with the terms hereof and (iii) a revised Schedule 4.1 (if necessary) reflecting all changes in the organizational structure and capital structure of Company and its Subsidiaries since the delivery of the last quarterly financial information, which revised Schedule 4.1 will be deemed to amend the then-existing Schedule 4.1 for all purposes under this Agreement;

         (d) together with each delivery of financial statements of Company and its Subsidiaries pursuant to Sections 5.1(b) and 5.1(c), a duly executed and completed Compliance Certificate;

         (e) if, as a result of any change in accounting principles and policies from those used in the preparation of the Historical Financial Statements, the consolidated financial statements of Company and its Subsidiaries delivered pursuant to Section 5.1(a), 5.1(b) or 5.1(c) will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made, then together with the first delivery of such financial statements after such change one or more a


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

statements of reconciliation for all such prior financial statements in form and substance satisfactory to Administrative Agent;

         (f) promptly upon their becoming available, copies of (i) all financial statements, reports, notices and proxy statements sent or made available generally by Company to its security holders acting in such capacity or by any Subsidiary of Company to its security holders other than Company or another Subsidiary of Company, (ii) all regular and periodic reports (but not including, unless requested by Administrative Agent, routine reports regularly filed with the FCC and state commissions with jurisdiction over telecommunications matters) and all registration statements (other than on Form S-8 or a similar form) and prospectuses, if any, filed by Company or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority, and (iii) all press releases and other statements made available generally by Company or any of its Subsidiaries to the public concerning material developments in the business of Company or any of its Subsidiaries;

         (g) promptly upon any officer of Borrower or Company obtaining knowledge (i) of any condition or event that constitutes a Default or an Event of Default or that notice has been given to Borrower or Company with respect thereto; (ii) that any Person has given any notice to Company or any of its Subsidiaries or taken any other action with respect to any event or condition set forth in Section 8.1(b); (iii) of any condition or event of a type required to be disclosed in a current report on Form 8-K of the Securities and Exchange Commission; or (iv) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, a certificate of an Authorized Officer specifying the nature and period of existence of such condition, event or change, or specifying the notice given or action taken by any such Person and the nature of such claimed Event of Default, Default, default, event or condition, and what action Company has taken, is taking and proposes to take with respect thereto;

         (h) promptly upon any officer of Borrower or Company obtaining knowledge of (i) the institution of, or non-frivolous threat of, any Adverse Proceeding not previously disclosed in writing by Borrower or Company to Lenders, or (ii) any material development in any Adverse Proceeding that, in the case of either (i) or (ii) if adversely determined, could be reasonably expected to have a Material Adverse Effect, or seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby, written notice thereof together with such other information as may be reasonably available to Borrower or Company to enable Lenders and their counsel to evaluate such matters;

         (i) (i) promptly upon becoming aware of the occurrence of or forthcoming occurrence of any ERISA Event, a written notice specifying the nature thereof, what action Company, any of its Subsidiaries or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto; and
(ii) with reasonable promptness, copies of (1) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by Company, any of its Subsidiaries or any of their respective ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan; (2) all notices received by Company, any of its Subsidiaries or any of their respective ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event; and (3) copies of such other documents or governmental reports or filings relating to any Employee Benefit Plan as Administrative Agent shall reasonably request;

         (j) as soon as practicable and in any event no later than 10 days prior to the beginning of each Fiscal Year, a consolidated plan and financial forecast for such Fiscal Year and the next three succeeding Fiscal Years (a "FINANCIAL PLAN") in substantially the same level of detail as that set forth in the business plan and forecast included in the Confidential Information Memorandum dated March 1999 relating to the transactions contemplated hereby, including (i) a forecasted consolidated balance sheet and forecasted consolidated statements of income and cash flows of Company and its Subsidiaries for each such Fiscal Year, together with pro forma Compliance Certificates for each such Fiscal Year and an explanation of the assumptions on which such forecasts are based, (ii) during Stage 1, forecasted consolidated statements of income and cash flows of Company and its Subsidiaries for each month of the first such Fiscal Year included in a Financial Plan, together with an explanation of the assumptions on which such forecasts are based, and (iii) during Stage 1, forecasted Pre-Overhead EBITDA on a Geographic Market-by-Geographic Market basis;

         (k) as soon as practicable and in any event by the last day of each Fiscal Year, a report in form and substance satisfactory to Administrative Agent outlining all material insurance coverage maintained as of the date of such report by Company and its Subsidiaries and all material insurance coverage planned to be maintained by Company and its Subsidiaries in the immediately succeeding Fiscal Year;

         (l) with reasonable promptness, written notice of any change in the Board of Directors of Company;

         (m) promptly, and in any event within ten (10) Business Days after any Material Contract of Company or any of its Subsidiaries is terminated prior to its scheduled term or amended in a manner that is materially adverse to Company or such Subsidiary, as the case may be, or any new Material Contract is entered into, a written statement describing such event, with copies of such material amendments or new contracts, delivered to Administrative Agent (to the extent such delivery is permitted by the terms of any such Material Contract, provided, no such prohibition on delivery shall be effective if it were bargained for by Company or its applicable Subsidiary with the intent of avoiding compliance with this Section 5.1(m)), and an explanation of any actions being taken with respect thereto;

         (n) as soon as available and in any event within forty five (45) days after the end of each month ending after the Closing Date, a report, in reasonable detail, calculating Initial Availability and Incremental Availability, in each case, if any, for the preceding month; and


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

         (o) with reasonable promptness, such other information and data with respect to Company or any of its Subsidiaries as from time to time may be reasonably requested by any Lender.

         5.2. EXISTENCE. Except as otherwise permitted under Section 6.8, each Credit Party will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its existence and all rights and franchises material to its business; provided, no Credit Party nor any of its Subsidiaries shall be required to preserve any such existence, right or franchise if such Person's Board of Directors (or similar governing body) shall determine that the preservation thereof is no longer desirable in the conduct of the business of such Person, and that the loss thereof is not disadvantageous in any material respect to such Person or Lenders.

         5.3. PAYMENT OF TAXES AND CLAIMS. Each Credit Party will, and will cause each of its Subsidiaries to, pay all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty accrues thereon, and all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect, and provided, no such charge or claim need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as (a) such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor, and (b) in the case of a charge or claim which has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such charge or claim. Company will not, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than Company or any of its Subsidiaries).

         5.4. MAINTENANCE OF PROPERTIES. Each Credit Party will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used or useful in the business of Company and its Subsidiaries and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof.

         5.5. INSURANCE. Company will maintain or cause to be maintained, with financially sound and reputable insurers, such public liability insurance, third party property damage insurance, business interruption insurance and casualty insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of Company and its Subsidiaries as may customarily be carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for such Persons. Without limiting the generality of the foregoing, Company will maintain or cause to be maintained (a) flood insurance with respect to each Flood Hazard Property that is located in a community that participates in the National Flood Insurance Program, in each case in compliance with any applicable regulations of the Board of Governors of the Federal Reserve System, and (b) replacement value casualty insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts, with such deductibles, and covering such risks as are at all times carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses. Each such policy of insurance shall (i) name Administrative Agent for the benefit of Lenders as an additional insured thereunder as its interests may appear and (ii) in the case of each business interruption and casualty insurance policy, contain a loss payable clause or endorsement, satisfactory in form and substance to Administrative Agent, that names Administrative Agent for the benefit of Lenders as the loss payee thereunder for any covered loss in excess of $1,000,000 and provides for at least thirty (30) days prior written notice to Administrative Agent of any modification adverse in any respect to Administrative Agent or Lenders or cancellation of such policy.

         5.6. BOOKS AND RECORDS; INSPECTIONS; LENDERS MEETINGS. Each Credit Party will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. Each Credit Party will, and will cause each of its Subsidiaries to, permit any authorized representatives designated by any Lender to visit and inspect any of the Facilities of Company or of any of its Subsidiaries, to inspect, copy and take extracts from its and their financial and accounting records, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants, all upon reasonable notice and at such reasonable times during normal business hours and as often as may reasonably be requested. Borrower and Company will, upon the request of Administrative Agent or Requisite Lenders, participate in a meeting of Administrative Agent and Lenders once during each Fiscal Year to be held at Company's corporate offices (or at such other location as may be agreed to by Borrower and Administrative Agent) at such time as may be agreed to by Borrower and Administrative Agent.

         5.7.  COMPLIANCE WITH LAWS; CONTRACTUAL OBLIGATIONS.

         (a) Each Credit Party will comply, and shall cause each of its Subsidiaries and all other Persons, if any, on or occupying any Facilities to comply, with the requirements of all Contractual Obligations and applicable laws, rules, regulations and orders of any governmental authority (including all Environmental Laws), noncompliance with which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

         (b) Company will use reasonable best efforts to obtain an order pursuant to Section 6(c) of the Investment Company Act declaring that Company and its Subsidiaries are exempt from the provisions of the Investment Company Act, and as of the Initial Funding Date and at all times thereafter that Loans are outstanding, will use such efforts to seek to maintain such exemption.


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

         5.8.  ENVIRONMENTAL.

         (a) Environmental Disclosure. Borrower will deliver to Administrative Agent and Lenders:

                  (i) as soon as practicable following receipt thereof, copies of all environmental audits, investigations, analyses and reports of any kind or character, whether prepared by personnel of Company or any of its Subsidiaries or by independent consultants, governmental authorities or any other Persons, with respect to significant environmental matters at any Facility or with respect to any Environmental Claims;

                  (ii) promptly upon the occurrence thereof, written notice describing in reasonable detail (1) any Release required to be reported to any federal, state or local governmental or regulatory agency under any applicable Environmental Laws, (2) any remedial action taken by Company or any other Person in response to (A) any Hazardous Materials Activities the existence of which has a reasonable possibility of resulting in one or more Environmental Claims having, individually or in the aggregate, a Material Adverse Effect, or (B) any Environmental Claims that, individually or in the aggregate, have a reasonable possibility of resulting in a Material Adverse Effect, and (3) Company's discovery of any occurrence or condition on any real property adjoining or in the vicinity of any Facility that could cause such Facility or any part thereof to be subject to any material restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws;

                  (iii) as soon as practicable following the sending or receipt thereof by Company or any of its Subsidiaries, a copy of any and all written communications with respect to (1) any Environmental Claims that, individually or in the aggregate, have a reasonable possibility of giving rise to a Material Adverse Effect, (2) any Release required to be reported to any federal, state or local governmental or regulatory agency, and (3) any request for information from any governmental agency that suggests such agency is investigating whether Company or any of its Subsidiaries may be potentially responsible for any Hazardous Materials Activity;

                  (iv) prompt written notice describing in reasonable detail (1) any proposed acquisition of stock, assets, or property by Company or any of its Subsidiaries that could reasonably be expected to (A) expose Company or any of its Subsidiaries to, or result in, Environmental Claims that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (B) affect the ability of Company or any of its Subsidiaries to maintain in full force and effect all material Governmental Authorizations required under any Environmental Laws for their respective operations and (2) any proposed action to be taken by Company or any of its Subsidiaries to modify current operations in a manner that could reasonably be expected to subject Company or any of its Subsidiaries to any additional obligations or requirements under any Environmental Laws; and


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



                  (v) with reasonable promptness, such other documents and information as from time to time may be reasonably requested by Administrative Agent in relation to any matters disclosed pursuant to this Section 5.8(a).

         (b) Hazardous Materials Activities, Etc. Each Credit Party shall promptly take, and shall cause each of its Subsidiaries promptly to take, any and all actions necessary to (i) cure any violation of applicable Environmental Laws by such Credit Party or its Subsidiaries that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (ii) make an appropriate response to any Environmental Claim against such Credit Party or any of its Subsidiaries and discharge any obligations it may have to any Person thereunder where failure to do so could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

         5.9. SUBSIDIARIES. In the event that any Person becomes a Subsidiary of Company, Company shall (i) promptly upon obtaining all necessary regulatory approvals, if any, contribute 100% of the capital stock of such Subsidiary to Borrower, such that after each such contribution, such Subsidiary is a subsidiary of Borrower, and deliver to Administrative Agent certificates (accompanied by irrevocable undated stock powers, duly endorsed in blank and otherwise satisfactory in form and substance to Administrative Agent) representing such capital stock, which shall be pledged pursuant to the Pledge and Security Agreement, and shall deliver an Acknowledgment of Pledge from such Subsidiary, and such other additional agreements or instruments, each in form and substance to Administrative Agent, as may be necessary or desirable to create in favor of Administrative Agent, for the benefit of Lenders, a valid and perfected First Priority security interest in 100% of the capital stock of such Subsidiary, (ii) promptly upon obtaining all necessary regulatory approvals, if any, cause such Subsidiary to become a Guarantor hereunder and a Grantor under the Pledge and Security Agreement by executing and delivering to Administrative Agent a Counterpart Agreement, and (iii) take all such actions and execute and deliver, or cause to be executed and delivered, all such documents, instruments, agreements, and certificates similar to those described in Sections 3.1(b), 3.1(g), 3.1(h) and 3.1(k). With respect to each such Subsidiary, Borrower shall promptly send to Administrative Agent written notice setting forth with respect to such Person (i) the date on which such Person became a Subsidiary of Company, and (ii) all of the data required to be set forth in Schedule 4.1 with respect to all Subsidiaries of Company, and such written notice shall be deemed to supplement Schedule 4.1 for all purposes hereof. Notwithstanding the foregoing, if Company or any of its Subsidiaries acquires a Person and liquidates or dissolves such Person within 30 days after the acquisition thereof in accordance with the provisions hereof, this Section 5.9 shall not require that any action be taken with respect to such Person

         5.10. REAL ESTATE ASSETS. In the event that any Credit Party hereafter acquires an interest in any Material Real Estate Asset and such interest has not otherwise been made subject to the Lien of the Collateral Documents in favor of Administrative Agent, for the benefit of Lenders, then such Credit Party, contemporaneously with acquiring such Material Real Estate Asset, shall take all such actions and execute and deliver, or cause to be executed and delivered, the following:


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



                  (i) fully executed and notarized Mortgages, in proper form for recording in all appropriate places in all applicable jurisdictions, encumbering each such Material Real Estate Asset (it being understood that such Credit Party shall use reasonable best efforts to obtain any Mortgage of a qualifying Leasehold Interest);

                  (ii) an opinion of counsel (which counsel shall be reasonably satisfactory to Syndication Agent and Administrative Agent) in each state in which such Material Real Estate Asset is located with respect to the enforceability of the form(s) of Mortgages to be recorded in such state and such other matters as Syndication Agent and Administrative Agent may reasonably request, in each case in form and substance reasonably satisfactory to Syndication Agent and Administrative Agent;

                  (iii) from time to time, at the request of Administrative Agent, appraisals as are required by law or regulation;

                  (iv) ALTA mortgagee title insurance policies or unconditional commitments therefor issued by a title company with respect to each such Material Real Estate Asset, together with a title report issued by a title company with respect thereto, dated not more than thirty (30) days prior to the effective date of such executed Mortgage and copies of all recorded documents listed as exceptions to title or otherwise referred to therein, each in form and substance reasonably satisfactory to Syndication Agent and Administrative Agent;

                  (v) evidence of flood insurance with respect to each Flood Hazard Property that is located in a community that participates in the National Flood Insurance Program, in each case in compliance with any applicable regulations of the Board of Governors of the Federal Reserve System, in form and substance reasonably satisfactory to Syndication Agent and Administrative Agent; and

                  (vi) ALTA surveys of all such properties which are not Leasehold Properties, certified to Administrative Agent and dated not more than thirty (30) days prior to the effective date of such executed Mortgage.

         5.11. YEAR 2000 ISSUES. Borrower shall periodically report to Administrative Agent, in such form as Administrative Agent may reasonably request, and Administrative Agent shall promptly forward each such report to each Lender, on the progress of Company and its Subsidiaries in implementing the Plan of Correction; the budget for, and actual financial performance with respect to, implementation of the Plan of Correction; the assessment of Company, any senior manager of Company or any Subsidiary, of the adequacy of the Plan of Correction or the related implementation budget; the implementation of the Plan of Correction, the related financial performance, and the conformity of actual performance with related implementation budgets.

         5.12.  CERTAIN POST CLOSING MATTERS.

                  (a) Within 30 days after the Closing Date, Company shall have applied for all regulatory approvals which are necessary, appropriate or advisable, including, without limitation, application to the FCC and each relevant state commission with jurisdiction over telecommunications matters, to
(i) effect the contribution by Company of 100% of the capital stock of each of its Subsidiaries requiring such approval to Borrower, such that after each such contribution, each such Subsidiary is a subsidiary of Borrower, (ii) enable Subsidiaries of Company which are not, as of the Closing Date, Guarantors hereunder to become Guarantors hereunder and (iii) enable Subsidiaries of Company which are not, as of the Closing Date, Grantors under the Pledge and Security Agreement, to become Grantors thereunder. Company shall deliver to Administrative Agent as soon as reasonably practicable (1) a copy of each such application that is filed with the FCC, the relevant state commission, or any other regulatory agency, (2) copies of each report, notice or other written correspondence which it or any of its agents or advisers delivers to or receives from the FCC, the relevant state commission, or any other regulatory agency with respect to such application and (3) notice of the final determination of such application. If any such application is not approved, Company will after consultation with and at the request of Agents take all such further actions as may be reasonably requested to appeal such decision and effect such contribution.

                  (b) With respect to any Subsidiary for which such action as specified in the foregoing clause (a) is required, within 10 days after Company receives the necessary approval to (i) effect the contribution by Company of 100% of the capital stock of such Subsidiary to Borrower, (ii) enable such Subsidiary to be a Guarantor hereunder and/or (iii) enable such Subsidiary to become a Grantor under the Pledge and Security Agreement, Borrower will (1) in the case of clause (i), in order to create in favor of Administrative Agent, for the benefit of Lenders, a valid and perfected First Priority security interest in 100% of the capital stock of such Subsidiary, deliver to Administrative Agent certificates (accompanied by irrevocable undated stock powers, duly endorsed in blank and otherwise satisfactory in form and substance to Administrative Agent) representing all capital stock pledged pursuant to the Pledge and Security Agreement, and take all such actions and execute and deliver, or cause to be executed and delivered, all such documents, instruments, agreements, and certificates similar to those described in Sections 3.1(b), 3.1(g) and 3.1(k),
(2) in the case of clause (ii), execute a Counterpart Agreement and take all such actions and execute and deliver, or cause to be executed and delivered, all such documents, instruments, agreements, and certificates similar to those described in Sections 3.1(b), 3.1(g) and 3.1(k), and (3) in the case of clause
(iii), execute a Pledge Supplement substantially in the form of Exhibit A to the Pledge and Security Agreement and take all such actions and execute and deliver, or cause to be executed and delivered, all such documents, instruments, agreements, and certificates similar to those described in Sections 3.1(b), 3.1(g) and 3.1(k).

                  (c) Within 30 days after the Closing Date, Company shall use reasonable best efforts to obtain from each Person identified on Schedule 5.12(c) an acknowledgment letter in favor of Administrative Agent, for the benefit of Lenders, in the form of Exhibit M with respect to each corresponding agreement listed on such Schedule 5.12(c).

                  (d) Within 30 days after the Closing Date, Company shall use reasonable best efforts to obtain from Lucent Technologies, Inc. ("LUCENT") a consent to the collateral assignment to Administrative Agent and Lenders of rights existing under the General Agreement between Company and Lucent dated as of October 16, 1997, as amended, modified or otherwise supplemented from time to time, such consent in form and substance reasonably satisfactory to Administrative Agent.

                  (c) With respect to any Subsidiary for which no such action as specified in the foregoing clause (a)(i) is required, within 10 days after the Closing Date, Company shall effect the contribution of 100% of the capital stock of each such Subsidiary to Borrower, and in order to create in favor of Administrative Agent, for the benefit of Lenders, a valid and perfected First Priority security interest in 100% of the capital stock of such Subsidiary, shall deliver to Administrative Agent certificates (accompanied by irrevocable undated stock powers, duly endorsed in blank and otherwise satisfactory in form and substance to Administrative Agent) and take all such actions and execute and deliver, or cause to be executed and delivered, all such documents, instruments, agreements, and certificates similar to those described in Sections 3.1(b), 3.1(g) and 3.1(k).

SECTION 6.  NEGATIVE COVENANTS

         Each Credit Party covenants and agrees that, so long as any Commitment is in effect and until payment in full of all Obligations (other than inchoate indemnification obligations with respect to claims, losses or liabilities which have not yet arisen and are not yet due and payable), such Credit Party shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 6 (it being understood that the covenants in Section 6.6 will be measured during Stage 1 but shall not result in an Event of Default if any Credit Party shall not be in compliance therewith so long as no Loans are outstanding).

         6.1. INDEBTEDNESS. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except:

         (a) the Obligations, including any Indebtedness under any Hedge Agreement with any Lender Counterparty;

         (b) Indebtedness of any Guarantor to Borrower or to any other Guarantor, or of Borrower to any Guarantor; provided, (i) all such Indebtedness shall be evidenced by promissory notes and all such notes shall be subject to a First Priority Lien pursuant to the Pledge and Security Agreement, (ii) all such Indebtedness owed by Company to any of its Subsidiaries shall be subordinated in right of payment to the payment in full of the Obligations pursuant to the terms of the applicable promissory notes, and (iii) any payment by any such Subsidiary of Company under any guaranty of the Obligations shall result in a pro tanto reduction of the amount of any Indebtedness owed by such Subsidiary to Company or to any of its Subsidiaries for whose benefit such payment is made;

         (c) Subordinated Indebtedness (excluding for purposes of this clause
(c) Indebtedness under the Existing Indentures) in an aggregate amount not to exceed (i) an amount equal to the net cash proceeds received by Company from the issuance after the Closing Date of any Additional Equity Securities to the extent such proceeds are invested in operations and expenses of the Borrower multiplied by two and/or (ii) an amount equal to the aggregate amount that the Commitment is permanently reduced pursuant to Section 2.11(f); provided that, in any case, as of the date of the incurrence of such Subordinated Indebtedness, no event shall have occurred and be continuing or would result from such incurrence that would result in a Default or Event of Default;

         (d) Indebtedness incurred by Company or any of its Subsidiaries arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guaranties or letters of credit, surety bonds or performance bonds securing the performance of Company or any such Subsidiary pursuant to such agreements, in connection with acquisitions or dispositions of any business, assets or Subsidiary of Company or any of its Subsidiaries pursuant to and in accordance with this Agreement;

         (e) Indebtedness which may be deemed to exist pursuant to any guaranties, performance, surety, statutory, appeal or similar obligations obtained in the ordinary course of business;

         (f) Indebtedness in respect of netting services, overdraft protections and otherwise in connection with Deposit Accounts;

         (g) guaranties in the ordinary course of business of the obligations of suppliers, customers, franchisees and licensees of Company and its Subsidiaries;

         (h) Indebtedness outstanding under the Existing Indentures;

         (i) Indebtedness with respect to (A) Capital Leases for installed fiber optic cable incurred in the ordinary course of business ("DARK FIBER LEASES") in an aggregate amount not to exceed at any time $75,000,000 and (B) other Capital Leases in an aggregate amount not to exceed at any time $10,000,000;

         (j) Permitted Equipment Financings;

         (k) Indebtedness incurred or assumed by Company or any of its Subsidiaries in connection with any Permitted Acquisition;

         (l) Indebtedness in the form of notes issued by Company or any of its Subsidiaries in connection with the repurchase of Securities from any director, officer, employee or consultant in an aggregate amount not to exceed $2,500,000;

         (m) Indebtedness in the form of letters of credit for the account of Company or any of its Subsidiaries in an aggregate face amount not to exceed $2,000,000 at any time outstanding;

         (n) Indebtedness not otherwise permitted under this Section 6.1 in an aggregate amount not to exceed $2,000,000 at any time outstanding; and

         (o) extensions, renewals and replacements of any such Indebtedness listed in clauses (h), (j) and (k) above, that do not in any such case increase the outstanding principal amount thereof.

         6.2. LIENS. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of Company or any of its Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the UCC of any State or under any similar recording or notice statute, except:

         (a) Liens in favor of Administrative Agent for the benefit of Lenders granted pursuant to any Credit Document;

         (b) Liens for taxes, assessments or governmental charges or claims that are not yet due or are being contested in good faith by appropriate proceedings, so long as such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts;

         (c) statutory Liens of landlords, carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law, in each case incurred in the ordinary course of business (i) for amounts not yet overdue or
(ii) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of five days) are being contested in good faith by appropriate proceedings, so long as such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts;

         (d) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, deposits made in the ordinary course of business with utility companies, and Liens incurred or deposits made in the ordinary course of business to secure the performance of tenders, statutory or regulatory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof;

         (e) easements, rights-of-way, restrictions, encroachments, and other minor defects or irregularities in title, and other similar encumbrances in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of Company or any of its Subsidiaries;

         (f) any interest or title of a lessor or sublessor under any lease permitted hereunder;

         (g) Liens solely on any cash earnest money deposits made by Company or any of its Subsidiaries in connection with any letter of intent or purchase agreement entered into by it;

         (h) Liens incurred in connection with the purchase or shipping of goods or assets on the related assets and proceeds thereof in favor of the seller or shipper of such goods or assets;

         (i) Liens arising from filing precautionary UCC financing statements relating solely to leases entered into the ordinary course of business (including Capital Leases permitted hereunder);

         (j) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

         (k) any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;

         (l) licenses of patents, trademarks and other intellectual property rights granted by Company or any of its Subsidiaries in the ordinary course of business and not interfering in any respect with the ordinary conduct of the business of Company or such Subsidiary;

         (m) judgment liens not constituting an Event of Default pursuant to
Section 8.1(h);

         (n) Liens described in Schedule 6.2 or on a title report delivered pursuant to Section 5.12;

         (o) Liens securing Indebtedness permitted pursuant to 6.1(j); provided, any such Lien shall encumber only the assets acquired with the proceeds of such Indebtedness;

         (p) Liens existing on any property or assets acquired pursuant to a Permitted Acquisition prior to the acquisition thereof by Borrower or any of its Subsidiaries or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of Borrower or any of its Subsidiaries and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

         (q) Liens securing reimbursement obligations with respect to letters of credit permitted pursuant to Section 6.1(m); and

         (r) Liens that secure other obligations in an aggregate principal amount not to exceed $2,000,000 at any time outstanding.

         6.3. EQUITABLE LIEN; NO FURTHER NEGATIVE PLEDGES. If any Credit Party or any of its Subsidiaries shall create or assume any Lien upon any of its properties or assets, whether now owned or hereafter acquired, other than Permitted Liens, it shall make or cause to be made effective provision whereby the Obligations will be secured by such Lien equally and ratably with any and all other Indebtedness secured thereby as long as any such Indebtedness shall be so secured; provided, notwithstanding the foregoing, this covenant shall not be construed as a consent by Requisite Lenders to the creation or assumption of any such Lien not otherwise permitted hereby. Except with respect to (a) the Existing Indentures, (b) specific property encumbered to secure payment of particular Indebtedness or to be sold pursuant to an executed agreement with respect to an Asset Sale or assets not constituting an Asset Sale, or (c) any agreement prohibiting only the creation of Liens securing Subordinated Indebtedness, no Credit Party nor any of its Subsidiaries shall enter into any agreement prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired.

         6.4. RESTRICTED PAYMENTS; RESTRICTIONS ON SUBSIDIARY DISTRIBUTIONS. (a) No Credit Party shall nor shall it permit any of its Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Junior Payment except the following:

                  (i) Company may make regularly scheduled payments permitted to be made to holders of the Subordinated Indebtedness and under, and only to the extent required by, the Existing Indentures; and

                  (ii) so long as no Event of Default (A) of the type specified in Section 8.1(a) has occurred or (B) has occurred as the result of a breach of Section 6.7, Borrower may make Restricted Junior Payments to Company at such times and in such amounts as are necessary to enable Company to make the payments specified in clause (i) above.

         (b) Except as provided herein, no Credit Party shall, nor shall it permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary of Company to (i) pay dividends or make any other distributions on any of such Subsidiary's capital stock owned by Company or any other Subsidiary of Company, (ii) repay or prepay any Indebtedness owed by such Subsidiary to Company or any other Subsidiary of Company, (iii) make loans or advances to Company or any other Subsidiary of Company, or (iv) transfer any of its property or assets to Company or any other Subsidiary of Company.

         6.5. INVESTMENTS. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including any Joint Venture, except:

         (a)      Cash Equivalents;

         (b)      Investments by any Credit Party in any Subsidiary of Company

         (c) the contribution by Company of 100% of the capital stock of each of its Subsidiaries to Borrower, such that after each such contribution, each such Subsidiary is a subsidiary of Borrower;

         (d) Investments (i) in accounts receivable arising and trade credit granted in the ordinary course of business and in any Securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors and (ii) prepayments and other credits to suppliers made in the ordinary course of business consistent with the past practices of Company and its Subsidiaries;

         (e) inter company loans to the extent permitted under Section 6.1(b);

         (f) Consolidated Capital Expenditures permitted by Section 6.6(e) and 6.7(e);

         (g) Permitted Acquisitions;

         (h) Investments in the form of notes issued by Company or any of its Subsidiaries in connection with the repurchase of Securities from any director, officer, employee or consultant pursuant to Section 6.1(l);

         (i) Investments in the form of Hedge Agreements;

         (j) deposits permitted under Section 6.1(d); and

         (k) other Investments in an aggregate amount not in excess of $10,000,000 at any time outstanding.

         6.6.  STAGE 1 FINANCIAL COVENANTS.  During Stage 1:

                  (a) MINIMUM REVENUES. Company shall not permit Revenues as of the last day of any Fiscal Quarter, beginning with the Fiscal Quarter ending June 30, 1999, to be less than the correlative amount indicated:


================================================================================
Fiscal                       Minimum
Quarter                      Revenues
--------------------------------------------------------------------------------
2Q1999                     $[redacted]
--------------------------------------------------------------------------------
3Q1999                     $[redacted]
--------------------------------------------------------------------------------
4Q1999                     $[redacted]
--------------------------------------------------------------------------------
1Q2000                     $[redacted]
--------------------------------------------------------------------------------
2Q2000                     $[redacted]
--------------------------------------------------------------------------------
3Q2000                     $[redacted]
--------------------------------------------------------------------------------
4Q2000                     $[redacted]
--------------------------------------------------------------------------------
1Q2001                     $[redacted]
--------------------------------------------------------------------------------
2Q2001                     $[redacted]
================================================================================

                  (b) CONSOLIDATED EBITDA. Company shall not permit Consolidated EBITDA as at the end of any Fiscal Quarter, beginning with the Fiscal Quarter ending June 30, 1999, to be less than the correlative amount indicated:


================================================================================
Fiscal                    Consolidated
Quarter                       EBITDA
--------------------------------------------------------------------------------
2Q1999                     $[redacted]
--------------------------------------------------------------------------------
3Q1999                     $[redacted]
--------------------------------------------------------------------------------
4Q1999                     $[redacted]
--------------------------------------------------------------------------------
1Q2000                     $[redacted]
--------------------------------------------------------------------------------
2Q2000                     $[redacted]
--------------------------------------------------------------------------------
3Q2000                     $[redacted]
--------------------------------------------------------------------------------
4Q2000                     $[redacted]
--------------------------------------------------------------------------------
1Q2001                     $[redacted]
--------------------------------------------------------------------------------
2Q2001                     $[redacted]
================================================================================


provided that for (i) the Fiscal Quarter in which a Permitted Acquisition occurs, all of the amounts in the table above will be increased by 80% of the Consolidated EBITDA, if positive, or reduced by 120% of the Consolidated EBITDA, if negative, and (ii) each subsequent Fiscal Quarter following that in which a Permitted Acquisition occurs, all of the amounts in the table above will be increased by 100% of the Consolidated EBITDA, if positive, or reduced by 100% of the Consolidated EBITDA, if negative, in each case as calculated with respect to the entity or assets being acquired using the historical financial statements of such entity and the consolidated financial statements of Company and its Subsidiaries which shall be reformulated as if such transaction, and any Indebtedness incurred or repaid in connection therewith, had been consummated or incurred or repaid at the beginning of such period (and assuming that such Indebtedness bears interest during any portion of the applicable measurement period prior to the relevant acquisition at the weighted average of the interest rates applicable to outstanding Loans incurred during such period, taking into account all Hedge Agreements, if any, applicable thereto); and all such pro forma adjustments shall be accompanied by a Financial Officer Certification.

                  (c) SENIOR SECURED DEBT TO TOTAL CAPITALIZATION. Company shall not permit the ratio of Senior Secured Debt to Total Capitalization to exceed 15% at any time in 1999, or to exceed 20% at any time during Stage 1 thereafter.

                  (d) MAXIMUM CONSOLIDATED CAPITAL EXPENDITURES. Company shall not, and shall not permit its Subsidiaries to, make or incur Consolidated Capital Expenditures, in any Fiscal Year indicated below, in an aggregate amount for Company and its Subsidiaries in excess of the corresponding amount set forth below opposite such Fiscal Year; provided, 75% of any unutilized amount for any Fiscal Year may be utilized in the next succeeding Fiscal Year; and provided, further, that no more than 20% of Consolidated Capital Expenditures in any Fiscal Year may be incurred for expenditures not related to Company's core CLEC switched access business as conducted as of the Closing Date and similar or related businesses:


================================================================================
                          Consolidated
Fiscal Year            Capital Expenditures
--------------------------------------------------------------------------------
1999                      $310,000,000
--------------------------------------------------------------------------------
2000                      $225,000,000
================================================================================


provided further that, so long as no event shall have occurred and be continuing or would result from such expenditure that would result in a Default or Event of Default, the amounts specified in the table above shall each be increased by an amount equal to (i)(x) the net cash proceeds received by Company from the issuance after the Closing Date of any Additional Equity Securities to the extent such proceeds are contributed to Borrower and/or its Subsidiaries multiplied by (y) one-half less (ii) the amount of additional Permitted Acquisitions made pursuant to the final proviso in clause (iv) of the definition of "Permitted Acquisitions".

                  (e)      CERTAIN CALCULATIONS.

                           (i) With respect to any period during which a
Permitted Acquisition has occurred, for purposes of determining compliance with the financial covenants set forth in this Section 6.6, Consolidated EBITDA shall be calculated with respect to such period on a pro forma basis in the following manner: Consolidated EBITDA will be increased by 100% of the Consolidated EBITDA, if positive, or reduced by 100% of the Consolidated EBITDA, if negative, in each case as calculated with respect to the entity or assets being acquired using the historical financial statements of such entity and the consolidated financial statements of Company and its

Subsidiaries which shall be reformulated as if such transaction, and any Indebtedness incurred or repaid in connection therewith, had been consummated or incurred or repaid at the beginning of such period (and assuming that such Indebtedness bears interest during any portion of the applicable measurement period prior to the relevant acquisition at the weighted average of the interest rates applicable to outstanding Loans incurred during such period, taking into account all Hedge Agreements, if any, applicable thereto); and all such pro forma adjustments shall be accompanied by a Financial Officer Certification.

         (ii) With respect to any period during which an Asset Sale has occurred, for purposes of determining compliance with the financial covenants set forth in this Section 6.6, Consolidated EBITDA shall be calculated with respect to such period on a pro forma basis (without giving effect to adjustments to increase Consolidated EBITDA to account for expected improvements in operations) using the historical financial statements of any business sold or to be sold and the consolidated financial statements of Company and its Subsidiaries which shall be reformulated as if such transaction, and any Indebtedness repaid in connection therewith, had been repaid at the beginning of such period.

         6.7.  STAGE 2 FINANCIAL COVENANTS.  During Stage 2:

                  (a) SENIOR LEVERAGE RATIO. Company shall not permit the Senior Leverage Ratio as of the last day of any Fiscal Quarter, beginning with the Fiscal Quarter ending September 30, 2001, to exceed [redacted].

                  (b) TOTAL LEVERAGE RATIO. Company shall not permit the Total Leverage Ratio as of the last day of any Fiscal Quarter, beginning with the Fiscal Quarter ending September 30, 2001, to exceed the correlative ratio indicated:


================================================================================
                          Total
Fiscal                  Leverage
Quarter                   Ratio
--------------------------------------------------------------------------------
3Q2001                 [redacted]
--------------------------------------------------------------------------------
4Q2001                 [redacted]
--------------------------------------------------------------------------------
1Q2002                 [redacted]
--------------------------------------------------------------------------------
2Q2002                 [redacted]
--------------------------------------------------------------------------------
3Q2002                 [redacted]
and
thereafter
================================================================================

                  (c) INTEREST COVERAGE RATIO. Company shall not permit the Interest Coverage Ratio as of the last day of any Fiscal Quarter, beginning with the Fiscal Quarter ending September 30, 2001, to be less than [redacted].

                  (d) PRO FORMA DEBT SERVICE COVERAGE RATIO. Company shall not permit the Pro Forma Debt Service Coverage Ratio as of the last day of any Fiscal Quarter, beginning with the Fiscal Quarter ending September 30, 2001, to be less than the correlative ratio indicated:


================================================================================
                         Pro Forma
Fiscal                 Debt Service
Quarter                Coverage Ratio
--------------------------------------------------------------------------------
3Q2001                  [redacted]
--------------------------------------------------------------------------------
4Q2001                  [redacted]
--------------------------------------------------------------------------------
1Q2002                  [redacted]
--------------------------------------------------------------------------------
2Q2002                  [redacted]
--------------------------------------------------------------------------------
3Q2002                  [redacted]
--------------------------------------------------------------------------------
4Q2002                  [redacted]
--------------------------------------------------------------------------------
1Q2003                  [redacted]
and
thereafter
================================================================================

         (e) MAXIMUM CONSOLIDATED CAPITAL EXPENDITURES. Company shall not, and shall not permit its Subsidiaries to, make or incur Consolidated Capital Expenditures, in any Fiscal Year indicated below, in an aggregate amount for Company and its Subsidiaries in excess of the corresponding amount set forth below opposite such Fiscal Year; provided, 50% of any unutilized amount for any Fiscal Year may be utilized in the next succeeding Fiscal Year; and provided, further, that no more than 20% of Consolidated Capital Expenditures in any Fiscal Year may be incurred for expenditures not related to Company's core CLEC switched access business as conducted as of the Closing Date and similar or related businesses:


================================================================================
                          Consolidated
Fiscal Year            Capital Expenditures
--------------------------------------------------------------------------------
2001                      $215,000,000
--------------------------------------------------------------------------------
2002                      $260,000,000
--------------------------------------------------------------------------------
2003                      $205,000,000
--------------------------------------------------------------------------------
2004                      $130,000,000
--------------------------------------------------------------------------------
2005                      $115,000,000
================================================================================

provided further that, so long as no event shall have occurred and be continuing or would result from such expenditure that would result in a Default or Event of Default, the amounts specified in the table above shall each be increased by an amount equal to (i)(x) the net cash proceeds received by Company from the issuance after the Closing Date of any Additional Equity Securities to the extent such proceeds are contributed to Borrower and/or its Subsidiaries multiplied by (y) one-half less (ii) the amount of additional Permitted Acquisitions made pursuant to the final proviso in clause (iv) of the definition of "Permitted Acquisitions".

         (f)      CERTAIN CALCULATIONS.

                  (i) With respect to any period during which a Permitted Acquisition has occurred, for purposes of determining compliance with the financial covenants set forth in this Section 6.7, Annualized Consolidated EBITDA and the components of Pro Forma Consolidated Debt Service shall be calculated with respect to such period on a pro forma basis in the following manner: Consolidated EBITDA will be increased by 100% of the Consolidated EBITDA, if positive, or reduced by 100% of the Consolidated EBITDA, if negative, in each case as calculated with respect to the entity or assets being acquired using the historical financial statements of such entity and the consolidated financial statements of Company and its Subsidiaries which shall be reformulated as if such transaction, and any Indebtedness incurred or repaid in connection therewith, had been consummated or incurred or repaid at the beginning of such period (and assuming that such Indebtedness bears interest during any portion of the applicable measurement period prior to the relevant acquisition at the weighted average of the interest rates applicable to outstanding Loans incurred during such period, taking into account all Hedge Agreements, if any, applicable thereto); and all such pro forma adjustments shall be accompanied by a Financial Officer Certification.

         (ii) With respect to any period during which an Asset Sale has occurred, for purposes of determining compliance with the financial covenants set forth in this Section 6.7, Annualized Consolidated EBITDA and the components of Pro Forma Consolidated Debt Service shall be calculated with respect to such period on a pro forma basis (without giving effect to adjustments to increase Annualized Consolidated EBITDA and the components of Pro Forma Consolidated Fixed Charges to account for expected improvements in operations) using the historical financial statements of any business sold or to be sold and the consolidated financial statements of Company and its Subsidiaries which shall be reformulated as if such transaction, and any Indebtedness repaid in connection therewith, had been repaid at the beginning of such period.


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

         6.8. FUNDAMENTAL CHANGES; DISPOSITION OF ASSETS; ACQUISITIONS. No Credit Party shall, nor shall it permit, any of its Subsidiaries to, enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or sub-lease (as lessor or sublessor), transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, property or assets, whether now owned or hereafter acquired, or acquire by purchase or otherwise (other than purchases or other acquisitions of inventory, materials and equipment in the ordinary course of business) the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person or any division or line of business of any Person, except:

         (a) subject to Section 6.13, any Subsidiary of Borrower may be merged with or into Company or any other Subsidiary, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to Borrower or any of its Subsidiaries; provided, in the case of such a merger, Company or such Subsidiary shall be the continuing or surviving Person;

         (b) sales of assets which do not constitute Asset Sales;

         (c) leases or subleases to or from other Persons of assets by Company or any of it Subsidiaries in the ordinary course of business;

         (d) licenses to or from other Persons of Intellectual Property by Company or any Subsidiary thereof in the ordinary course of business;

         (e) Permitted Acquisitions;

         (f) Investments made in accordance with Section 6.5; and

         (g) Asset Sales, subject to Section 2.11(a).

         6.9. DISPOSAL OF SUBSIDIARY INTERESTS. Except for any sale of 100% of the equity Securities of any of its Subsidiaries in compliance with the provisions of Section 6.8, no Credit Party shall (a) directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any equity Securities of any of its Subsidiaries, except to qualify directors if required by applicable law; or (b) permit any of its Subsidiaries directly or indirectly to sell, assign, pledge or otherwise encumber or dispose of any equity Securities of any of its Subsidiaries (including such Subsidiary), except to another Credit Party (subject to the restrictions on such disposition otherwise imposed herein under), or to qualify directors if required by applicable law.

         6.10. SALES AND LEASE-BACKS. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease of any property (whether real, personal or mixed), whether now owned or hereafter acquired, which Company or any of its Subsidiaries (a) has sold or transferred


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or is to sell or to transfer to any other Person (other than Company or any of its Subsidiaries), or (b) intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by Company or any of its Subsidiaries to any Person (other than Company or any of its Subsidiaries) in connection with such lease.

         6.11. SALE OR DISCOUNT OF RECEIVABLES. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, sell with recourse, or discount or otherwise sell for less than the face value thereof, any of its notes or accounts receivable (it being understood that the restrictions contained in this Section 6.11 shall not apply to any write-off of bad debt in the ordinary course of business consistent with prior practice).

         6.12. TRANSACTIONS WITH SHAREHOLDERS AND AFFILIATES. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of 5% or more of any class of equity Securities of Company or any of its Subsidiaries or with any Affiliate of Company or of any such holder, on terms that are less favorable to Company or that Subsidiary, as the case may be, than those that might be obtained at the time from Persons who are not such a holder or Affiliate; provided, the foregoing restriction shall not apply to (a) any transaction between Company and any of its Subsidiaries or between any of the Subsidiaries; (b) reasonable and customary fees and expenses paid to members of the Boards of Directors of Company and its Subsidiaries; or (c) officer and other employee of Company and its Subsidiaries compensation arrangements entered into in the ordinary course of business.

         6.13. CONDUCT OF BUSINESS. From and after the Closing Date, no Credit Party shall, nor shall it permit any of its Subsidiaries to, engage in any business other than (a) the businesses engaged in by such Credit Party on the Closing Date and similar or related businesses and (b) such other lines of business as may be consented to by Requisite Lenders. Company will not engage in any business activities or own any assets or properties other than the capital stock of its Subsidiaries and otherwise as incident to its existence as a holding company.

         6.14. AMENDMENTS OR WAIVERS OF EXISTING INDENTURES/SUBORDINATED INDEBTEDNESS. No Credit Party shall, nor shall it permit any of its Subsidiaries to, amend or otherwise change the terms of the Existing Indentures or any Subordinated Indebtedness, or make any payment consistent with an amendment thereof or change thereto, if the effect of such amendment or change is to increase the interest rate on the Existing Indentures or such Subordinated Indebtedness, change (to earlier dates) any dates upon which payments of principal or interest are due thereon, change any event of default or condition to an event of default with respect thereto (other than to eliminate any such event of default or increase any grace period related thereto), change the redemption, prepayment or defeasance provisions thereof, change the subordination provisions of such Subordinated Indebtedness (or of any guaranty thereof), or change any collateral therefor (other than to release such collateral), or if the effect of such amendment or change, together with all other amendments or changes made, is to increase materially the obligations of the obligor thereunder or to confer any additional rights on the holders of notes issued under the Existing Indentures or such Subordinated


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Indebtedness (or a trustee or other representative on their behalf) which would be adverse to any Credit Party or Lenders.

         6.15. FISCAL YEAR. No Credit Party shall, nor shall it permit any of its subsidiaries to, change its Fiscal Year-end from December 31.

SECTION 7.  GUARANTY

         7.1. GUARANTY OF THE OBLIGATIONS. Subject to the provisions of Section 7.2, Guarantors jointly and severally hereby irrevocably and unconditionally guaranty the due and punctual payment in full of all Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. ss. 362(a)).

         7.2. CONTRIBUTION BY GUARANTORS. Each Guarantor desires to allocate among themselves (collectively, the "CONTRIBUTING GUARANTORS"), in a fair and equitable manner, their obligations arising under this Guaranty. Accordingly, in the event any payment or distribution is made on any date by a Guarantor under this Guaranty (a "FUNDING GUARANTOR") that exceeds its Fair Share as of such date, that Funding Guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in the amount of such other Contributing Guarantor's Fair Share Shortfall as of such date, with the result that all such contributions will cause each Contributing Guarantor's Aggregate Payments to equal its Fair Share as of such date. "FAIR SHARE" means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (a) the ratio of (i) the Fair Share Contribution Amount with respect to such Contributing Guarantor to (ii) the aggregate of the Fair Share Contribution Amounts with respect to all Contributing Guarantors multiplied by (b) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under this Guaranty in respect of the obligations guarantied. "FAIR SHARE SHORTFALL" means, with respect to a Contributing Guarantor as of any date of determination, the excess, if any, of the Fair Share of such Contributing Guarantor over the Aggregate Payments of such Contributing Guarantor. "FAIR SHARE CONTRIBUTION AMOUNT" means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Guarantor under this Guaranty that would not render its obligations hereunder or thereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any applicable provisions of comparable state law; provided, solely for purposes of calculating the "FAIR SHARE CONTRIBUTION AMOUNT" with respect to any Contributing Guarantor for purposes of this Section 7.2, any assets or liabilities of such Contributing Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Contributing Guarantor. "AGGREGATE PAYMENTS" means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (1) the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of this Guaranty (including, without limitation, in respect of this Section 7.2), minus (2) the aggregate amount of all payments


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received on or before such date by such Contributing Guarantor from the other
Contributing Guarantors as contributions under this Section 7.2. The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. The allocation among Contributing Guarantors of their obligations as set forth in this Section 7.2 shall not be construed in any way to limit the liability of any Contributing Guarantor hereunder. Each Guarantor is a beneficiary to the contribution agreement set forth in this Section 7.2.

         7.3. PAYMENT BY GUARANTORS. Subject to Section 7.2, Guarantors hereby jointly and severally agree, in furtherance of the foregoing and not in limitation of any other right which any Beneficiary may have at law or in equity against any Guarantor by virtue hereof, that upon the failure of Borrower to pay any of the Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. ss. 362(a)), Guarantors will upon demand pay, or cause to be paid, in cash, to Administrative Agent for the ratable benefit of Beneficiaries, an amount equal to the sum of the unpaid principal amount of all Obligations then due as aforesaid, accrued and unpaid interest on such Obligations (including interest which, but for the filing of a petition in bankruptcy with respect to Borrower, would have accrued on such Obligations, whether or not a claim is allowed against Borrower for such interest in the related bankruptcy proceeding) and all other Obligations then owed to Beneficiaries as aforesaid.

         7.4. LIABILITY OF GUARANTORS ABSOLUTE. Each Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:

         (a) this Guaranty is a guaranty of payment when due and not of collectibility;

         (b) Administrative Agent may enforce this Guaranty upon the occurrence of an Event of Default notwithstanding the existence of any dispute between Borrower and any Beneficiary with respect to the existence of such Event of Default;

         (c) the obligations of each Guarantor hereunder are independent of the obligations of Borrower and the obligations of any other guarantor (including any other Guarantor) of the obligations of Borrower, and a separate action or actions may be brought and prosecuted against such Guarantor whether or not any action is brought against Borrower or any of such other guarantors and whether or not Borrower is joined in any such action or actions;

         (d) payment by any Guarantor of a portion, but not all, of the Obligations shall in no way limit, affect, modify or abridge any Guarantor's liability for any portion of the Obligations which has not been paid. Without limiting the generality of the foregoing, if Administrative Agent is awarded


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a judgment in any suit brought to enforce any Guarantor's covenant to pay a portion of the Obligations, such judgment shall not be deemed to release such Guarantor from its covenant to pay the portion of the Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Guarantor, limit, affect, modify or abridge any other Guarantor's liability hereunder in respect of the Obligations;

         (e) any Beneficiary, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability hereof or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantor's liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Obligations; (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Obligations and take and hold security for the payment hereof or the Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Obligations, any other guaranties of the Obligations, or any other obligation of any Person (including any other Guarantor) with respect to the Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of such Beneficiary in respect hereof or the Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that such Beneficiary may have against any such security, in each case as such Beneficiary in its discretion may determine consistent herewith and any applicable security agreement or Hedge Agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against Borrower or any security for the Obligations; and (vi) exercise any other rights available to it under the Credit Documents or the Hedge Agreements; and

         (f) this Guaranty and the obligations of Guarantors hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than payment in full of the Obligations), including the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Credit Documents or the Hedge Agreements, at law, in equity or otherwise) with respect to the Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to events of default) hereof, any of the other Credit Documents or the Hedge Agreements or any agreement or instrument executed pursuant hereto or thereto, or of any other guaranty or security for the Obligations, in each case whether or not in accordance with the terms hereof or such Credit


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Document or Hedge Agreement or any agreement relating to such other guaranty or security; (iii) the Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source (other than payments received pursuant to the other Credit Documents or any Hedge Agreement or from the proceeds of any security for the Obligations, except to the extent such security also serves as collateral for indebtedness other than the Obligations) to the payment of indebtedness other than the Obligations, even though any Beneficiary might have elected to apply such payment to any part or all of the Obligations;
(v) any Beneficiary's consent to the change, reorganization or termination of the corporate structure or existence of Company or any of its Subsidiaries and to any corresponding restructuring of the Obligations; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Obligations; (vii) any defenses, set-offs or counterclaims which Borrower may allege or assert against any Beneficiary in respect of the Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Obligations.

         7.5. WAIVERS BY GUARANTORS. Each Guarantor hereby waives, for the benefit of Beneficiaries: (a) any right to require any Beneficiary, as a condition of payment or performance by such Guarantor, to (i) proceed against Borrower, any other guarantor (including any other Guarantor) of the Obligations or any other Person, (ii) proceed against or exhaust any security held from Borrower, any such other guarantor or any other Person, (iii) proceed against or have resort to any balance of any deposit account or credit on the books of any Beneficiary in favor of Borrower or any other Person, or (1) pursue any other remedy in the power of any Beneficiary whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of Borrower including any defense based on or arising out of the lack of validity or the unenforceability of the Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of Borrower from any cause other than payment in full of the Obligations; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Beneficiary's errors or omissions in the administration of the Obligations, except behavior which amounts to gross negligence, willful misconduct or bad faith; (e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of such Guarantor's obligations hereunder, (ii) the benefit of any statute of limitations affecting such Guarantor's liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any Beneficiary protect, secure, perfect or insure any security interest or lien or any property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default hereunder, the Hedge Agreements or any agreement or instrument related hereto or thereto, notices of any renewal, extension or modification of the Obligations or any agreement related thereto, notices of any extension of credit to Borrower and notices of any of the matters referred to in Section 7.4 and any right to consent to any thereof; and (g) any defenses or benefits that may be


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derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof.

         7.6. GUARANTORS' RIGHTS OF SUBROGATION, CONTRIBUTION, ETC. Each Guarantor hereby waives any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against Borrower or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder for so long (but only for so long) as any Obligation of any Credit Party remains outstanding, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including without limitation (a) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against Borrower with respect to the Obligations, (b) any right to enforce, or to participate in, any claim, right or remedy that any Beneficiary now has or may hereafter have against Borrower, and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Beneficiary. In addition, until the Obligations shall have been indefeasibly paid in full and the Commitments shall have terminated each Guarantor shall withhold exercise of any right of contribution such Guarantor may have against any other guarantor (including any other Guarantor) of the Obligations, including, without limitation, any such right of contribution as contemplated by
Section 7.2. Each Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against Borrower or against any collateral or security, and any rights of contribution such Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights any Beneficiary may have against Borrower, to all right, title and interest any Beneficiary may have in any such collateral or security, and to any right any Beneficiary may have against such other guarantor. If any amount shall be paid to any Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when all Obligations shall not have been paid in full, such amount shall be held in trust for guarantied party on behalf of Beneficiaries and shall forthwith be paid over to guarantied party for the benefit of Beneficiaries to be credited and applied against the Obligations, whether matured or unmatured, in accordance with the terms hereof.

         7.7. SUBORDINATION OF OTHER OBLIGATIONS. Any Indebtedness of Borrower or any Guarantor now or hereafter held by any Guarantor (the "OBLIGEE GUARANTOR") is hereby subordinated in right of payment to the Obligations, and any such indebtedness collected or received by the Obligee Guarantor after an Event of Default has occurred and is continuing shall be held in trust for Administrative Agent on behalf of Beneficiaries and shall forthwith be paid over to Administrative Agent for the benefit of Beneficiaries to be credited and applied against the Obligations but without affecting, impairing or limiting in any manner the liability of the Obligee Guarantor under any other provision hereof.

         7.8. CONTINUING GUARANTY. This Guaranty is a continuing guaranty and shall remain in effect until all of the Obligations shall have been paid in full and the Commitments shall have


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terminated. Each Guarantor hereby irrevocably waives any right to revoke this
Guaranty as to future transactions giving rise to any Obligations.

         7.9. AUTHORITY OF GUARANTORS OR BORROWER. It is not necessary for any Beneficiary to inquire into the capacity or powers of any Guarantor or Borrower or the officers, directors or any agents acting or purporting to act on behalf of any of them.

         7.10. FINANCIAL CONDITION OF BORROWER. Any Loan may be granted to Borrower or continued from time to time, and any Hedge Agreement may be entered into from time to time, in each case without notice to or authorization from any Guarantor regardless of the financial or other condition of Borrower at the time of any such grant or continuation or at the time such Hedge Agreement is entered into, as the case may be. No Beneficiary shall have any obligation to disclose or discuss with any Guarantor its assessment, or any Guarantor's assessment, of the financial condition of Borrower. Each Guarantor has adequate means to obtain information from Borrower on a continuing basis concerning the financial condition of Borrower and its ability to perform its obligations under the Credit Documents and the Hedge Agreements, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of Borrower and of all circumstances bearing upon the risk of nonpayment of the Obligations. Each Guarantor hereby waives and relinquishes any duty on the part of any Beneficiary to disclose any matter, fact or thing relating to the business, operations or conditions of Borrower now known or hereafter known by any Beneficiary.

         7.11. BANKRUPTCY, ETC. (a) So long as any Obligations remain outstanding, no Guarantor shall, without the prior written consent of Administrative Agent acting pursuant to the instructions of Requisite Lenders, commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency proceedings of or against Borrower. The obligations of Guarantors hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Borrower or by any defense which Borrower may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

         (b) Each Guarantor acknowledges and agrees that any interest on any portion of the Obligations which accrues after the commencement of any proceeding referred to in clause (a) above (or, if interest on any portion of the Obligations ceases to accrue by operation of law by reason of the commencement of said proceeding, such interest as would have accrued on such portion of the Obligations if said proceedings had not been commenced) shall be included in the Obligations because it is the intention of Guarantors and Beneficiaries that the Obligations which are guarantied by Guarantors pursuant hereto should be determined without regard to any rule of law or order which may relieve Borrower of any portion of such Obligations. Guarantors will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay Administrative Agent, or allow the claim of Administrative Agent in respect of, any such interest accruing after the date on which such proceeding is commenced.


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         (c) In the event that all or any portion of the Obligations are paid by
Borrower, the obligations of Guarantors hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from any Beneficiary as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Obligations for all purposes hereunder.

         7.12. NOTICE OF EVENTS. As soon as any Guarantor obtains knowledge thereof, such Guarantor shall give Administrative Agent written notice of any condition or event which has resulted in (i) a material adverse change in the financial condition of any Guarantor or Borrower or (ii) a breach of or noncompliance with any term, condition or covenant contained herein, any other Credit Document, any Hedge Agreement or any other document delivered pursuant hereto or thereto.

         7.13. DISCHARGE OF GUARANTY UPON SALE OF GUARANTOR. If all of the equity Securities of any Guarantor or any of its successors in interest hereunder shall be sold or otherwise disposed of (including by merger or consolidation) in accordance with the terms and conditions hereof, the Guaranty of such Guarantor or such successor in interest, as the case may be, hereunder shall automatically be discharged and released without any further action by any Beneficiary or any other Person effective as of the time of such Asset Sale; provided, as a condition precedent to such discharge and release, Administrative Agent shall have received evidence satisfactory to it that arrangements satisfactory to it have been made for delivery to Administrative Agent of the applicable Net Asset Sale Proceeds of such disposition pursuant to Section 2.13(a).

SECTION 8.  EVENTS OF DEFAULT

         8.1. Events of Default. If any one or more of the following conditions or events shall occur:

         (a) failure by Borrower to pay (i) when due any installment of principal of any Loan when due, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise; or (ii) any interest on any Loan or any fee or any other amount due hereunder within five (5) days after the date due; or

         (b) (i) failure of any Credit Party to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness (other than Indebtedness referred to in Section 8.1(a)) in an individual principal amount of $1,000,000 or more or with an aggregate principal amount of $5,000,000 or more, in each case beyond the end of any grace period provided therefor; or (ii) breach or default by any Credit Party with respect to any other material term of (1) one or more items of Indebtedness in the individual or aggregate principal amounts referred to in clause (i) above or (2) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness, if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness (or a trustee on behalf of such holder or holders) to cause, that Indebtedness to become or be declared due and payable prior to its stated maturity or the stated


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

maturity of any underlying obligation, as the case may be (upon the giving or receiving of notice, lapse of time, both, or otherwise); or

         (c) failure of any Credit Party to perform or comply with any term or condition contained in Section 2.3, 5.1(g), 5.2 or Section 6 (other than Section 6.6) hereof; or

         (d) any representation, warranty, certification or other statement made or deemed made by any Credit Party in any Credit Document or in any statement or certificate at any time given by Company or any of its Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect as the date made or deemed made; or

         (e) any Credit Party shall default in the performance of or compliance with any term contained herein or any of the other Credit Documents, other than any such term referred to in any other Section of this Section 8.1 and other than Section 6.6, and such default shall not have been remedied or waived within thirty (30) days after the earlier of (i) an officer of such Credit Party becoming aware of such default or (ii) receipt by Borrower of notice from Administrative Agent or any Lender of such default; or

         (f) (i) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of any Credit Party in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against any Credit Party under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over any Credit Party, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of any Credit Party for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of any Credit Party, and any such event described in this clause
(ii) shall continue for sixty (60) days unless dismissed, bonded or discharged;
or

         (g) (i) any Credit Party shall have an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or any Credit Party shall make any assignment for the benefit of creditors; or (ii) any Credit Party shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the Board of Directors of any Credit Party (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to herein or in Section 8.1(f); or


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

         (h) any money judgment, writ or warrant of attachment or similar process involving (i) in any individual case an amount in excess of $1,000,000 or (ii) in the aggregate at any time an amount in excess of $5,000,000 (in either case not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against any Credit Party or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of sixty (60) days (or in any event later than five days prior to the date of any proposed sale thereunder); or

         (i) any order, judgment or decree shall be entered against any Credit Party decreeing the dissolution or split up of Company or that Subsidiary and such order shall remain undischarged or unstayed for a period in excess of thirty (30) days; or

         (j) there shall occur one or more ERISA Events which individually or in the aggregate results in or might reasonably be expected to result in liability of Company, any of its Subsidiaries or any of their respective ERISA Affiliates in excess of $5,000,000 during the term hereof; or there shall exist an amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), which exceeds $5,000,000; or

         (k) a Change of Control shall occur; or

         (l) at any time after the execution and delivery thereof, (i) the Guaranty for any reason, other than the satisfaction in full of all Obligations, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void or any Guarantor shall repudiate its obligations thereunder, (ii) this Agreement or any Collateral Document ceases to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms hereof or thereof or the satisfaction in full of the Obligations in accordance with the terms hereof) or shall be declared null and void, or Administrative Agent shall not have or shall cease to have a valid and perfected Lien in any Collateral purported to be covered thereby and for which perfection is required thereunder, in each case for any reason other than the failure of Administrative Agent or any Lender to take any action within its control, or (iii) any Credit Party shall contest the validity or enforceability of any Credit Document in writing or deny in writing that it has any further liability, including with respect to future advances by Lenders, under any Credit Document to which it is a party; or

         (m) at any time after the Initial Funding Date that any Loans are outstanding any Credit Party is an "investment company" as defined in, or is subject to regulation under, the Investment Company Act;

THEN, (1) upon the occurrence of any Event of Default described in Section 8.1(f) or 8.1(g), automatically, and (2) upon the occurrence of any other Event of Default, at the request of (or with the consent of) Requisite Lenders, upon notice to Borrower by Administrative Agent, (A) the


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

Commitments, if any, of each Lender having such Commitments shall terminate, and
(B) each of the following shall immediately become due and payable, in each case without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by each Credit Party: (I) the unpaid principal amount of and accrued interest on the Loans, and (II) all other Obligations.

SECTION 9.  AGENTS

         9.1. APPOINTMENT OF AGENTS. GSCP and TDSI are hereby appointed Co-Lead Arrangers, and GSCP is hereby appointed Syndication Agent hereunder, and each Lender hereby authorizes Co-Lead Arrangers and Syndication Agent to act as its agent in accordance with the terms hereof and the other Credit Documents. TD is hereby appointed Administrative Agent hereunder and under the other Credit Documents and each Lender hereby authorizes Administrative Agent to act as its agent in accordance with the terms hereof and the other Credit Documents (except with respect to the rights granted to it in the second sentence of Section 9.7). MSSF is hereby appointed Documentation Agent hereunder, and each Lender hereby authorizes Documentation Agent to act as its agent in accordance with the terms hereof and the other Credit Documents. Each Agent hereby agrees to act upon the express conditions contained herein and the other Credit Documents, as applicable. The provisions of this Section 9 are solely for the benefit of Agents and Lenders and no Credit Party shall have any rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties hereunder, each Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Company or any of its Subsidiaries. Each of Syndication Agent and Documentation Agent, without consent of or notice to any party hereto, may assign any and all of its rights or obligations hereunder to any of its Affiliates. As of the Closing Date, all the respective obligations of (i) GSCP, in its capacity as Co-Lead Arranger and Syndication Agent, (ii) TDSI, as Co-Lead Arranger and (iii) MSSF, in its capacity as Documentation Agent, shall terminate.

         9.2. POWERS AND DUTIES. Each Lender irrevocably authorizes each Agent to take such action on such Lender's behalf and to exercise such powers, rights and remedies hereunder and under the other Credit Documents as are specifically delegated or granted to such Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Each Agent shall have only those duties and responsibilities that are expressly specified herein and the other Credit Documents. Each Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. No Agent shall have, by reason hereof or any of the other Credit Documents, a fiduciary relationship in respect of any Lender; and nothing herein or any of the other Credit Documents, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect hereof or any of the other Credit Documents except as expressly set forth herein or therein.

         9.3. GENERAL IMMUNITY. (a) No Agent shall be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency hereof or any other Credit Document or for any representations, warranties, recitals or statements made herein or therein


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

or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by any of Agent to Lenders or by or on behalf of Borrower to any Agent or any Lender in connection with the Credit Documents and the transactions contemplated thereby or for the financial condition or business affairs of any Credit Party or any other Person liable for the payment of any Obligations, nor shall any Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Credit Documents or as to the use of the proceeds of the Loans or as to the existence or possible existence of any Event of Default or Default. Anything contained herein to the contrary notwithstanding, Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Loans.

         (b) No Agent nor any of its officers, partners, directors, employees or agents shall be liable to Lenders for any action taken or omitted by any Agent under or in connection with any of the Credit Documents except to the extent caused by such Agent's gross negligence or willful misconduct. Each Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection herewith or any of the other Credit Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until such Agent shall have received instructions in respect thereof from Requisite Lenders (or such other Lenders as may be required to give such instructions under Section 10.5) and, upon receipt of such instructions from Requisite Lenders (or such other Lenders, as the case may be), such Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions. Without prejudice to the generality of the foregoing,
(i) each Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Company and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or (where so instructed) refraining from acting hereunder or any of the other Credit Documents in accordance with the instructions of Requisite Lenders (or such other Lenders as may be required to give such instructions under Section 10.5).

         9.4. AGENTS ENTITLED TO ACT AS LENDER. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, any Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans, each Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not performing the duties and functions delegated to it hereunder, and the term "LENDER" shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity. Any Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust, financial advisory or other business with Borrower or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from Borrower for services in connection herewith and otherwise without having to account for the same to Lenders.


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

         9.5. LENDERS' AGREEMENTS. Each Lender agrees that it has made its own independent investigation of the financial condition and affairs of Company and its Subsidiaries in connection with Loans hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of Company and its Subsidiaries. No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and no Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

         9.6. RIGHT TO INDEMNITY. Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify each Agent, to the extent that such Agent shall not have been reimbursed by Borrower, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Agent in exercising its powers, rights and remedies or performing its duties hereunder or under the other Credit Documents or otherwise in its capacity as such Agent in any way relating to or arising out hereof or the other Credit Documents; provided, no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct. If any indemnity furnished to any Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided, in no event shall this sentence require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Lender's Pro Rata Share thereof; and provided further, this sentence shall not be deemed to require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement described in the proviso in the immediately preceding sentence.

         9.7. SUCCESSOR ADMINISTRATIVE AGENT. Administrative Agent may resign at any time by giving thirty (30) days' prior written notice thereof to Lenders and Borrower. Upon any such notice of resignation, Requisite Lenders shall have the right, with the consent of Borrower (which shall not be unreasonably withheld or delayed or required at any time an Event of Default shall have occurred and then be continuing), to appoint a successor Administrative Agent. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent hereunder.

         9.8. COLLATERAL DOCUMENTS AND GUARANTIES. (a) Each Lender hereby further authorizes Administrative Agent, on behalf of and for the benefit of Lenders, to be the agent for and


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

representative of Lenders with respect to the Guaranty, the Collateral and the Collateral Documents. Subject to Section 10.5, without further written consent or authorization from Lenders, Administrative Agent may execute any documents or instruments necessary to (i) release any Lien encumbering any item of Collateral that is the subject of a sale or other disposition of assets permitted hereby or to which Requisite Lenders (or such other Lenders as may be required to give such consent under Section 10.5) have otherwise consented or (ii) release any Guarantor from the Guaranty pursuant to Section 7.13 or with respect to which Requisite Lenders (or such other Lenders as may be required to give such consent under Section 10.5) have otherwise consented.

         (b) Anything contained in any of the Credit Documents to the contrary notwithstanding, each Credit Party, Administrative Agent and each Lender hereby agree that (i) no Lender shall have any right individually to realize upon any of the Collateral or to enforce the Guaranty, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by Administrative Agent for the benefit of Lenders in accordance with the terms hereof, and (ii) in the event of a foreclosure by Administrative Agent on any of the Collateral pursuant to a public or private sale, Administrative Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and Administrative Agent, as agent for and representative of Lenders (but not any Lender or Lenders in its or their respective individual capacities unless Requisite Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by Administrative Agent at such sale.

         (c) It is the purpose hereof and the other Credit Documents that there shall be no violation of any law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction. It is recognized that in case of litigation hereunder or any of the other Credit Documents, and in particular in case of the enforcement of any of the Credit Documents, or in case Administrative Agent deems that by reason of any present or future law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Credit Documents or take any other action which may be desirable or necessary in connection therewith, it may be necessary that Administrative Agent appoint an additional individual or institution as a separate trustee, co-trustee, collateral agent or collateral co-agent (a "SUPPLEMENTAL COLLATERAL AGENT"). In the event that Administrative Agent appoints a Supplemental Collateral Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended hereby or any of the other Credit Documents to be exercised by or vested in or conveyed to Administrative Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Collateral Agent to the extent, and only to the extent, necessary to enable such Supplemental Collateral Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Credit Documents and necessary to the exercise or performance thereof by such Supplemental Collateral Agent shall run to and be enforceable by either Agent or such Supplemental Collateral Agent, and (ii) the provisions of this Section 9 and of Sections 10.2 and 10.3 that refer to Administrative Agent shall inure to the benefit of such


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

Supplemental Collateral Agent and all references therein to Administrative Agent shall be deemed to be references to Administrative Agent and/or such Supplemental Collateral Agent, as the context may require. Should any instrument in writing from Borrower or any other Credit Party be required by any Supplemental Collateral Agent so appointed by Administrative Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, Borrower shall, or shall cause such Credit Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by Administrative Agent. In case any Supplemental Collateral Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Collateral Agent, to the extent permitted by law, shall vest in and be exercised by Administrative Agent until the appointment of a new Supplemental Collateral Agent.

SECTION 10.  MISCELLANEOUS

         10.1. NOTICES. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given to a Credit Party or any Agent, shall be sent to such Person's address as set forth on Appendix B or in the other relevant Credit Document, and in the case of any Lender, the address as indicated on Appendix B or otherwise indicated to Administrative Agent in writing. Each notice hereunder shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided, no notice to any Agent or Lender shall be effective until received by such Agent or Lender.

         10.2. EXPENSES. Whether or not the transactions contemplated hereby shall be consummated, Borrower agrees to pay promptly (a) all the reasonable out of pocket costs and expenses of each Agent associated with the syndication of the credit facilities hereunder and the preparation, execution and delivery of the Credit Documents and any consents, amendments, waivers or other modifications thereto; (b) all reasonable costs of furnishing all opinions by counsel for any Credit Party (including any opinions requested by Lenders as to any legal matters arising hereunder) and of Borrower's and each Credit Party's performance of and compliance with all agreements and conditions on its part to be performed or complied with hereunder and the other Credit Documents including with respect to confirming compliance with environmental, insurance and solvency requirements; (c) the reasonable fees, expenses and disbursements of counsel to Agents in connection with the negotiation, preparation, execution and administration of the Credit Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by any Credit Party; (d) all the reasonable out of pocket costs and expenses of creating and perfecting Liens in favor of Administrative Agent on behalf of Lenders pursuant hereto, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums and reasonable fees, expenses and disbursements of counsel to each Agent and of counsel providing any opinions that any Agent or Requisite Lenders may request in respect of the Collateral or the Liens created pursuant the Collateral Documents; (e) all the reasonable out of pocket costs and fees, expenses and disbursements of any auditors, accountants, consultants or appraisers; (f) all the reasonable out of pocket costs and expenses (including the reasonable fees, expenses and disbursements of any appraisers, consultants, advisors and agents employed or retained by Administrative Agent and its counsel) in connection with the custody or preservation of any of the Collateral; (g) all other reasonable out of pocket costs and expenses incurred by each Agent in connection with the syndication of the Loans and Commitments and the negotiation, preparation and execution of the Credit Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby; and (h) after the occurrence or an Event of Default, all costs and expenses, including reasonable attorneys' fees and costs of settlement, incurred by any Agent and Lenders in enforcing any Obligations of or in collecting any payments due from any Credit Party hereunder or under the other Credit Documents by reason of such Event of Default (including in connection with the sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty) or in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a "work-out" or pursuant to any insolvency or bankruptcy proceedings.

         10.3. INDEMNITY. In addition to the payment of expenses pursuant to
Section 10.2, whether or not the transactions contemplated hereby shall be consummated, each Credit Party agrees to defend (subject to Indemnitees' selection of counsel), indemnify, pay and hold harmless, each Agent and Lender and the officers, partners, directors, trustees, employees, agents and Affiliates of each Agent and each Lender (each, an "INDEMNITEE"), from and against any and all Indemnified Liabilities; provided, no Credit Party shall have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise from the gross negligence, willful misconduct or bad faith of that Indemnitee as determined by a final, non-appealable judgment of a court of competent jurisdiction. To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this Section 10.3 may be unenforceable in whole or in part because they are violative of any law or public policy, the applicable Credit Party shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

         10.4. SET-OFF. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default each Lender is hereby authorized by each Credit Party at any time or from time to time subject to the consent of Administrative Agent (such consent not to be unreasonably withheld or delayed), without notice to any Credit Party or to any other Person (other than Administrative Agent), any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by such Lender to or for the credit or the account of any Credit Party against and on account of the obligations and liabilities of any Credit Party due and payable to such Lender hereunder and the other Credit Documents, including all claims of any nature or description arising out of or connected herewith, or any other Credit Document, irrespective of whether or not (a) such Lender shall have made any demand hereunder or (b) the principal of or the interest on the Loans or


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

any other amounts due hereunder shall have become due and payable pursuant to
Section 2 and although said obligations and liabilities, or any of them, may be contingent or unmatured. Each Credit Party hereby further grants to Administrative Agent and each Lender a security interest in all Deposit Accounts maintained with Administrative Agent or such Lender as security for the Obligations.

         10.5. AMENDMENTS AND WAIVERS. (a) Subject to Section 10.5(b) and 10.5(c), no amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by any Credit Party therefrom, shall in any event be effective without the written concurrence of the Requisite Lenders.

         (b) Without the written consent of each Lender that would be affected thereby, no amendment, modification, termination, or consent shall be effective if the effect thereof would:

                  (i) extend the scheduled final maturity of any Loan or Note;

                  (ii) waive, reduce or postpone any scheduled reduction;

                  (iii) reduce the rate of interest on any Loan (other than any waiver of any increase in the interest rate applicable to any Loan pursuant to Section 2.7) or any fee payable hereunder;

                  (iv) extend the time for payment of any such interest or fees;

                  (v) reduce the principal amount of any Loan;

                  (vi) amend, modify, terminate or waive any provision of this
         Section 10.5(b);

                  (vii) amend the definition of "REQUISITE LENDERS" or "PRO RATA SHARE";

                  (viii) release all or substantially all of the Collateral or all or substantially all of the Guarantors from the Guaranty except as expressly provided in the Credit Documents; or

                  (ix) consent to the assignment or transfer by any Credit Party of any of its rights and obligations under any Credit Document.

         (c) No amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by any Credit Party therefrom, shall:

                  (i) increase any Commitment of any Lender over the amount thereof then in effect without the consent of such Lender; provided, no amendment, modification or waiver of any condition precedent, covenant, Default or Event of Default shall constitute an increase in any Commitment of any Lender; or


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

                  (ii) amend, modify, terminate or waive any provision of
         Section 9 as the same applies to any Agent, or any other provision hereof as the same applies to the rights or obligations of any Agent, in each case without the consent of such Agent.

         (d) Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 10.5 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by a Credit Party, on such Credit Party.

         10.6. SUCCESSORS AND ASSIGNS; PARTICIPATIONS. (a) This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders. No Credit Party's rights or obligations hereunder nor any interest therein may be assigned or delegated by any Credit Party without the prior written consent of all Lenders.

         (b) Borrower, Administrative Agent and Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Commitments and Loans listed therein for all purposes hereof, and no assignment or transfer of any such Commitment or Loan shall be effective unless and until an Assignment Agreement effecting the assignment or transfer thereof shall have been delivered to Administrative Agent and recorded in the Register. Prior to such recordation, all amounts owed with respect to the applicable Commitment or Loan shall be owed to the Lender listed in the Register as the owner thereof, and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitments or Loans.

         (c) Each Lender shall have the right at any time to sell, assign or transfer any Commitment, any Loan or any other Obligation:

                  (i) to any Person meeting the criteria of clause (i) of the definition of the term of "ELIGIBLE ASSIGNEE" upon the giving of notice to Borrower and Administrative Agent; and

                  (ii) to any Person meeting the criteria of clause (ii) of the definition of the term of "Eligible Assignee" upon the consent of each of Borrower and Administrative Agent (neither of which shall be unreasonably withheld or delayed or shall be required at any time an Event of Default shall have occurred and then be continuing); provided, each such assignment pursuant to this Section 10.6(c)(ii) shall be in an aggregate amount of not less than $5,000,000 and after giving effect thereto the assigning Lender must have Commitments and Loans aggregating at least $5,000,000 (or such lesser amount as may be agreed to by Borrower and Administrative Agent or as shall constitute the aggregate amount of the Commitments, Loans and other Obligations of the assigning Lender).

         (d) The assigning Lender and the assignee thereof shall execute and deliver to Administrative Agent an Assignment Agreement, together with (i) a processing and recordation fee of $3,500 (which shall not be due in the case of assignments to an Affiliate of the assigning Lender, and which shall be $750 in the case of assignments by GSCP), and (ii) such forms, certificates or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such Assignment Agreement may be required to deliver to Administrative Agent and Borrower pursuant to Section 2.18(c).

         (e) Upon its receipt of a duly executed and completed Assignment Agreement, together with the processing and recordation fee referred to in
Section 10.6(d) (and any forms, certificates or other evidence required by this Agreement in connection therewith), Administrative Agent shall record the information contained in such Assignment Agreement in the Register, shall give prompt notice thereof to Borrower and shall maintain a copy of such Assignment Agreement.

         (f) Each Lender, upon execution and delivery hereof or upon executing and delivering an Assignment Agreement, as the case may be, represents and warrants as of the Closing Date or as of the applicable Effective Date (as defined in the applicable Assignment Agreement) that (i) it is an Eligible Assignee; (ii) it has experience and expertise in the making of or investing in commitments or loans such as the Commitments or Loans, as the case may be; and
(iii) it will make or invest in, as the case may be, its Commitments or Loans for its own account in the ordinary course of its business and without a view to distribution of such Commitments or Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this Section 10.6, the disposition of such Commitments or Loans or any interests therein shall at all times remain within its exclusive control).

         (g) Subject to the terms and conditions of this Section 10.6, as of the "Effective Date" specified in such Assignment Agreement: (i) the assignee thereunder shall have the rights and obligations of a "Lender" hereunder to the extent such rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement and shall thereafter be a party hereto and a "Lender" for all purposes hereof; (ii) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned thereby pursuant to such Assignment Agreement, relinquish its rights (other than any rights which survive the termination hereof under Section 10.8) and be released from its obligations hereunder (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Lender's rights and obligations hereunder, such Lender shall cease to be a party hereto); (iii) the Commitments shall be modified to reflect the Commitment of such assignee and any remaining Commitment of such assigning Lender, if any; and (iv) if any such assignment occurs after the issuance of any Note hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Notes to Administrative Agent for cancellation, and thereupon Borrower shall issue and deliver new Notes, if so requested by the assignee and/or assigning Lender, to such assignee and/or to such assigning Lender, with appropriate insertions, to reflect the new Commitments and/or outstanding Loans of the assignee and/or the assigning Lender.

         (h) Each Lender shall have the right at any time to sell one or more participations to any Person in all or any part of its Commitments, Loans or in any other Obligation. The holder of any such participation, other than an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except with respect to any amendment modification or waiver described in Section 10.5(b) or 10.5(c) to the extent directly affecting the Loan or Commitment relating to the participation. All amounts payable by any Credit Party hereunder, including amounts payable to such Lender pursuant to Section 2.16(c), 2.17 or 2.18, shall be determined as if such Lender had not sold such participation. Each Credit Party and each Lender hereby acknowledge and agree that, solely for purposes of Sections 2.15 and 10.4, (1) any participation will give rise to a direct obligation of each Credit Party to the participant and (2) the participant shall be considered to be a "Lender".

         (i) In addition to any other assignment permitted pursuant to this
Section 10.6, (i) any Lender may assign and pledge all or any portion of its Loans, the other Obligations owed to such Lender, and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve Bank, and (ii) with the consent of Borrower and Administrative Agent any Lender which is an investment fund may pledge all or any portion of its Notes or Loans to its trustee in support of its obligations to such trustee; provided, no Lender, as between Borrower and such Lender, shall be relieved of any of its obligations hereunder as a result of any such assignment and pledge, and provided further, in no event shall the applicable Federal Reserve Bank or trustee be considered to be a "Lender" or be entitled to require the assigning Lender to take or omit to take any action hereunder.

         10.7. INDEPENDENCE OF COVENANTS. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

         10.8. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. All representations, warranties and agreements made herein shall survive the execution and delivery hereof and the making of any Loan. Notwithstanding anything herein or implied by law to the contrary, the agreements of each Credit Party set forth in Sections 2.16(c), 2.17, 2.18, 7.2, 10.2, 10.3 and 10.4 and
the agreements of Lenders set forth in Sections 2.15 and 9.6 shall survive the payment of the Loans.

         10.9. NO WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of Administrative Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Credit Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. The rights, powers and remedies given to each Agent and each Lender hereby are cumulative and shall be in addition to and independent of all rights, powers and remedies existing by virtue of any statute or rule of law or in any of the other Credit Documents or any Hedge Agreement. Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

         10.10. MARSHALLING; PAYMENTS SET AIDE. Neither Administrative Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Credit Party or any other Person or against or in payment of any or all of the Obligations. To the extent that any Credit Party makes a payment or payments to Administrative Agent or Lenders (or to Administrative Agent for the benefit of Lenders), or Administrative Agent or Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

         10.11. SEVERABILITY. In case any provision in or obligation hereunder or any Note shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

         10.12. OBLIGATIONS SEVERAL; INDEPENDENT NATURE OF LENDERS' RIGHTS. The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitments of any other Lender hereunder. Nothing contained herein or in any other Credit Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out hereof and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

         10.13. HEADINGS. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

         10.14. APPLICABLE LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL

OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.

         10.15. CONSENT TO JURISDICTION. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY CREDIT PARTY ARISING OUT OF OR RELATING HERETO OR ANY OTHER CREDIT DOCUMENT, OR ANY OF THE OBLIGATIONS, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH CREDIT PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (A) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (B) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (C) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE CREDIT PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 10.1; (D) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (C) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE CREDIT PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (E) AGREES SUCH LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY CREDIT PARTY IN THE COURTS OF ANY OTHER JURISDICTION.

         10.16. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT HEREOF OR ANY OF THE OTHER CREDIT DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/ BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER

ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 10.16 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER CREDIT DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

         10.17. CONFIDENTIALITY. Each Lender shall hold all non-public information obtained pursuant to the requirements hereof in accordance with such Lender's customary procedures for handling confidential information of this nature and in accordance with prudent lending or investing practices, it being understood and agreed by Company that in any event a Lender may make disclosures to Affiliates of such Lender or disclosures reasonably required by any bona fide or potential assignee, transferee or participant in connection with the contemplated assignment, transfer or participation by such Lender of any Loans or any participations therein or by any direct or indirect contractual counterparties (or the professional advisors thereto) in swap agreements (provided, such Affiliates, assignees, transferees, participants, swap counterparties and advisors are advised of and agree to be bound by the provisions of this Section 10.17) or disclosures required or requested by any governmental agency or representative thereof or by the National Association of Insurance Commissioners or pursuant to legal process; provided, unless prohibited by applicable law or court order, each Lender shall notify Company of any request by any governmental agency or representative thereof (other than any such request in connection with any examination of the financial condition of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information; and provided further, in no event shall any Lender be obligated or required to return any materials furnished by Company or any of its Subsidiaries.

         10.18. USURY SAVINGS CLAUSE. Notwithstanding any other provision herein, the aggregate interest rate charged with respect to any of the Obligations, including all charges or fees in connection therewith deemed in the nature of interest under applicable law shall not exceed the Highest Lawful Rate. If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate, the outstanding amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, Borrower shall pay to Administrative Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of Lenders and Borrower to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be canceled automatically and, if previously paid, shall at such Lender's option be applied to the outstanding amount of the Loans made hereunder or be refunded to Borrower.

         10.19. COUNTERPARTS; EFFECTIVENESS. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Borrower and Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof.

            [The remainder of this page is intentionally left blank.]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.


                             ALLEGIANCE TELECOM, INC.


                             By:      /s/ Mark Tresnowski
                                   ---------------------------------------------
                                      Name: Mark Tresnowski
                                      Title: Senior Vice President and Secretary

                             ALLEGIANCE FINANCE COMPANY, INC.


                             By:      /s/ Mark Tresnowski
                                   ---------------------------------------------
                                      Name: Mark Tresnowski
                                      Title: Senior Vice President and Secretary

                             ALLEGIANCE TELECOM SERVICE
                             CORPORATION,
                             as a Guarantor


                             By:      /s/ Mark Tresnowski
                                   ---------------------------------------------
                                      Name: Mark Tresnowski
                                      Title: Senior Vice President and Secretary

                             ALLEGIANCE TELECOM INTERNATIONAL,
                             INC.,
                             as a Guarantor


                             By:      /s/ Mark Tresnowski
                                   ---------------------------------------------
                                      Name: Mark Tresnowski
                                      Title: Senior Vice President and Secretary

                             INTERNET ALLEGIANCE INC.,
                             as a Guarantor


                             By:      /s/ Mark Tresnowski
                                   ---------------------------------------------
                                      Name: Mark Tresnowski

                             Title: Senior Vice President and Secretary

                             ALLEGIANCE TELECOM OF TEXAS, INC.,
                             as a Guarantor


                             By:      /s/ Mark Tresnowski
                                   ---------------------------------------------
                                      Name: Mark Tresnowski
                                      Title: Senior Vice President and Secretary

                             ALLEGIANCE TELECOM OF ILLINOIS, INC.,
                             as a Guarantor


                             By:      /s/ Mark Tresnowski
                                   ---------------------------------------------
                                      Name: Mark Tresnowski
                                      Title: Senior Vice President and Secretary

                             ALLEGIANCE TELECOM OF MICHIGAN,
                             INC.,    as a Guarantor


                             By:      /s/ Mark Tresnowski
                                   ---------------------------------------------
                                      Name: Mark Tresnowski
                                      Title: Senior Vice President and Secretary

                             ALLEGIANCE TELECOM OF MARYLAND,
                             INC.,  as a Guarantor


                             By:      /s/ Mark Tresnowski
                                   ---------------------------------------------
                                      Name: Mark Tresnowski
                                      Title: Senior Vice President and Secretary


                             ALLEGIANCE TELECOM OF THE DISTRICT
                             OF COLUMBIA, INC.,  as a Guarantor


                             By:      /s/ Mark Tresnowski
                                   ---------------------------------------------
                                      Name: Mark Tresnowski
                                      Title: Senior Vice President and Secretary

                             ALLEGIANCE TELECOM OF COLORADO,
                             INC.,    as a Guarantor


                             By:      /s/ Mark Tresnowski
                                   ---------------------------------------------
                                      Name: Mark Tresnowski
                                      Title: Senior Vice President and Secretary

                             ALLEGIANCE TELECOM OF FLORIDA, INC.,
                             as a Guarantor


                             By:      /s/ Mark Tresnowski
                                   ---------------------------------------------
                                      Name: Mark Tresnowski
                                      Title: Senior Vice President and Secretary

                             GOLDMAN SACHS CREDIT PARTNERS L.P.,
                             as Syndication Agent, Co-Lead Arranger and a Lender


                             By:
                                   ---------------------------------------------
                                               Authorized Signatory

                             TD SECURITIES (USA) INC.,
                             as Co-Lead Arranger



                             By:
                                   ---------------------------------------------
                                    Name:
                                    Title:

                              TORONTO DOMINION (TEXAS), INC.,
                             as Administrative Agent and a Lender



                             By:      /s/ Diane Bailey
                                   ---------------------------------------------
                                      Name: Diane Bailey
                                      Title: Vice President

                             MORGAN STANLEY SENIOR FUNDING, INC.,
                             as Documentation Agent and a Lender


                             By:      /s/ Michael T. McLaughlin
                                   ---------------------------------------------
                                      Name: Michael T. McLaughlin
                                      Title: Principal

                             BANKBOSTON, N.A.,
                             as Managing Agent and a Lender

                             By:      /s/ Jeffrey A. Wellington
                                   ---------------------------------------------
                                      Name: Jeffrey A. Wellington
                                      Title: Director

                             THE BANK OF NEW YORK,
                             as Managing Agent and a Lender


                             By:      /s/ Debra L. McGary
                                   ---------------------------------------------
                                      Name: Debra L. McGary
                                      Title: Assistant Vice President

                             PNC BANK, NATIONAL ASSOCIATION,
                             as Managing Agent and a Lender


                             By:      /s/ Jeffrey E. Hauser
                                   ---------------------------------------------
                                      Name: Jeffrey E. Hauser
                                      Title: Vice President

                             CREDIT LYONNAIS NEW YORK BRANCH,
                             as Managing Agent and a Lender


                             By:      /s/ John P. Judge
                                   ---------------------------------------------
                                      Name: John P. Judge
                                      Title: Vice President

                             FIRST UNION NATIONAL BANK,
                             as Managing Agent and a Lender


                             By:      /s/ Mark M. Harden
                                   ---------------------------------------------
                                      Name: Mark M. Harden
                                      Title: Senior Vice President

                             GENERAL ELECTRIC CAPITAL
                             CORPORATION,
                             as Managing Agent and a Lender


                             By:      /s/ Molly S. Fergusson
                                   ---------------------------------------------
                                      Name: Molly S. Fergusson
                                      Title: Manager, Operations

                             THE BANK OF NOVA SCOTIA,
                             as Co-Agent and a Lender


                             By:      /s/ Vincent J. Fitzgerald, Jr
                                   ---------------------------------------------
                                      Name: Vincent J. Fitzgerald, Jr.
                                      Title: Authorized Signatory

                             DRESDNER BANK AG, NEW YORK AND
                             GRAND CAYMAN BRANCHES,
                             as Co-Agent and a Lender


                             By:      /s/ Jane A. Majeski
                                   ---------------------------------------------
                                      Name: Jane A. Majeski
                                      Title: First Vice President

                             By:      /s/ William E. Lambert
                                   ---------------------------------------------
                                      Name: William E. Lambert
                                      Title: Vice President

                             UNION BANK OF CALIFORNIA, N.A.
                             as Co-Agent and a Lender


                             By:      /s/ Ryan D. Flanagan
                                   ---------------------------------------------
                                      Name: Ryan D. Flanagan
                                      Title: Assistant Vice President

                             NEWCOURT COMMERCIAL FINANCE
                             CORPORATION,
                             as Co-Agent and a Lender


                             By:      /s/ Charles Brown
                                   ---------------------------------------------
                                      Name: Charles Brown
                                      Title: Vice President

                             THE CIT GROUP/
                             EQUIPMENT FINANCING, INC .,
                             as a Lender



                                  APPENDIX A-6

                             By:      /s/ J. E. Palmer
                                   ---------------------------------------------
                             Name: J. E. Palmer
                             Title: Assistant Vice President


                                  APPENDIX A-7

                             COOPERATIEVE CENTRALE RAIFFEISEN-
                             BOERENLEENBANK B.A., "RABOBANK
                             NEDERLAND", NEW YORK BRANCH,
                             as a Lender


                             By:      /s/ Michael V.M. Van Der Voort
                                   ---------------------------------------------
                                      Name: Michael V.M. Van Der Voort
                                      Title: Vice President

                             By:      /s/ W. Pieter C. Kodde
                                   ---------------------------------------------
                                      Name: W. Pieter C. Kodde
                                      Title: Vice President

                             HELLER FINANCIAL, INC.,
                             as a Lender


                             By:      /s/ K. Craig Gallehugh
                                   ---------------------------------------------
                                      Name: K. Craig Gallehugh
                                      Title: Vice President



                                  APPENDIX A-8

                                                                      APPENDIX A
                                                TO CREDIT AND GUARANTY AGREEMENT


================================================================================
                                                                          Pro
                                           Commitment                    Rata
                       Lender                                            Share
Toronto Dominion (Texas) Inc.              $17,000,000                   7.5%
Goldman Sachs Credit Partners L.P.         $17,000,000                   7.5%
Morgan Stanley Senior Funding, Inc.        $17,000,000                   7.5%
BankBoston, N.A.                           $15,500,000                   6.9%
The Bank of New York                       $15,500,000                   6.9%
Credit Lyonnais New York Branch            $15,500,000                   6.9%
First Union National Bank                  $15,500,000                   6.9%
General Electric Capital Corporation       $15,500,000                   6.9%
PNC Bank, National Association             $15,500,000                   6.9%
Dresdner Bank AG, New York and             $14,000,000                   6.2%
Grand Cayman Branches
Union Bank of California, N.A.             $14,000,000                   6.2%
The Bank of Nova Scotia                    $14,000,000                   6.2%
Newcourt Commercial Finance                $14,000,000                   6.2%
Corporation
Heller Financial, Inc.                     $10,000,000                   4.4%
Cooperatieve Centrale Raiffeisen -         $10,000,000                   4.4%
Boerenleenbank B.A., "Rabobank
Nederland", New York Branch
The CIT Group/                             $ 5,000,000                   2.2%
Equipment Financing, Inc.
Total                                     $225,000,000                   100%
================================================================================


                                  APPENDIX A-9

                                                                      APPENDIX B
                                                TO CREDIT AND GUARANTY AGREEMENT

                                NOTICE ADDRESSES

ALLEGIANCE TELECOM, INC.

         Allegiance Telecom, Inc.
         4 Westbrook Corporate Center, Suite 400
         Westchester, Illinois  60154
         Attention:  Mark B. Tresnowski
         Telephone:  708-836-5240
         Fascimile:  708-836-5250


For each of the following:

ALLEGIANCE FINANCE COMPANY, INC.
ALLEGIANCE TELECOM SERVICE CORPORATION
ALLEGIANCE TELECOM INTERNATIONAL, INC.
INTERNET ALLEGIANCE, INC.
ALLEGIANCE TELECOM OF ILLINOIS, INC.
ALLEGIANCE TELECOM OF MICHIGAN, INC.
ALLEGIANCE TELECOM OF MARYLAND, INC.
ALLEGIANCE TELECOM OF THE DISTRICT OF COLUMBIA, INC.
ALLEGIANCE TELECOM OF COLORADO, INC.
ALLEGIANCE TELECOM OF FLORIDA, INC.

         c/o Allegiance Telecom, Inc.
         4 Westbrook Corporate Center, Suite 400
         Westchester, Illinois  60154
         Attention:  Mark B. Tresnowski
         Telephone:  708-836-5240
         Fascimile:  708-836-5250


In each case, with a copy to:

         Kirkland & Ellis
         200 East Randolph Drive
         Chicago, Illinois 60601
         Attention:  Andrew M. Kaufman
         Telephone:  312-861-2313
         Fascimile:  312-861-2200

                                  APPENDIX B-1

GOLDMAN SACHS CREDIT PARTNERS L.P.,
as Syndication Agent

         Goldman Sachs Credit Partners L.P.
         c/o Goldman, Sachs & Co.
         85 Broad Street
         New York, New York  10004
         Attention:  Stephen King
         Telephone:  212-902-8123
         Facsimile:  212-902-1021


with a copy of all Notices to:

         Goldman Sachs Credit Partners L.P.
         c/o Goldman, Sachs & Co.
         85 Broad Street
         New York, New York  10004
         Attention:  John Makrinos
         Telephone:  212-902-5977
         Facsimile:  212-357-4597

                                  APPENDIX B-2

TORONTO DOMINION (TEXAS), INC.,
as Administrative Agent


Administrative Agent's Principal Office:

         Toronto Dominion Bank - Houston Agency
         909 Fannin Street, Suite 1700
         Houston, TX  77010
         Attention:  Diane Bailey or Kimberly Burleson
         Telephone:  713-653-8241
         Facsimile:  713-951-9921

                                  APPENDIX B-3

MORGAN STANLEY SENIOR FUNDING, INC.
as Documentation Agent


Documentation Agent's Principal Office:

         1585 Broadway, 10th floor
         New York, New York  10036
         Attention:  James Morgan
         Telephone:  212-761-4866
         Facsimile:  212-761-0592


In each case, with a copy to:

         1221 Avenue of the Americas, 35th floor
         New York, New York
         Attention:  Morgan Edwards
         Telephone:  212-762-5814
         Facsimile:  212-762-9181


                                  APPENDIX B-4

BANKBOSTON, N.A.
as a Lender


Lender's Principal Office:

         BankBoston, N.A.
         100 Federal Street
         MS 01-08-04
         Boston, MA  02110
         Attention:  Margie Hery, Loan Administrator
         Telephone:  617-434-9725
         Facsimile:  617-434-9820


In each case, with a copy to:

         BankBoston, N.A.
         100 Federal Street
         MA 01-08-08
         Boston, MA  02110
         Attention:  Jeffrey A. Wellington, Director
         Telephone:  617-434-9959
         Facsimile:  617-434-3401


                                  APPENDIX B-5

THE BANK OF NEW YORK
as a Lender


Lender's Principal Office:

         The Bank of New York
         One Wall Street
         New York, NY 10286
         Attention:  Edgar Greaves
         Telephone:  212-635-8728
         Facsimile:  212-635-8679


In each case, with a copy to:

         The Bank of New York
         One Wall Street
         New York, NY 10286
         Attention:  Debra McGarry
         Telephone: 212-635-8748
         Facsimile: 212-635-8595


                                  APPENDIX B-6

THE BANK OF NOVA SCOTIA
as a Lender


Lender's Principal Office:

         The Bank of Nova Scotia
         One Liberty Plaza
         New York, NY  10006
         Attention:  Peter Colletta
         Telephone:  212-225-5069
         Facsimile:  212-225-5145


In each case, with a copy to:

         The Bank of Nova Scotia
         One Liberty Plaza
         New York, NY  10006
         Attention:  Steve Levi
         Telephone: 212-225-5039
         Facsimile: 212-225-5090


                                  APPENDIX B-7

DRESDNER BANK AG, NEW YORK AND CAYMAN ISLAND BRANCHES as a Lender


Lender's Principal Office:

         Dresdner Bank AG, New York Branch
         75 Wall Street
         New York, NY  10005
         Attention: Laura Lam, Vice President
         Telephone: 212-429-2288
         Facsimile:  212-429-2130



In each case, with a copy to:

         Dresdner Bank AG, New York Branch
         75 Wall Street
         New York, NY  10005
         Attention:  Constance Loosemore, Assistant Vice President
         Telephone: 212-429-3204
         Facsimile: 212-429-4181


                                  APPENDIX B-8

THE CIT GROUP/EQUIPMENT FINANCING, INC.
as a Lender


Lender's Principal Office:

         900 Ashwood Parkway
         Suite 600
         Atlanta, Georgia 30338
         Attention: John Palmer, Assistant Vice President
         Telephone: 770-551-7827
         Facsimile: 770-206-9295


In each case, with a copy to:

         900 Ashwood Parkway
         Suite 600
         Atlanta, Georgia 30338
         Attention: Kathleen Oliver
         Telephone: 770-551-7870
         Facsimile: 770-399-9823


                                  APPENDIX B-9

COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., "RABOBANK
NEDERLAND", NEW YORK BRANCH
as a Lender


Lender's Principal Office:

         Corporate Services
         10 Exchange Place
         Jersey City, NJ  07302
         Attention: Debra Rivers
         Telephone: 201-499-5317
         Facsimile: 201-499-5327


In each case, with a copy to:

         300 South Wacker Drive
         Suite 3500
         Chicago, IL  60606
         Attention: Alan McLintock, Vice President
         Telephone: 312-408-8253
         Facsimile: 312-786-0052

                                  APPENDIX B-10

CREDIT LYONNAIS, NEW YORK BRANCH
as a Lender


Lender's Principal Office:

         1301 Avenue of the Americas
         New York, New York  10019
         Attention:  Deborah Sachs
         Telephone:  212-261-7837
         Facsimile:  212-261-3318


In each case, with a copy to:

         1301 Avenue of the Americas
         New York, New York  10019
         Attention:  John Judge
         Telephone:  212-261-7841
         Facsimile:  212-261-3288


                                  APPENDIX B-11

FIRST UNION NATIONAL BANK
as a Lender


Lender's Principal Office:

         First Union National Bank
         301 S. College Street
         Charlotte, NC  28288
         Attention:  Deanna Webster
         Telephone:  704-383-0522
         Facsimile:  704-383-7201



                                  APPENDIX B-12

GENERAL ELECTRIC CAPITAL CORPORATION
as a Lender


Lender's Principal Office:

         Structured Finance Group
         120 Longridge Road, 3rd Floor
         Stamford, Connecticut  06927
         Attention:  Susan Cahill
         Telephone:  203-961-2032
         Facsimile:  203-425-9327


In each case, with a copy to:

         Structured Finance Group
         120 Longridge Road, 3rd Floor
         Stamford, Connecticut  06927
         Attention:  Brian Jack
         Telephone:  203-357-6859
         Facsimile:  203-357-3962


                                  APPENDIX B-13

HELLER FINANCIAL, INC.
as a Lender


Lender's Principal Office:

         500 W. Monroe
         Chicago, IL  60661
         Attention:  Najee Ali
         Telephone:  312-441-6898
         Facsimile:  312-441-7367


In each case, with a copy to:

         500 W. Monroe
         Chicago, IL  60661
         Attention:  Craig Gallehway
         Telephone:  312-441-7630
         Facsimile:  312-441-7367


                                  APPENDIX B-14

PNC BANK, NATIONAL ASSOCIATION
as a Lender


Lender's Principal Office:

         PNC Bank, N.A.
         1600 Market Street
         Philadelphia, PA  19103
         Attention: Joanne Kane, Loan Originator
         Telephone: 215-585-6809
         Facsimile: 215-585-7485


In each case, with a copy to:

         PNC Bank, N.A.
         1600 Market Street
         Philadelphia, PA  19103
         Attention: Jeffrey E. Hauser
         Telephone: 215-585-6468
         Facsimile: 215-585-6680


                                  APPENDIX B-15

UNION BANK OF CALIFORNIA, N.A.
as a Lender


Lender's Principal Office:

         1950 Saturn Street V03-251
         Monterey Park, CA  91755
         Attention:  Gohar Karapetyan
         Telephone:  213-720-2679
         Facsimile:  323-720-2252


In each case, with a copy to:

         445 So. Figueroa Street
         Los Angeles, CA  90071
         Attention:  Craig Cappi
         Telephone:  213-236-7517
         Facsimile:  213-236-5747


                                  APPENDIX B-16

NEWCOURT COMMERCIAL FINANCE CORPORATION
as a Lender


Lender's Principal Office:

         c/o Newcourt Capital Inc.
         Two Gatehall Drive, 1st floor
         Parsippany, New Jersey 07054
         Attention: Vice President - Credit
         Telephone: 973-355-7630
         Facsimile: 973-355-7641


In each case, with a copy to:

         c/o Newcourt Capital Inc.
         Two Gatehall Drive, 1st floor
         Parsippany, New Jersey 07054
         Attention: Vice President - Legal
         Telephone: 973-355-7609
         Facsimile: 973-355-7645

                                  APPENDIX B-17

                                                                  EXHIBIT A-1 TO
                                                                CREDIT AGREEMENT


                                 FUNDING NOTICE

         Reference is made to the Credit and Guaranty Agreement, dated as of April __, 1999 (as it may be amended, supplemented or otherwise modified, the "Credit Agreement"; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Allegiance Telecom, Inc. ("Company"), Allegiance Finance Company, Inc. ("Borrower"), the Subsidiaries of Company (other than Borrower) party thereto, as Guarantors, Lenders, Goldman Sachs Credit Partners L.P. ("GSCP"), as Syndication Agent, Toronto Dominion (Texas), Inc., as Administrative Agent, Morgan Stanley Senior Funding, Inc., as Documentation Agent, and GSCP and TD Securities (USA) Inc., as Co-Lead Arrangers.

         Pursuant to Section 2.1 of the Credit Agreement, Borrower desires that Lenders make the following Loans to Borrower on _________________ (the "Credit Date"):

         1.       Amount of Base Rate Loans:               $________________

         2.       Amount of Eurodollar Rate Loans
                  with an initial Interest Period of
                  month(s):                                $________________

         The undersigned officer of Borrower, to the best of his or her knowledge, and Borrower certify that:

                  1. as of the Credit Date, the representations and warranties contained in each of the Credit Documents are true, correct and complete in all material respects on and as of such Credit Date to the same extent as though made on and as of such date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true, correct and complete in all material respects on and as of such earlier date;

                  2. as of the Credit Date, no injunction or other restraining order has been issued and no hearing to cause an injunction or other restraining order to be issued is pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the

                                      A-1-1
consummation of, or to recover any damages or obtain relief as a result of, the borrowing contemplated hereby; and

                  3. as of the such Credit Date, no event has occurred and be continuing or would result from the consummation of the borrowing contemplated hereby that would constitute an Event of Default or a Default.

Date:                                  Allegiance Finance Company, Inc.


                                       By:
                                           -------------------------------------
                                           Name:
                                                 -------------------------------
                                           Title:
                                                  ------------------------------



                                      A-1-2

                                                                  EXHIBIT A-2 TO
                                                                CREDIT AGREEMENT

                         CONVERSION/CONTINUATION NOTICE

         Reference is made to the Credit and Guaranty Agreement, dated as of April __, 1999 (as it may be amended, supplemented or otherwise modified, the "Credit Agreement"; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Allegiance Telecom, Inc. ("Company"), Allegiance Finance Company, Inc. ("Borrower"), the Subsidiaries of Company (other than Borrower) party thereto, as Guarantors, Lenders, Goldman Sachs Credit Partners L.P. ("GSCP"), as Syndication Agent, Toronto Dominion (Texas), Inc., as Administrative Agent, Morgan Stanley Senior Funding, Inc., as Documentation Agent, and GSCP and TD Securities (USA) Inc., as Co-Lead Arrangers.

         Pursuant to Section 2.6 of the Credit Agreement, Borrower desires to convert or to continue the following Loans, each such conversion and/or continuation to be effective as of ________________________:


         1.       Amount of Eurodollar Rate Loans
                  to be continued as Eurodollar Rate
                  Loans, with an initial Interest Period
                  of ________  month(s):                      $________________

         2.       Amount of Base Rate Loans to be
                  converted to Eurodollar Rate Loans,
                  with an initial Interest Period of
                  month(s):                                   $_________________

         3.       Amount of Eurodollar Rate Loans
                  to be converted to Base Rate Loans:         $_________________

         In the case of a conversion to or continuation of a Eurodollar Rate Loan, the undersigned officer, to the best of his or her knowledge, and Borrower certify that (a) no Event of Default or Default has occurred and is continuing, and (b) the conversion or continuation date thereof is the expiration date of such Loan's Interest Period (or breakage fees in the amount of $_______ payable pursuant to Section 2.16(c) will be paid on the date of conversion or continuation).

Date:                                  Allegiance Finance Company, Inc.


                                       By:
                                           -------------------------------------
                                           Title:
                                                  ------------------------------


                                      A-2-1

                                                                    EXHIBIT B TO
                                                                CREDIT AGREEMENT


                                      NOTE

$[1][__________]                                             [2]__________, ____

         FOR VALUE RECEIVED, Allegiance Finance Company, Inc., a Delaware corporation ("Payor"), promises to pay, without set-off or counter claim, to the order of [3]________________ ("Payee") or its registered assigns, on or before [______ __, ____], the lesser of (a) [1][_________________] DOLLARS
($[1]_________) and (b) the unpaid principal amount of all advances made by Payee to Payor as Loans under the Credit Agreement referred to below.

         Payor also promises to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain Credit and Guaranty Agreement, dated as of April __, 1999 (as it may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among Allegiance Telecom, Inc. ("Company"), Payor, the Subsidiaries of Company (other than Borrower) party thereto, as Guarantors, Lenders, Goldman Sachs Credit Partners L.P. ("GSCP"), as Syndication Agent, Toronto Dominion (Texas), Inc., as Administrative Agent, Morgan Stanley Senior Funding, Inc., as Documentation Agent, and GSCP and TD Securities (USA) Inc., as Co-Lead Arrangers.

         Payor shall make principal payments on this Note as set forth in
Section 2.14 of the Credit Agreement.

         This Note is issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Loans evidenced hereby were made and are to be repaid.

         All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the Administrative Agent's Principal Office or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement. Unless and until an Assignment Agreement effecting the assignment or transfer of this Note shall have been accepted by Administrative Agent and

--------

[1] Lender's Commitment

[2] Closing Date

[3] Name of Lender
recorded in the Register, Payor and Administrative Agent shall be entitled to deem and treat Payee as the owner and holder of this Note and the Loans evidenced hereby. Payee hereby agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligations of Payor hereunder with respect to payments of principal of or interest on this Note.

         This Note is subject to mandatory prepayment and to prepayment at the option of Payor, each as provided in the Credit Agreement.

         THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF PAYOR AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND EN FORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

         Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon and premium, if any, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

         The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

         This Note is subject to restrictions on transfer or assignment as provided in the Credit Agreement.

         Payor promises to pay all costs and expenses, including reasonable attorneys' fees, all as provided in the Credit Agreement, incurred in the collection and enforcement of this Note. Payor and any endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

         All borrowings evidenced by this Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates and maturity dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof or on a continuation thereof that shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder hereof to make such a notation or any error in such a notation shall not affect the obligations of the Borrower under this Note.

         IN WITNESS WHEREOF, Payor has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

                                       Allegiance Finance Company, Inc.


                                       By:
                                           -------------------------------------
                                           Name:
                                                 -------------------------------
                                           Title:
                                                  ------------------------------

                              TRANSACTIONS ON NOTE



-------------------------------------------------------------------------------------------
                                                                 Outstanding
               Type of        Amount of        Amount of          Principal
              Loan Made       Loan Made      Principal Paid        Balance         Notation
   Date       This Date       This Date        This Date          This Date        Made By
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

                                                                    EXHIBIT C TO
                                                                CREDIT AGREEMENT


                             COMPLIANCE CERTIFICATE

THE UNDERSIGNED HEREBY CERTIFIES TO ALL AGENTS AND LENDERS AS FOLLOWS:

         1. I am the Chief Financial Officer of Allegiance Telecom, Inc., a Delaware corporation ("Company").

         2. I have reviewed the terms of that certain Credit and Guaranty Agreement, dated as of April __, 1999 (as so amended, supplemented or otherwise modified, the "Credit Agreement", the terms defined therein and not otherwise defined in this Certificate, including the Attachment annexed hereto and made a part hereof (the "Attachment"), being used in this Certificate as therein defined), by and among Company, Allegiance Finance Company, Inc. ("Borrower"), the Subsidiaries of Company (other than Borrower) party thereto, as Guarantors, Lenders, Goldman Sachs Credit Partners L.P. ("GSCP"), as Syndication Agent, Toronto Dominion (Texas), Inc., as Administrative Agent, Morgan Stanley Senior Funding, Inc., as Documentation Agent, and GSCP and TD Securities (USA) Inc., as Co-Lead Arrangers, and the terms of the other Credit Documents, and I have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and condition of Company and its Subsidiaries during the accounting period covered by the attached financial statements.

         3. The examination described in paragraph 2 above did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes an Event of Default or Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth in a separate attachment, if any, to this Certificate, describing in detail, the nature of the condition or event, the period during which it has existed and the action which Company has taken, is taking, or proposes to take with respect to each such condition or event.

         The foregoing certifications, together with the computations set forth in the Attachment and the financial statements delivered with this Certificate in support hereof, are made and delivered this __________ day of ____________ pursuant to Section 5.1(d) of the Credit Agreement.

                                       Allegiance Telecom, Inc.


                                       By:

                                           Name:
                                                 -------------------------------

                                           Title:  Chief Financial Officer

                                                                   ATTACHMENT TO
                                                          COMPLIANCE CERTIFICATE

FOR THE FISCAL [QUARTER] [YEAR] ENDING ____________________.

                                                                    EXHIBIT D TO
                                                                CREDIT AGREEMENT

                               OPINIONS OF COUNSEL

                                    [to come]

                                                                    EXHIBIT E TO
                                                                CREDIT AGREEMENT


                              ASSIGNMENT AGREEMENT

         This ASSIGNMENT AGREEMENT (this "Agreement"), dated as of the date set forth on Schedule I hereto as the Effective Date (the "Effective Date"), by and between the parties signatory hereto and designated as Assignor ("Assignor") and Assignee ("Assignee").


                                    RECITALS:

         WHEREAS, Assignor is party to the Credit and Guaranty Agreement, dated as of April __, 1999 (as it may be amended, supplemented or otherwise modified, the "Credit Agreement"; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Allegiance Telecom, Inc. ("Company"), Allegiance Finance Company, Inc. ("Borrower"), the Subsidiaries of Company (other than Borrower) party thereto, as Guarantors, Lenders, Goldman Sachs Credit Partners L.P. ("GSCP"), as Syndication Agent, Toronto Dominion (Texas), Inc., as Administrative Agent, Morgan Stanley Senior Funding, Inc., as Documentation Agent, and GSCP and TD Securities (USA) Inc., as Co-Lead Arrangers; and

         WHEREAS, Assignor desires to sell and assign to Assignee, and Assignee desires to purchase and assume from Assignor, certain rights and obligations of Assignor under the Credit Agreement.

         NOW, THEREFORE, in consideration of the agreements and covenants herein contained, the parties hereto agree as follows:

         Section 1. Assignment and Assumption. Subject to the terms and conditions hereof, as of the Effective Date, Assignor sells and assigns to Assignee, without recourse, representation or warranty (except as expressly set forth herein), and Assignee purchases and assumes from Assignor, the percentage interest specified on Schedule I hereto in all of the rights and obligations with respect to the Commitments and outstanding Loans of Lenders arising under the Credit Agreement and the other Credit Documents (the "Assigned Share"). In consideration of such assignment, Assignee hereby agrees to pay to Assignor, on the date set forth on Schedule I hereto as the Settlement Date (the "Settlement Date"), the principal amount of any outstanding loans included within the Assigned Share (such principal amount referred to herein as the "Purchase Price"), such payment to be made by wire transfer of immediately available funds. Upon the occurrence of the Effective Date: (a) the Assignee shall have the rights and obligations of a Lender to the extent of the Assigned Share and shall thereafter be a party to the Credit Agreement and a Lender for all purposes of the Credit Documents; (b) Assignor shall, to the extent of the Assigned Share, relinquish its rights (other than any rights which survive the payment of the Loans under Section 10.8 thereof) and be released from its obligations under the Credit Agreement; and (c) the Commitments shall be modified to reflect the Commitment of Assignee and any remaining Commitment of Assignor. From and after the Effective Date, Administrative Agent shall make all payments under the Credit Agreement in respect of the Assigned Share (i) in the case of any interest and fees that shall have accrued prior to the Settlement Date, to Assignor, and (ii) in all other cases, to Assignee; provided, Assignor and Assignee shall make payments directly to each other to the extent necessary to effect any appropriate adjustments in any amounts distributed to Assignor and/or Assignee by Administrative Agent under the Credit Documents in respect of the Assigned Share in the event that, for any reason whatsoever, the payment of consideration contemplated by this Section 1 occurs on a date other than the Settlement Date.

         Section 2. Effective Date. Notwithstanding anything herein to the contrary, the Effective Date shall not be deemed to have occurred until each of the following conditions are satisfied, as determined in the reasonable judgment of each of Assignor, Assignee and Administrative Agent: (a) the execution of a counterpart hereof by each of Assignor and Assignee; (b) the payment of the Purchase Price on the Settlement Date; (c) the receipt by Administrative Agent of the processing and recordation fee referred to in Section 10.6(d) of the Credit Agreement; (d) in the event Assignee is a Non-US Lender, the delivery by Assignee to Administrative Agent of such forms, certificates or other evidence with respect to United States federal income tax withholding matters as Assignee may be required to deliver to Administrative Agent pursuant to Section 2.18(c);
(e) the receipt by Administrative Agent of originals or telefacsimiles of executed counterparts hereof; and (f) the recordation by Administrative Agent in the Register of the pertinent information regarding this Assignment pursuant to
Section 10.6(e) of the Credit Agreement.

         Section 3. Certain Representations, Warranties and Agreements. (a) Assignor represents and warrants to Assignee that (i) Assignor is the legal and beneficial owner of the Assigned Share, free and clear of any adverse claim; and
(ii) Schedule I hereto sets forth the aggregate amount of the Commitments and the aggregate amount of the Loans, in each case as of the Effective Date.

         (b) Assignee represents and warrants to Assignor that (i) it is an Eligible Assignee and that it has experience and expertise in the making or purchasing of loans and commitment such as the Loans and the Commitments; (ii) it has acquired the Assigned Share for its own account in the ordinary course of its business and without a view to distribution of the Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of Section 10.6 of the Credit Agreement, the disposition of the Assigned Share or any interests therein shall at all times remain within its exclusive control); (iii) it has received, reviewed and approved a copy of the Credit Agreement (including all Exhibits and Schedules thereto); and (iv) it has received from Assignor such financial information regarding Company and its Subsidiaries as is available to Assignor and as Assignee has requested, that it has made its own independent investigation of the financial condition and affairs of Company and its Subsidiaries in connection with the assignment evidenced by this Agreement, and that it has made and shall continue to make its own appraisal of the creditworthiness of Company and its Subsidiaries. Assignor shall have no duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Assignee or to provide Assignee with any other credit or other information with respect thereto, whether coming into its possession before the making of the initial Loans or at any time or times thereafter, and Assignor shall not have any responsibility with respect to the accuracy of or the completeness of any information provided to Assignee.

         (c) Each party to this Agreement represents and warrants to the other party hereto that it has full power and authority to enter into this Agreement and to perform its obligations hereunder in accordance with the provisions hereof, that this Agreement has been duly authorized, executed and delivered by such party and that this Agreement constitutes a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity.

         (d) Assignor shall not be responsible to Assignee for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of any of the Credit Documents or for any representations, warranties, recitals or statements made therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by Assignor to Assignee or by or on behalf of Company or any of its Subsidiaries to Assignor or Assignee in connection with the Credit Documents and the transactions contemplated thereby or for the financial condition or business affairs of Company or any other Person liable for the payment of any Obligations, nor shall Assignor be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Credit Documents or as to the use of the proceeds of the Loans or as to the existence or possible existence of any Event of Default or Default.

         Section 4. Miscellaneous. Assignor and Assignee each agrees from time to time, upon request of such other party, to take such additional actions and to execute and deliver such additional documents and instruments as such other party may reasonably request to effect the transactions contemplated by, and to carry out the intent of, this Agreement. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except by an instrument in writing signed by the party (including, if applicable, any party required to evidence its consent to or acceptance of this Agreement) against whom enforcement of such change, waiver, discharge or termination is sought. Any notice or other communication herein required or permitted to be given shall be given pursuant to Section 10.1 of the Credit Agreement, and all for purposes thereof, the notice address of Assignee shall be the address as set forth on the signature page hereof. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns. This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

         THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND EN FORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the Effective Date by their respective officers thereunto duly authorized.




[ASSIGNOR], as Assignor                      [ASSIGNEE], as Assignee


By:                                          By:
     Name:                                        Name:
     Title:                                       Title:


[Consented to as of the Effective Date:]     [Consented to and recorded as of]
                                                       ,       .
                                             ----------  ------

Allegiance Finance Company, Inc.,            Toronto Dominion (Texas), Inc.,
  as Borrower                                  as Administrative Agent


By:                                          By:
     Name:                                        Name:
     Title:                                       Title:

                                                                   SCHEDULE I TO
                                                            ASSIGNMENT AGREEMENT


1.       Effective Date:             __________


2.       Settlement Date:            __________


3.       Assigned Share:


=================================================================================
                                                     Principal        Percentage
                                Aggregate               Amount        of Facility
        Facility                 Amount               Assigned         Assigned
=================================================================================
Commitment                    $___________          $__________         _____%

Loans                         $___________          $__________         _____%
=================================================================================


4.       Payment Instructions:


         ASSIGNOR:                                 ASSIGNEE:


         Attention:                                Attention:


5.       Notice Instructions:


         ASSIGNOR:                                 ASSIGNEE:


         Attention:                                Attention:

                                                                    EXHIBIT F TO
                                                                CREDIT AGREEMENT

                         CERTIFICATE RE NON-BANK STATUS

         Reference is hereby made to that certain Credit and Guaranty Agreement, dated as of April __, 1999 (said Credit and Guaranty Agreement, as amended, supplemented or otherwise modified to the date hereof, being the "Credit Agreement"), by and among Allegiance Telecom, Inc. ("Company"), Allegiance Finance Company, Inc. ("Borrower"), the Subsidiaries of Company (other than Borrower) party thereto, as Guarantors, Lenders, Goldman Sachs Credit Partners L.P. ("GSCP"), as Syndication Agent, Toronto Dominion (Texas), Inc., as Administrative Agent, Morgan Stanley Senior Funding, Inc., as Documentation Agent, and GSCP and TD Securities (USA) Inc., as Co-Lead Arrangers. Pursuant to
Section 2.18(c) of the Credit Agreement, the undersigned hereby certifies that it is not a "bank" or other Person described in Section 881(c)(3) of the Internal Revenue Code of 1986, as amended.


                                       [NAME OF LENDER]


                                       By:
                                          --------------------------------------
                                          Name:
                                                --------------------------------
                                          Title:
                                                 -------------------------------

                                                                    EXHIBIT G TO
                                                                CREDIT AGREEMENT

                            CLOSING DATE CERTIFICATE


         THE UNDERSIGNED HEREBY CERTIFY AS FOLLOWS:

         1. We are, respectively, the chief executive officer and the chief financial officer of Allegiance Finance Company, Inc., a Delaware corporation ("Borrower").

         2. Pursuant to Section 3.1(q) of the Credit and Guaranty Agreement, dated as of April __, 1999 (as amended, supplemented or otherwise modified to the date hereof, the "Credit Agreement"; capitalized terms used herein but not defined herein as therein defined), by and among Borrower, Allegiance Telecom, Inc. ("Company"),the Subsidiaries of Company (other than Borrower) party thereto, as Guarantors, Lenders, Goldman Sachs Credit Partners L.P. ("GSCP"), as Syndication Agent, Toronto Dominion (Texas), Inc., as Administrative Agent, Morgan Stanley Senior Funding, Inc., as Documentation Agent, and GSCP and TD Securities (USA) Inc., as Co-Lead Arrangers, the undersigned do hereby certify on behalf of Borrower that:

         (a) We have reviewed the terms of Sections 3 and 4 of the Credit Agreement and the definitions and provisions contained in such Credit Agreement relating to such subsections, and in our opinion we have made, or have caused to be made under our supervision, such examination or investigation as is necessary to enable us to express an informed opinion as to the matters referred to herein.

         (b) Based upon our review and examination described in paragraph (a) above, we certify that as of the date hereof: (i) the representations and warranties in Section 4 of the Credit Agreement are true and correct in all material respects on and as of the Closing Date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties were true and correct in all material respects on and as of such earlier date; (ii) no injunction or restraining order has been issued and no hearing to cause an injunction or other restraining order is pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated by the Credit Agreement; (iii) each Credit Party has performed all agreements and satisfied all conditions which the Credit Agreement or the Credit Documents provide shall be per formed or satisfied by it on or before the Closing Date; and (iv) no event has occurred or is continuing as of the date hereof, that would constitute an Event of Default or a Default.

         (c) Based upon our review and examination described in paragraph (a) above, we certify that, as of the date hereof, each Credit Party is Solvent.

         (d) Each Credit Party has requested Kirkland & Ellis, counsel to Credit Parties, to deliver to Agents and Lenders on the Closing Date favorable written opinions setting forth substantially the matters in the opinions designated in Exhibit D annexed to the Credit Agreement, and as to such other matters as Syndication Agent and Administrative Agent may reasonably request.

         (e) Attached hereto as Annex B are true, complete and correct copies of
(i) the Historical Financial Statements, (ii) a pro forma balance sheet as at December 31, 1998 and an income and cash flow statement for the twelve month period ending December 31, 1998, in each case for Company and its Subsidiaries, prepared in accordance with GAAP on a consolidated basis and reflecting the transactions contemplated hereby, and (iii) a financial forecast for Company and its Subsidiaries for the period from Fiscal Year 1999 through and including Fiscal Year 2008 (with Fiscal Years 1999 and 2000 detailed by Fiscal Quarter), together with an analysis of Pre-Overhead EBITDA on a Geographic Market-by-Geographic Market basis through June 30, 2001; and all of the foregoing financial statements and other information are not inconsistent, in any material respect, with any information previously provided to Agents.

         The foregoing certifications are made and delivered as of April __, 1999.


                                       By:
                                           -------------------------------------
                                           Name:
                                                 -------------------------------
                                           Title: Chief Executive Officer


                                       By:
                                           -------------------------------------
                                           Name:
                                                 -------------------------------
                                           Title: Chief Financial Officer

                                                                    EXHIBIT H TO
                                                                CREDIT AGREEMENT



                          LOAN AVAILABILITY CERTIFICATE


         1. I am the [insert name of position of Authorized Officer] of Allegiance Telecom, Inc., a Delaware corporation ("Company").

         2. I have reviewed the terms of Sections 3, 6.6 or 6.7, as applicable, of that certain Credit and Guaranty Agreement, dated as of April __, 1999 (as so amended, supplemented or otherwise modified, the "Credit Agreement", the terms defined therein and not otherwise defined in this Certificate being used in this Certificate as therein defined), by and among Company, Allegiance Finance Company, Inc. ("Borrower"), the Subsidiaries of Company (other than Borrower) party thereto, as Guarantors, Lenders, Goldman Sachs Credit Partners L.P. ("GSCP"), as Syndication Agent, Toronto Dominion (Texas), Inc., as Administrative Agent, Morgan Stanley Senior Funding, Inc., as Documentation Agent, and GSCP and TD Securities (USA) Inc., as Co-Lead Arrangers, and the definitions and provisions contained in such Credit Agreement relating to such Sections, and I have made, or have caused to be made under my supervision, such examination or investigation as is necessary to enable me to express an informed opinion as to the matters referred to herein.

         [3. Based upon my review and examination described in paragraph 2 above, I certify to all Agents and Lenders that, as of the date hereof, the following Initial Certified Conditions have been met:

         (a) Company is in pro forma compliance with all (i) covenants contained in Sections 6.6 or 6.7, as applicable, and (ii) conditions specified in Section 3;

         (b) Company has invested a minimum of $250,000,000 in the operations of the Borrower and/or its Subsidiaries (it being understood that for the purposes of this clause (b), the term "invested" includes cash invested in operations and expenses of the Borrower and/or its Subsidiaries and Capital Expenditures of Borrower and/or its Subsidiaries); and

         (c) [name of Geographic Market] (i) had Pre-Overhead EBITDA equal to $___________ in [month] and (ii) projects positive Pre-Overhead EBITDA on a pro forma basis from the date hereof through the Maturity Date.

         (d) the Geographic Market specified in clause (c) is represented by [name of Subsidiary], (i) whose stock has been pledged to the Administrative Agent pursuant to Section

5.12(b) of the Credit Agreement, (ii) which is a Guarantor under the Credit Agreement and (iii) which is a Grantor under the Pledge and Security Agreement.

         [4. Based upon my review and examination described in paragraph 2 above, I certify that, as of the date hereof, the following Incremental Certified Conditions have been met:

         (a) Company is in pro forma compliance with all (i) covenants contained in Sections 6.6 or 6.7, as applicable, and (ii) conditions specified in Section 3; and

         (b) [name of Geographic Market] (i) had Pre-Overhead EBITDA equal to $___________ in [month] and (ii) projects positive Pre-Overhead EBITDA on a pro forma basis from the date hereof through the Maturity Date.

[ (c) [name of Geographic Market] (i) had Pre-Overhead EBITDA equal to $___________ in [month] and (ii) projects positive Pre-Overhead EBITDA on a pro forma basis from the date hereof through the Maturity Date.

         (d) the Geographic Markets specified in clauses (c) and (d) are represented by [name of Subsidiaries], each of (i) whose stock has been pledged to the Administrative Agent pursuant to Section 5.12(b) of the Credit Agreement,
(ii) which is a Guarantor under the Credit Agreement and (iii) which is a Grantor under the Pledge and Security Agreement.

The foregoing certifications, together with the attached financial statements delivered with this Certificate in support hereof, are made and delivered this __________ day of ____________ .

                                       Allegiance Telecom, Inc.


                                       By:

                                          Name:
                                               ---------------------------------

                                          Title:
                                                --------------------------------

                        Supporting Financial Calculations

                                    [to come]

                                                                    EXHIBIT I TO
                                                                CREDIT AGREEMENT

                          PLEDGE AND SECURITY AGREEMENT

         This PLEDGE AND SECURITY AGREEMENT, dated as of April __, 1999 (this "Agreement"), among ALLEGIANCE TELECOM, INC., a Delaware company ("Company Grantor") and EACH OF THE UNDERSIGNED, whether as an original signatory hereto or as an Additional Grantor (as herein defined) (each, a "Subsidiary Grantor", and collectively with Company Grantor, the "Grantors"), and Toronto Dominion (Texas), Inc., as agent (in such capacity, "Secured Party") for Lenders and Lender Counterparties.

                                    RECITALS:

         WHEREAS, each Grantor is a party to the Credit and Guaranty Agreement, of even date herewith (as it may be from time to time amended, supplemented or otherwise modified, the "Credit Agreement"; the capitalized terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Company Grantor, Allegiance Finance Company, Inc. ("Borrower"), the Subsidiaries of Company Grantor party thereto, as Guarantors, Lenders, Goldman Sachs Credit Partners L.P. ("GSCP"), as Syndication Agent, Toronto Dominion (Texas), Inc., as Administrative Agent, Morgan Stanley Senior Funding, Inc., as Documentation Agent, and GSCP and TD Securities (USA) Inc., as Co-Lead Arrangers;

         WHEREAS, subject to the terms and conditions of the Credit Agreement, Company or any of its Subsidiaries may enter into one or more Hedge Agreements with one or more Lender Counterparties; and

         WHEREAS, in consideration of the extensions of credit and other accommodations of Lenders and Lender Counterparties as set forth in the Credit Agreement and the Hedge Agreements, respectively, each Grantor has agreed, subject to the terms and conditions hereof and of each other Credit Document and each of the Hedge Agreements to which each is a party thereto, to secure such obligations as are set forth herein.

         NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, each Grantor and Secured Party agree as follows:

SECTION 1A. GRANT OF SECURITY BY COMPANY GRANTOR

         Company Grantor hereby grants to Secured Party a security interest in all of such Grantor's right, title and interest in and to all right, title and interest of such Grantor, whether now owned or hereafter acquired, in all shares of capital stock of Borrower owned by such Grantor, including without limitation, all shares of capital stock described on Schedule 1(a), and the certificates representing such shares and any interest of such Grantor in the entries on the books of any financial intermediary pertaining to such shares, and all dividends, cash, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares (all of the foregoing being referred to herein collectively as the "Company Pledged Stock").

SECTION 1. GRANT OF SECURITY BY SUBSIDIARY GRANTORS

         Each Subsidiary Grantor hereby grants to Secured Party a security interest in all of such Grantor's right, title and interest in and to the following, in each case whether now or hereafter existing or in which such Grantor now has or hereafter acquires an interest and wherever the same may be located (collectively with the Company Pledged Stock, the "Collateral"):

         (a)      all "Investment Property", which term means:

                  (i) all right, title and interest of such Grantor, whether now owned or hereafter acquired, in all shares of capital stock owned by such Grantor, including without limitation, all shares of capital stock described on Schedule 1(a), and the certificates representing such shares and any interest of such Grantor in the entries on the books of any financial intermediary pertaining to such shares, and all dividends, cash, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares (all of the foregoing, together with the Company Pledged Stock, being referred to herein collectively as the "Pledged Stock"); provided, only the outstanding capital stock of a controlled foreign corporation possessing up to but not exceeding 65% of the voting power of all classes of capital stock of such controlled foreign corporation entitled to vote shall be deemed to be pledged hereunder;

                  (ii) all right, title and interest of such Grantor, whether now owned or hereafter acquired, of all Indebtedness owed to such Grantor, including, without limitation, all Indebtedness described on
         Schedule 1(a), issued by the obligors named therein, the instruments evidencing such Indebtedness, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Indebtedness (all of the foregoing being referred to herein collectively as the "Pledged Debt");

                  (iii) all of such Grantor's right, title and interest as a limited and/or general partner in all partnerships, including, without limitation, the partnerships described on Schedule 1(a) (the "Partnerships"), whether now owned or hereafter acquired, including, without limitation, all of such Grantor's right, title and interest in, to and under the partnership agreements described on Schedule 1(a) (as such agreements have heretofore been and may hereafter be amended, restated, supplemented or otherwise modified from time to time, collectively, the "Partnership Agreements") to which it is a party (including, if such Grantor is a general partner of any Partnership, the right to vote with respect to and to manage and administer the business of such Partnership) together with all other rights, interests, claims and other property of such Grantor in any manner arising out of or relating to its limited and/or general partnership interest in the Partner ships, whatever their respective kind or character, whether they are tangible or intangible property, and wheresoever they may exist or be located, and further including, without limitation, (1) all of the rights of such Grantor as a limited and/or general partner: (A) (I) to receive money due and to become due (including without limitation dividends, distributions, interest, income from partnership properties and operations, proceeds of sale of partnership assets and returns of capital) under or pursuant to the Partnership Agreements, (II) to receive payments upon termination of the Partnership Agreements, and
         (III) to receive any other payments or distributions, whether cash or noncash, in respect of such Grantor's limited and/or general partnership interest evidenced by the Partnership Agreements; (B) in and with respect to claims and causes of action rising out of or relating to the Partnerships; and (C) to have the access to the Partnerships' books and records and to other information concerning or affecting the Partnerships; and (2) any "certificate of interest" or "certificates of interest" (or other certificates or instruments however designated or titled) issued by the Partnerships and evidencing such Grantor's interest as a limited and/or general partner in the Partnerships (collectively, the "Certificates" and any interest of such Grantor in the entries on the books of any financial intermediary pertaining to such Grantor's interest as a limited and/or general partner in the Partnership (all of the foregoing being referred to herein collectively as the "Partnership Interests");

                  (iv) all of such Grantor's right, title and interest as a member of all limited liability companies (the "LLCs"), including, without limitation, all of such Grantor's right, title and interest in, to and under the limited liability company interests set forth on
         Schedule 1(a), whether now owned or hereafter acquired, including, without limitation, all of such Grantor's right, title and interest in, to and under the operating agreements with respect to any such LLC (as such agreements have heretofore been and may hereafter be amended, restated, supplemented or otherwise modified from time to time, collectively, each, an "LLC Agreement") to which it is a party, regardless of whether such right, title and interest arises under such LLC Agreement, including (1) all rights of such Grantor to receive distributions of any kind, in cash or otherwise, due or to become due under or pursuant to each such LLC Agreement or otherwise in respect of such Person, (2) all rights of such Grantor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to each such Person, (3) all claims of such Grantor for damages arising out of, or for the breach of, or for a default under, each such LLC Agreement,
         (4) any certificated or uncertificated security evidencing any of the foregoing issued by such Person to such Grantor and (5) to the extent not included in the foregoing, all proceeds of any and all of the foregoing (all of the foregoing being referred to herein collectively as the "LLC Interests"; the Pledged Stock, the Pledged Debt, the Partnership Interests and the LLC Interests being herein collectively referred to as the "Pledged Securities";

                  (v) all additional shares of, limited and/or general partnership interests in and limited liability company interests in, and all securities convertible into and warrants, options and other rights to purchase or otherwise acquire, stock of any issuer of the Pledged Stock, limited and/or general partnership interests in the Partnerships, and limited liability company interests in the LLCs, from time to time acquired by such Grantor in any manner (which shares or interests shall be deemed to be part of the Pledged Securities), the certificates or other instruments representing such additional shares or interests, securities, warrants, options or other rights and any interest of such Grantor in the entries on the books of any financial intermediary pertaining to such additional shares or interests, and all additional indebtedness from time to time owed to such Grantor by any obligor on the Pledged Debt and the instruments evidencing such indebtedness, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness; (all of the foregoing being referred to herein collectively as the "Additional Pledged Securities"), and all dividends, distributions, cash, warrants, rights, instruments, payments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Additional Securities; and

                  (vi) all shares of, limited and/or general partnership interests in, and limited liability company interests in, and all securities convertible into and warrants, options and other rights to purchase or otherwise acquire, stock of, limited and/or general partnership interests in, or limited liability company interests in any Person that, after the date of this Agreement, becomes, as a result of any occurrence, a direct Subsidiary of such Grantor (which shares or interests shall be deemed to be part of the Pledged Securities), the certificates or other instruments representing such shares, interests, securities, warrants, options or other rights and any interest of such Grantor in the entries on the books of any financial intermediary pertaining to such shares or interests and all dividends, distributions, cash, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares, interests, securities, warrants, options or other rights, and all Indebtedness from time to time owed to such Grantor by any Person that, after the date of this Agreement, becomes, as a result of any occurrence, a Subsidiary of such Grantor, and the instruments evidencing such Indebtedness, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Indebtedness;

         (b) all interest, cash, instruments, securities and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing;

         (c) all "Intellectual Property", which term means:

                  (i) all trademarks, service marks, designs, logos, indicia, tradenames, corporate names, company names, business names, fictitious business names, trade styles and/or other source and/or business identifiers and applications pertaining thereto, owned or used by such Grantor in its business, or hereafter adopted and used, including, without limitation, the Trademarks specifically identified in Schedule 1(c) (all of the foregoing being referred to herein collectively as the "Trademarks"), all registrations that have been or may hereafter be issued or applied for thereon in the United States and any state thereof and in all foreign countries, including, without limitation, the registrations specifically identified in Schedule 1(c) (all of the foregoing being referred to herein collectively as the "Trademark Registrations"), all common law and other rights (but in no event any of the obligations) in and to the Trademarks in the United States and any state thereof and in all foreign countries (all of the foregoing being referred to herein collectively as the "Trademark Rights"), and all goodwill of such Grantor's business symbolized by the Trademarks and associated therewith (all of the foregoing being referred to herein collectively as the "Associated Goodwill"):

                  (ii) all patents and patent applications and rights and interests in patents and patent applications under any domestic law that are presently, or in the future may be, owned by such Grantor and all patents and patent applications and rights and interests in patents and patent applications under any domestic law that are presently, or in the future may be, held or used by such Grantor in whole or in part, including, without limitation, the patents and patent applications listed in Schedule 1(c), all rights (but not obligations corresponding thereto), including, without limitation, the right (but not the obligation, and exercisable only upon the occurrence and continuation of an Event of Default) to sue for past, present and future infringements in the name of such Grantor or in the name of Secured Party or Secured Parties, and all re-issues, divisions, continuations, renewals, extensions and continuations-in-part thereof (all of the foregoing being collectively referred to as the "Patents"); it being understood that the rights and interest included herein hereby shall include, without limitation, all rights and interests pursuant to licensing or other contracts in favor of such Grantor pertaining to patent applications and patents presently or in the future owned or used by third parties but, in the case of third parties which are not Affiliates of such Grantor, only to the extent permitted by such licensing or other contracts and, if not so permitted, only with the consent of such third parties; and

                  (iii) all published and unpublished works of authorship including, without limitation, computer programs, computer data bases, other computer software, including without limitation, object code and source code, mask works, semiconductor chips, masks, cell libraries, layouts, trade secrets, trade secret rights, trade dress rights, ideas, drawings, designs, schematics, algorithms, writings, techniques, processes and formulas, including, without limitation, the works listed on Schedule 1(c) (all of the foregoing being referred to herein collectively as the "Copyrights"), all copyright registrations issued to such Grantor and applications for copyright registration that have been or may hereafter be issued or applied for thereon in the United States and any state thereof and in all foreign countries, including, without limitation, the registrations listed on Schedule 1(c) (all of the foregoing being referred to herein collectively as the "Copyright Registrations"), all common law and other rights in and to the Copyrights in the United States and any state thereof and in all foreign countries including all copyright licenses (but with respect to such copyright licenses, only to the extent permitted by such licensing arrangements) (all of the foregoing being referred to herein collectively as the "Copyright Rights"), including, without limitation, each of the Copyrights, rights, titles and interests in and to the Copyrights and works protectable by copyright, which are presently, or in the future may be, owned, created (as a work for hire for the benefit of such Grantor), authored (as a work for hire for the benefit of such Grantor), acquired or used (whether pursuant to a license or otherwise but only to the extent permitted by agreements governing such license or other use) by such Grantor, in whole or in part, and all Copyright Rights with respect thereto and all Copyright Registrations therefor, heretofore or hereafter granted or applied for, and all renewals and extensions thereof, throughout the world, including all proceeds thereof (such as, by way of example and not by limitation, license royalties and proceeds of infringement suits), the right (but not the obligation) to renew and extend such Copy rights, Registrations and Copyright Rights and to register works protectable by copyright and the right (but not the obligation and exercisable only upon the occurrence and continuation of an Event of Default) to sue or bring opposition or cancellation proceedings in the name of such Grantor or in the name of Secured Party or Secured Parties for past, present and future infringements of the Copyrights and Copyright Rights;

         (d) all of such Grantor's right, title and interest in, to and under any equipment in all of its forms, all accessions or additions thereto, all parts thereof, whether or not at any time of determination incorporated or installed therein or attached thereto, and all replacements therefor, wherever located, now or hereafter existing (all of the foregoing being referred to herein collectively as the "Equipment");

         (e) all of such Grantor's right, title and interest in, to and under any inventory in all of its forms, including, but not limited to, (i) all goods held by such Grantor for sale or lease or to be furnished under contracts of service or so leased or furnished, (ii) all raw materials, work in process, finished goods, and materials used or consumed in the manufacture, packing, shipping, advertising, selling, leasing, furnishing or production of such inventory or otherwise used or consumed in such Grantor's business, (iii) all goods in which such Grantor has an interest in mass or a joint or other interest or right of any kind, (iv) all goods which are returned to or repossessed by such Grantor, and all accessions thereto and products thereof (all of the foregoing being referred to herein collectively as the "Inventory"), and (v) all negotiable and non-negotiable documents of title, including, without limitation, warehouse receipts, dock receipts and bills of lading issued by any Person covering any Inventory;

         (f) all of such Grantor's right, title and interest in, to and under any accounts, contract rights, chattel paper, documents, instruments, general intangibles and other rights and obligations of any kind (all of the foregoing being referred to herein collectively as the "Accounts") and all of such Grantor's rights in, to and under all security agreements, leases and other contracts securing or otherwise relating to any Accounts (all of the foregoing being referred to herein collectively as the "Related Contracts");

         (g) all of such Grantor's right, title and interest in, to and under all agreements and contracts to which such Grantor is a party as of the date hereof, including, without limitation, each Material Contract, or to which such Grantor becomes a party after the date hereof, as each such agreement may be amended, supplemented or otherwise modified from time to time (all of the foregoing being referred to herein collectively as the "Assigned Agreements"), including (i) all rights of such Grantor to receive moneys due or to become due under or pursuant to the Assigned Agreements, (ii) all rights of such Grantor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Assigned Agreements, (iii) all claims of such Grantor for damages arising out of any breach of or default under the Assigned Agreements, and (iv) all rights of such Grantor to terminate, amend, supplement, modify or exercise rights or options under the Assigned Agreements, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder;

         (h) to the extent not otherwise included in any other paragraph of this
Section 1, all other general intangibles, including tax refunds, rights to payment or performance, choses in action and judgments taken on any rights or claims included in the Collateral;

         (i) all books, records, ledger cards, files, correspondence, computer programs, tapes, disks and related data processing software that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon; and

         (j) to the extent not covered by Sections 1(a) through 1(i), all other personal property of such Grantor, all proceeds, products, rents and profits of or from any and all of the foregoing


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

Collateral and, to the extent not otherwise included, all payments under insurance (whether or not Secured Party is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral. For purposes of this Agreement, the term "proceeds" includes whatever is receivable or received when Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

Notwithstanding anything herein to the contrary, in no event shall the Collateral include, and no Grantor shall be deemed to have granted a security interest in, any of such Grantor's rights or interests in any license, permit, franchise, certification (including all regulatory certifications), contract or agreement to which such Grantor is a party or a grantee or any of its rights or interests thereunder to the extent, but only to the extent, that such a grant would, under the terms of such license, permit, franchise, certification (including all regulatory certifications), contract or agreement, applicable law or regulation or otherwise, result in a breach of the terms of, or constitute a default under any license, permit, franchise, certification (including all regulatory certifications), contract or agreement to which such Grantor is a party or under applicable law or regulation (other than to the extent that any such term would be rendered ineffective pursuant to Section 9-318(4) of the Uniform Commercial Code of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity); provided, immediately upon the ineffectiveness, lapse or termination of any such provision or law or regulation, the Collateral shall include, and such Grantor shall be deemed to have granted a security interest in, all such rights and interests as if such provision or law or regulation had never been in effect.

SECTION 2. SECURITY FOR OBLIGATIONS; GRANTORS REMAIN LIABLE

         This Agreement secures, and the Collateral is collateral security for, the prompt payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C.
Section 362(a)), of in the case of Collateral in which a security interest is granted by (i) Company Grantor, all Obligations of Borrower and (ii) each Subsidiary Grantor, all Obligations of such Subsidiary Grantor and each other Subsidiary Grantor which is a Subsidiary of such Subsidiary Grantor (clauses (i) and (ii) collectively, the "Secured Obligations"). Anything contained herein to the contrary notwithstanding, (a) each Grantor shall remain liable under any Partnership Agreement, LLC Agreement or any other contracts and agreements included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed; (b) the exercise by Secured Party of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral; and (c) Secured Party shall not have any obligation or liability under any Partnership Agreement, LLC Agreement or any other contracts and agreements included in the Collateral by reason of this Agreement, nor shall Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder. Notwithstanding any of


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the foregoing, this Agreement shall not in any way be deemed to obligate Secured
Party, any Lender or any purchaser at a foreclosure sale under this Agreement to assume any of any Grantor's obligations, duties, expenses or liabilities under any LLC Agreement or Partnership Agreement (including any Grantor's obligations as a general partner for the debts and obligations of a Partnership) and to manage the business and affairs of any Partnership or any of such Grantor's obligations for the debts and obligations of an LLC, or under any and all other agreements now existing or hereafter drafted or executed (collectively, the "Grantor Obligations") unless Secured Party, any Lender or any such purchaser otherwise expressly agrees in writing to assume any or all of said Grantor Obligations. In the event of foreclosure by Secured Party, each Grantor shall remain bound and obligated to perform its Grantor Obligations arising during or otherwise related to its ownership of the Collateral, and neither Secured Party nor any Lender shall be deemed to have assumed any of such Grantor Obligations except as provided in the preceding sentence. Without limiting the generality of the foregoing, neither the grant of the security interest in the Collateral in favor of Secured Party as provided herein nor the exercise by Secured Party of any of its rights hereunder nor any action by the Secured Party in connection with a foreclosure on the Collateral shall be deemed to constitute Secured Party or any Lender a partner of any Partnership or a member of any LLC; provided, in the event Secured Party or any purchaser of Collateral at a foreclosure sale elects to become a substituted general partner of any Partnership or manager of any LLC in place of any Grantor, Secured Party or such purchaser, as the case may, shall adopt in writing the applicable Partnership Agreement or LLC Agreement, as the case may be, and agree to be bound by the terms and provisions thereof.

SECTION 3. REPRESENTATIONS AND WARRANTIES

         3.1. Generally. Each Grantor represents and warrants that each of the representations and warranties set forth in Section 4.10 of the Credit Agreement is true and correct in all material respects with respect to each item of Collateral applicable thereto owned by such Grantor as if fully set forth herein.

         3.2. Investment Property. In addition to any other representation made thereby in any other Credit Document, each Grantor represents and warrants that
(a) all of the Pledged Stock has been duly authorized and validly issued and are fully paid and non-assessable; (b) the Pledged Securities constitute all of the issued and outstanding equity Securities of each issuer thereof that are owned by such Grantor, and there are no outstanding warrants, options or other rights to purchase, or other agreements outstanding with respect to, or property that is now or hereafter convertible into, or that requires the issuance or sale of, any of the Pledged Securities; (c) all of the Pledged Debt has been duly authorized, authenticated or issued, and delivered and is the legal, valid and binding obligation of the issuers thereof and constitutes all of the issued and outstanding inter company Indebtedness evidenced by a promissory note of the respective issuers thereof owing to such Grantor; (d) the security interest of Secured Party hereunder has been registered on the books and records of any issuer of "uncertificated securities" (as such term is defined in the UCC) included in the Collateral; and (e) with respect to any Investment Property, no consent of any Person, including any other limited or general partner of the Partnerships, any


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

other member of any LLC, or any creditor of any Grantor, and no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for either (i) the grant by any Grantor of the security interests granted hereby, (ii) the execution, delivery or performance of this Agreement by any Grantor, or (iii) the perfection of or the exercise by Secured Party of its rights and remedies hereunder (except as may have been taken by or at the direction of any Grantor) other than, with respect to this clause (e) actions required to constitute the Secured Party as a substituted partner under Partnerships or a member under any LLC.

         3.3. Intellectual Property Collateral. In addition to any other representation made thereby in any other Credit Document, each Grantor represents and warrants that (a) a true and complete list of all Trademark Registrations and Trademark applications owned, held (whether pursuant to a license or otherwise) or used by such Grantor, in whole or in part, as of the date of this Agreement is set forth in Schedule 1(c); (b) a true and complete list of all Patents owned, held (whether pursuant to a license or otherwise) or used by such Grantor, in whole or in part, as of the date of this Agreement is set forth in Schedule 1(c); (c) a true and complete list of all Copyright Registrations and applications for Copyright Registrations held (whether pursuant to a license or otherwise) or used by such Grantor, in whole or in part, as of the date of this Agreement is set forth in Schedule 1(c); (d) after inquiry, Grantor is not aware of any pending or threatened claim by any third party that any of the Intellectual Property owned, held or used by such Grantor is invalid or unenforceable the loss of which could reasonably be expected to result in a Material Adverse Effect; and (e) except as set forth on Schedule 3.3, no effective security interest or other Lien covering all or any part of the Intellectual Property Collateral is on file in the United States Patent and Trademark Office or the United States Copyright Office, other than (1) those in favor of Secured Party and securing the Secured Obligations and (2) with respect to Intellectual Property Collateral which is licensed to any Grantor, Liens granted by the owners of such property.

         3.4. Location of Equipment and Inventory. In addition to the representations and warranties made thereby in any other Credit Document, each Grantor represents and warrants that all of the Equipment and Inventory is, as of the date hereof, located in the jurisdictions specified in Schedule 3.4.

         3.5. Office Locations; Other Names. In addition to the representations and warranties made thereby in any other Credit Document, each Grantor represents and warrants that as of the date hereof the (i) chief place of business, the chief executive office and the office where such Grantor keeps its records regarding the Accounts and all originals of all chattel paper that evidence Accounts is, and has been for the four month period preceding the date hereof, located at the places indicated on Schedule 3.5, and (ii) no Grantor has in the past twelve months, and does not now do, business under any other name (including any trade-name or fictitious business name) except for those names set forth on Schedule 3.5.


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

SECTION 4. FURTHER ASSURANCES; ADDITIONAL GRANTORS

         4.1. Generally. Each Grantor agrees that from time to time, at the expense of Grantor, each Grantor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Secured Party may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Subject to the provisions of the Credit Agreement, without limiting the generality of the foregoing, each Grantor will
(a) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary, or as Secured Party may reasonably request, in order to perfect and preserve the security interests granted or purported to be granted hereby; (b) at any reasonable time, upon request by Secured Party, exhibit the Collateral to and allow inspection of the Collateral by Secured Party, or persons designated by Secured Party; and (c) at Secured Party's request, appear in and defend any action or proceeding that may affect Grantor's title to or Secured Party's security interest in all or any part of the Collateral. Each Grantor hereby authorizes Secured Party to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of Grantor. Each Grantor agrees that a carbon, photographic or other reproduction of this Agreement or of a financing statement signed by Grantor shall be sufficient as a financing statement and may be filed as a financing statement in any and all jurisdictions. Each Grantor will furnish to Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Secured Party may reasonably request, all in reasonable detail.

         4.2. Investment Property.

         (a) Each Grantor agrees that it will, upon obtaining any additional shares of stock or other securities required to be pledged hereunder, promptly (and in any event within ten Business Days) deliver to Secured Party a Pledge Supplement, duly executed by Grantor, in substantially the form of Exhibit A (a "Pledge Supplement"), in respect of the additional Pledged Stock to be pledged pursuant to this Agreement. Each Grantor hereby authorizes Secured Party to attach each Pledge Supplement to this Agreement and agrees that all Pledged Stock of Grantor listed on any Pledge Supplement shall for all purposes hereunder be considered Collateral of Grantor; provided, the failure of any Grantor to execute a Pledge Supplement with respect to any additional Pledged Stock pledged pursuant to this Agreement shall not impair the security interest of Secured Party therein or otherwise adversely affect the rights and remedies of Secured Party hereunder with respect thereto.

         (b) At the request of Secured Party, each Grantor shall cause, at Grantor's expense, each Person which is an issuer of an uncertificated security included in the Collateral to execute and deliver all instruments and documents, and take all further action Secured Party may reasonably request, in order to perfect and protect any security interest granted or purported to be granted in such uncertificated securities, to establish "control" (as such term is defined in the


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

UCC) by Secured Party over such Collateral or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to such Collateral, including, and as applicable, (i) register the security interest granted hereby upon the books of such Person in accordance with Article 8 of the UCC, and (ii) deliver to Secured Party an Acknowledgment of Pledge, duly executed by such the issuer of the applicable uncertificated security, in substantially the form of Exhibit B (an "Acknowledgment of Pledge").

         4.3. Intellectual Property Collateral. On the last Business Day of each Fiscal Quarter, each Subsidiary Grantor shall notify Administrative Agent of all rights obtained by such Grantor to any new material Intellectual Property Collateral during such Fiscal Quarter and also whether such Grantor became entitled during such Fiscal Quarter to the benefit of (a) any patent application or patent or any reissue, division, continuation, renewal, extension or continuation-in-part of any Patent or any improvement of any Patent; or (b) any Copyright Registration, application for Registration or renewals or extension of any Copyright, and in any such case, upon the giving of such notice, the provisions of this Agreement shall apply thereto. On the last Business Day of each Fiscal Quarter, each Grantor shall notify Secured Party in writing of any of the foregoing rights acquired by Grantor during such Fiscal Quarter and of
(i) any Trademark Registrations issued or applications for Trademark Registration or applications for Patents made, and (ii) any Copyright Registrations issued or applications for Copyright Registration made, in any such case, during such Fiscal Quarter. On the last Business Day of each Fiscal Quarter, with respect to the filing of an application, during such Fiscal Quarter, for any (1) Trademark Registration; (2) Patent; and (3) Copyright Registration, each Subsidiary Grantor shall execute and deliver to Secured Party and record in all places where this Agreement is recorded a Pledge Supplement, pursuant to which such Grantor shall grant to Secured Party a security interest to the extent of its interest in such Intellectual Property Collateral; provided, if, in the reasonable judgment of such Grantor, after due inquiry, granting such interest would result in the grant of a Trademark Registration or Copyright Registration in the name of Secured Party, in which event such Grantor shall give written notice to Secured Party as soon as reasonably practicable and the filing shall instead be undertaken as soon as practicable but in no case later than immediately following the grant of the applicable Trademark Registration or Copyright Registration, as the case may be. In addition to the foregoing, each Grantor hereby authorizes Secured Party to modify this Agreement without obtaining Grantor's approval of or signature to such modification by amending Schedule 1(c), as applicable, to include reference to any right, title or interest in any existing Intellectual Property Collateral or any Intellectual Property Collateral acquired or developed by any Subsidiary Grantor after the execution hereof or to delete any reference to any right, title or interest in any Intellectual Property Collateral in which such Grantor no longer has or claims any right, title or interest.

         4.4. Accounts. At the reasonable request of Secured party, each Subsidiary Grantor shall (a) mark conspicuously each item of chattel paper included in the Accounts, each Related Contract and, at the reasonable request of Secured Party, each of its records pertaining to the Collateral, with a legend, in form and substance reasonably satisfactory to Secured Party, indicating that such Collateral is subject to the security interest granted hereby, and (b) at the


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

reasonable request of Secured Party, deliver and pledge to Secured Party hereunder all promissory notes and other instruments (excluding checks) and all original counterparts of chattel paper constituting Collateral, duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance reasonably satisfactory to Secured Party.

         4.5. Equipment. Each Subsidiary Grantor shall (a) promptly after the acquisition by such Grantor of any item of Equipment which is covered by a certificate of title under a statute of any jurisdiction under the law of which indication of a security interest on such certificate is required as a condition of perfection thereof, upon the reasonable request of Secured Party, execute and file with the registrar of motor vehicles or other appropriate authority in such jurisdiction an application or other document requesting the notation or other indication of the security interest created hereunder on such certificate of title, and (b) upon the reasonable request of Secured Party, deliver to Secured Party copies of all such applications or other documents filed during such calendar quarter and copies of all such certificates of title issued during such calendar quarter indicating the security interest created hereunder in the items of Equipment covered thereby.

         4.6. Additional Grantors. From time to time subsequent to the date hereof, additional Persons may become parties hereto as additional Grantors (each, an "Additional Grantor"), by executing a Pledge Supplement. Upon delivery of any such Counterpart Agreement to Secured Party, notice of which is hereby waived by Grantors, each Additional Grantor shall be a Grantor and shall be as fully a party hereto as if Additional Grantor were an original signatory hereto. Each Grantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Grantor hereunder, nor by any election of Administrative Agent not to cause any Subsidiary of Company to become an Additional Grantor hereunder. This Agreement shall be fully effective as to any Grantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Grantor hereunder.

SECTION 5. COVENANTS OF GRANTORS

         5.1. Generally. Each Grantor shall (a) except for the security interest created by this Agreement, not create or suffer to exist any Lien upon or with respect to any of the Collateral, except Permitted Liens; (b) not use or permit any Collateral to be used unlawfully or in violation of any provision of this Agreement or any applicable statute, regulation or ordinance or any policy of insurance covering the Collateral; (c) notify Secured Party of any change in Grantor's name, identity or corporate structure within 15 days of such change and take such action as Secured Party may reasonably request in order to protect or perfect any security interest granted or purported to be granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder;
(d) diligently keep reasonable records respecting the Intellectual Property Collateral and at all times keep at least one complete set of its records concerning such Collateral at its chief executive office or principal place of business; (e) if Secured Party gives value to enable Grantor to acquire rights in or the use of any Collateral, use such value for such purposes; (f) pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Collateral, except to the extent the validity thereof is being contested in good faith; provided, Grantor shall in any event pay such taxes, assessments, charges, levies or claims not later than five days prior to the date of any proposed sale under any judgement, writ or warrant of attachment entered or filed against Grantor or any of the Collateral as a result of the failure to make such payment; and (g) upon any officer of such Grantor obtaining knowledge thereof, promptly notify Secured Party in writing of any event that may materially and adversely affect the value of the Collateral or any material portion thereof, the ability of Grantor or Secured Party to dispose of the Collateral or any material portion thereof, or the rights and remedies of Secured Party in relation thereto, including, without limitation, the levy of any legal process against the Collateral or any material portion thereof. No Grantor shall sell, transfer or assign (by operation of law or otherwise) any Collateral except as permitted by Section 6 of the Credit Agreement (a "Permitted Sale"). So long as (i) no Event of Default shall have occurred and is then continuing or would occur after giving effect to a Permitted Sale, and (ii) the Net Asset Sale Proceeds with respect to such Permitted Sale are delivered to Secured Party contemporaneously with such Permitted Sale, Secured Party shall release the Lien hereof encumbering the Collateral that is the subject of such Permitted Sale. Secured Party shall execute each and every appropriate filing statement and/or recording document reasonably requested by and, at the expense of, any Grantor in connection with the foregoing. Any reasonable expense or cost incurred by Secured Party in connection with any such release shall be for the account of the applicable Grantor.

         5.2. Investment Property.

         (a)  Delivery.

                  (i) All certificates or instruments representing or evidencing the Investment Property shall be delivered to and held by or on behalf of Secured Party pursuant hereto and shall be in suitable form for transfer by delivery or, as applicable, shall be accompanied by Grantor's endorsement, where necessary, or duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Secured Party. Upon the occurrence and during the continuation of an Event of Default, Secured Party shall have the right, without notice to any Grantor, to transfer to or to register in the name of Secured Party or any of its nominees any or all of the Investment Property, subject only to the revocable rights specified herein. In addition, Secured Party shall have the right at any time to exchange certificates or instruments representing or evidencing Investment Property for certificates or instruments of smaller or larger denominations.

                  (ii) Each Grantor hereby consents to the pledge of the Partnership Interests by each other Grantor in each Partnership pursuant to the terms hereof, and, subject to Section 7, to the transfer of such Partnership Interests to Secured

         Party or its nominee and to the substitution of Secured Party or its nominee as a substituted Partner of each such Partnership with all the rights, powers and duties of a general partner or a limited partners, as the case may be.

                  (iii) Each Grantor hereby consents to the pledge of the LLC Interests by each other Grantor in each LLC pursuant to the terms hereof, and, subject to Section 7, to the transfer of such LLC Interests to Secured Party or its nominee and to the substitution of Secured Party or its nominee as a substituted member of each such LLC with all the rights, powers and duties of a member of such LLC in question.

         (b) Covenants. Subject to the provisions of the Credit Agreement, each Grantor shall (i) not permit any issuer of Pledged Stock to merge or consolidate unless all the outstanding capital stock of the surviving or resulting corporation is, upon such merger or consolidation, pledged hereunder and no cash, securities or other property is distributed in respect of the outstanding shares of any other constituent corporation; provided, if the surviving or resulting corporation upon any such merger or consolidation involving an issuer of Pledged Stock which is a controlled foreign corporation is a controlled foreign corporation, then such Grantor shall only be required to pledge outstanding capital stock of such surviving or resulting corporation possessing up to but not exceeding 65% of the voting power of all classes of capital stock of such issuer entitled to vote; (ii) cause each issuer of Pledged Stock not to issue any stock or other securities in addition to or in substitution for the Pledged Stock issued by such issuer, except to Grantor; (iii) promptly deliver to Secured Party notice of the conversion of any partnership interests in a Partnership Agreement or any membership interests in a LLC to certificated form;
(iv) not (1) cancel or terminate any of the Partnership Agreements or LLC Agreements or consent to or accept any cancellation or termination thereof, (2) sell, assign (by operation of law or otherwise) or otherwise dispose of any part of its limited or general partnership interest in any of the Partnerships or its membership interest in any of the LLCs, (3) amend, supplement or otherwise modify any of the Partnership Agreements or any of the LLC Agreements (as in effect on the date hereof), (4) waive any default under or breach of any of the Partnership Agreements or any of the LLC Agreements or waive, fail to enforce, forgive or release any right, interest or entitlement of any kind, howsoever arising, under or in respect of any of the Partnership Agreements or any of the LLC Agreements or vary or agree to the variation in any respect of any of the provisions of any of the Partnership Agreements or any of the LLC Agreements or the performance of any other Person under any of the Partnership Agreements or any of the LLC Agreements, or (5) petition, request or take any other legal or administrative action which seeks, or may reasonably be expected, to rescind, to terminate or to suspend any of the Partnership Agreements or any of the LLC Agreements or to amend or modify any of the Partnership Agreements or any of the LLC Agreements; (v) at its expense (1) perform and comply in all material respects with all terms and provisions of the Partnership Agreements and the LLC Agreements required to be performed or complied with by it, (2) maintain the Partnership Agreements and the LLC Agreements to which it is a party in full force and effect, and (3) enforce each of the Partnership Agreements and each of the LLC Agreements to which it is a


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

party in accordance with its terms; (vi) not vote to permit the Partnerships or the LLCs to enter into any transaction of merger or consolidation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution); and (vii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all shares of stock of any Person that, after the date of this Agreement, becomes, as a result of any occurrence, a direct Subsidiary of any Grantor; provided, notwithstanding anything contained in this clause (vii) to the contrary, such Grantor shall only be required to pledge the outstanding capital stock of a controlled foreign corporation possessing up to but not exceeding 65% of the voting power of all classes of capital stock of such controlled foreign corporation entitled to vote.

         (c) Voting and Distributions.

                  (i) Subject to the provisions of the Credit Agreement, so long as no Event of Default shall have occurred and be continuing, (1) each Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Investment Property or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Credit Agreement; provided, no Grantor shall exercise or refrain from exercising any such right if Secured Party shall have notified Grantor that, in Secured Party's reasonable judgment, such action would have a material adverse effect on the value of the Investment Property or any part thereof; and provided further, Grantor shall give Secured Party at least two Business Days' prior written notice of the manner in which it intends to exercise, or the reasons for refraining from exercising, any such right. It is understood, however, that neither (A) the voting by Grantor of any Pledged Stock for or Grantor's consent to the election of directors at a regularly scheduled annual or other meeting of stockholders or with respect to incidental matters at any such meeting, nor (B) Grantor's consent to or approval of any action otherwise permitted under this Agreement and the Credit Agreement shall be deemed inconsistent with the terms of this Agreement or the Credit Agreement within the meaning of this Section, and no notice of any such voting or consent need be given to Secured Party; (2) Grantor shall be entitled to receive and retain, and to utilize free and clear of the lien of this Agreement, any and all dividends and interest paid in respect of the Investment Property; provided, any and all (A) dividends and interest paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Investment Property, (B) dividends and other distributions paid or payable in cash in respect of any Investment Property in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and (C) cash paid, payable or otherwise distributed in respect of principal or in redemption of or in exchange for any Investment Property, shall be, and shall forthwith be delivered to Secured Party to hold as, Investment Property and shall, if received by Grantor, be received in trust for the benefit of Secured Party, be segregated from the other property or funds of


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

         Grantor and be forthwith delivered to Secured Party as Investment Property in the same form as so received (with all necessary endorsements); and (3) Secured Party shall promptly execute and deliver (or cause to be executed and delivered) to Grantor all such proxies, dividend payment orders and other instruments as Grantor may from time to time reasonably request for the purpose of enabling Grantor to exercise the voting and other consensual rights when and to the extent which it is entitled to exercise pursuant to clause (i) above and to receive the dividends, principal or interest payments which it is authorized to receive and retain pursuant to clause (2) above.

                  (ii) Upon the occurrence and during the continuation of an Event of Default, (1) upon written notice from Secured Party to any Grantor, all rights of Grantor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant hereto shall cease, and all such rights shall thereupon become vested in Secured Party who shall thereupon have the sole right to exercise such voting and other consensual rights; (2) all rights of Grantor to receive the dividends and interest payments which it would otherwise be authorized to receive and retain pursuant hereto shall cease, and all such rights shall thereupon become vested in Secured Party who shall thereupon have the sole right to receive and hold as Investment Property such dividends and interest payments; and (3) all payments which are received by Grantor contrary to the provisions of clause (2) above shall be received in trust for the benefit of Secured Party, shall be segregated from other funds of Grantor and shall forthwith be paid over to Secured Party as Investment Property in the same form as so received (with any necessary endorsements); and (4) all rights of such Grantor to receive any and all payments under or in connection with the Partnership Agreements and/or the LLC Agreements, including but not limited to the profits, dividends, and other distributions which it would otherwise be authorized to receive and retain pursuant hereto, shall cease, and all such rights shall thereupon become vested in Secured Party who shall thereupon have the sole right to receive and hold such payments as collateral.

                  (iii) IN ORDER TO PERMIT SECURED PARTY TO EXERCISE THE VOTING AND OTHER CONSENSUAL RIGHTS WHICH IT MAY BE EN TITLED TO EXERCISE PURSUANT HERETO AND TO RECEIVE ALL DIVIDENDS AND OTHER DISTRIBUTIONS WHICH IT MAY BE ENTITLED TO RECEIVE HEREUNDER, (1) GRANTOR SHALL PROMPTLY EXECUTE AND DELIVER (OR CAUSE TO BE EXECUTED AND DELIVERED) TO SECURED PARTY ALL SUCH PROXIES, DIVIDEND PAYMENT ORDERS AND OTHER INSTRUMENTS AS SECURED PARTY MAY FROM TIME TO TIME REASONABLY REQUEST, AND (2) WITHOUT LIMITING THE EFFECT OF CLAUSE (1) ABOVE, GRANTOR HEREBY GRANTS TO SECURED PARTY AN IRREVOCABLE PROXY TO VOTE THE PLEDGED


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         STOCK AND TO EXERCISE ALL OTHER RIGHTS, POWERS, PRIVILEGES AND REMEDIES
         TO WHICH A HOLDER OF THE PLEDGED STOCK WOULD BE ENTITLED (INCLUDING GIVING OR WITHHOLDING WRITTEN CONSENTS OF SHAREHOLDERS, CALLING SPECIAL MEETINGS OF SHAREHOLDERS AND VOTING AT SUCH MEETINGS), WHICH PROXY
         SHALL BE EFFECTIVE, AUTOMATICALLY AND WITHOUT THE NECESSITY OF ANY ACTION (INCLUDING ANY TRANSFER OF ANY PLEDGED STOCK ON THE RECORD BOOKS OF THE ISSUER THEREOF) BY ANY OTHER PER SON (INCLUDING THE ISSUER OF
         THE PLEDGED STOCK OR ANY OFFICER OR AGENT THEREOF), UPON THE
         OCCURRENCE AND DURING THE CONTINUATION OF AN EVENT OF DEFAULT, AND
         WHICH PROXY SHALL ONLY TERMINATE UPON THE PAYMENT IN FULL OF THE
         SECURED OBLIGATIONS (OTHER THAN INCHOATE INDEMNIFICATION OBLIGATIONS WITH RESPECT TO CLAIMS, LOSSES OR LIABILITIES WHICH HAVE NOT YET ARISEN AND ARE NOT YET DUE AND PAY ABLE).

         5.3. Intellectual Property Collateral.

         (a) Covenants. Each Subsidiary Grantor shall (i) hereafter use commercially reasonable efforts so as not to permit the inclusion in any contract to which it hereafter becomes a party of any provision that could or might in any way materially impair or prevent the creation of a security interest in, or the assignment of, Grantor's rights and interests in any property included within the definitions of any Intellectual Property Collateral acquired under such contracts; (ii) take all steps reasonably necessary to protect the secrecy of all trade secrets relating to the products and services sold or delivered under or in connection with the Intellectual Property Collateral, including, without limitation, entering into confidentiality agreements with employees and labeling and restricting access to secret information and documents; (iii) use proper statutory notice in connection with its use of any of the Intellectual Property Collateral; (iv) use consistent standards of high quality (which may be consistent with Grantor's past practices) in the manufacture, sale and delivery of products and services sold or delivered under or in connection with the Intellectual Property Collateral; and (v) furnish to Secured Party on the last Business Day of each Fiscal Quarter statements and schedules further identifying and describing any Intellectual Property Collateral and such other reports in connection with such Collateral as Secured Party may reasonably request, all in reasonable detail.

         (b) Collections. Except as otherwise provided in this Section 5.3, each Grantor shall continue to collect, at its own expense, all amounts due or to become due to Grantor in respect of the Intellectual Property Collateral or any portion thereof. In connection with such collections, each Grantor may take (and, at Secured Party's reasonable direction, shall take) such action as Grantor or Secured Party may deem reasonably necessary or advisable to enforce collection of such amounts; provided, Secured Party shall have the right at any time, upon the occurrence and during the continuation of an Event of Default and upon written notice to Grantor of its intention


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to do so, to notify the obligors with respect to any such amounts of the existence of the security interest created hereby and to direct such obligors to make payment of all such amounts directly to Secured Party, and, upon such notification and at the expense of Grantor, to enforce collection of any such amounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as Grantor might have done. After receipt by any Grantor of the notice from Secured Party referred to in the proviso to the preceding sentence and during the continuation of any Event of Default, (i) all amounts and proceeds (including checks and other instruments) received by Grantor in respect of amounts due to Grantor in respect of the Collateral or any portion thereof shall be received in trust for the benefit of Secured Party hereunder, shall be segregated from other funds of Grantor and shall be forthwith paid over or delivered to Secured Party in the same form as so received (with any necessary endorsement) to be held as cash Collateral and applied as provided by Section 7.5, and (ii) Grantor shall not adjust, settle or compromise the amount or payment of any such amount or release wholly or partly any obligor with respect thereto or allow any credit or discount thereon.

         (c) Applications and Registrations. Each Subsidiary Grantor shall have the duty diligently, through counsel reasonably acceptable to Secured Party, to prosecute, file and/or make, unless and until such Grantor, in its commercially reasonable judgment, decides otherwise, (i) any application relating to any of the Intellectual Property Collateral owned, held or used by such Grantor and identified on Schedule 1(c), that is pending as of the date of this Agreement,
(ii) any Registration on any existing or future unregistered but copyrightable works (except for works of nominal commercial value or with respect to which such Grantor has determined in the exercise of its commercially reasonable judgment that it shall not seek registration), (iii) application on any existing patent or future patentable but unpatented invention comprising Intellectual Property Collateral, and (iv) any Trademark opposition and cancellation proceedings, renew Trademark Registrations and Copyright Registrations and do any and all acts which are necessary or desirable, as determined in such Grantor's commercially reasonable judgment, to preserve and maintain all rights in all Intellectual Property Collateral. Any expenses incurred in connection therewith shall be borne solely by such Grantor. Subject to the foregoing, Subsidiary Grantor shall give Secured Party prior written notice of any abandonment of any material Intellectual Property Collateral or any right to file a patent application or any pending patent application or any Patent.

         (d) Litigation. Except as provided herein, each Grantor shall have the right to commence and prosecute in its own name, as real party in interest, for its own benefit and at its own expense, such suits, proceedings or other actions for infringement, unfair competition, dilution, misappropriation or other damage, or reexamination or reissue proceedings as are in its commercially reasonable judgment necessary to protect the Intellectual Property Collateral. Secured Party shall provide, at Grantor's expense, all reasonable and necessary cooperation in connection with any such suit, proceeding or action including, without limitation, joining as a necessary party. Each Grantor shall promptly, following its becoming aware thereof, notify Secured Party of the institution of, or of any adverse determination in, any proceeding (whether in the United States Patent and Trademark Office, the United States Copyright Office or any


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

federal, state, local or foreign court) or regarding Subsidiary Grantor's ownership, right to use, or interest in any material Intellectual Property Collateral. Grantor shall provide to Secured Party any information with respect thereto reasonably requested by Secured Party.

         (e) Certain Rights of Secured Party. In addition to, and not by way of limitation of, the granting of a security interest in the Collateral pursuant hereto, each Grantor, effective upon the occurrence and during the continuation of an Event of Default and upon written notice from Secured Party, shall grant, sell, convey, transfer, assign and set over to Secured Party, for its benefit and the ratable benefit of Lenders, all of Subsidiary Grantor's right, title and interest in and to the Intellectual Property Collateral to the extent necessary to enable Secured Party to use, possess and realize on the Collateral and to enable any successor or assign to enjoy the benefits of the Collateral. This right and license shall inure to the benefit of all successors, assigns and transferees of Secured Party and its successors, assigns and transferees, whether by voluntary conveyance, operation of law, assignment, transfer, foreclosure, deed in lieu of foreclosure or otherwise. Such right and license shall be granted free of charge, without requirement that any monetary payment whatsoever be made to such Grantor. Subject to the provisions of the Credit Agreement, in addition, each Grantor hereby grants to Secured Party and its employees, representatives and agents the right to visit Grantor's and any of its Affiliate's or subcontractor's plants, facilities and other places of business that are utilized in connection with the manufacture, production, inspection, storage or sale of products and services sold or delivered under any of the Intellectual Property Collateral (or which were so utilized during the prior six month period), and to inspect the quality control and all other records relating thereto upon reasonable advance written notice to Grantor and at reasonable dates and times and as often as may be reasonably requested. If and to the extent that any Subsidiary Grantor is permitted to license the Intellectual Property Collateral, Secured Party shall promptly enter into a non-disturbance agreement or other similar arrangement, at Grantor's request and expense, with Grantor and any licensee of any Intellectual Property Collateral permitted hereunder in form and substance reasonably satisfactory to Secured Party pursuant to which (i) Secured Party shall agree not to disturb or interfere with such licensee's rights under its license agreement with Grantor so long as such licensee is not in default thereunder, and (ii) such licensee shall acknowledge and agree that the Intellectual Property Collateral licensed to it is subject to the security interest created in favor of Secured Party and the other terms of this Agreement.

         5.4. Equipment and Inventory. Each Subsidiary Grantor shall, with respect to Equipment and Inventory included in the Collateral:

         (a) keep the Equipment and Inventory in the jurisdictions specified on
Schedule 5.4 or upon 30 days' written notice to Secured Party, in such other jurisdictions where all action that Secured Party may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby, or to enable Secured Party to exercise and enforce its rights and remedies hereunder, with respect to such Equipment and Inventory shall have been taken;

         (b) keep correct and accurate records of the Inventory, itemizing and describing the kind, type and quantity of Inventory, such Grantor's cost therefor and (where applicable) the current list prices for the Inventory; and

         (c) if any Inventory is in possession or control of any of such Grantor's agents or processors, upon the occurrence and during the continuance of an Event of Default, instruct such agent or processor to hold all such Inventory for the account of Secured Party and subject to the instructions of Secured Party.

         5.5. Accounts and Related Contracts. Each Grantor shall:

         (a) keep its chief place of business and chief executive office and the office where it keeps its records concerning the Accounts and Related Contracts, and all originals of all chattel paper that evidence Accounts, at the location therefor specified on Schedule 5.5 or, upon 30 days' written notice to Secured Party following any change in location, at such other location in a jurisdiction where all action that Secured Party may request, in order to perfect and protect any security interest granted or purported to be granted hereby, or to enable Secured Party to exercise and enforce its rights and remedies hereunder, with respect to such Accounts and Related Contracts shall have been taken. Promptly upon the reasonable request of Secured Party, such Grantor shall deliver to Secured Party complete and correct copies of each Related Contract;

         (b) maintain (i) complete records of all Accounts, including records of all payments received, credits granted and merchandise returned, and (ii) all documentation relating thereto in accordance with prudent business practices;

         (c) except as otherwise provided in this subsection (c), continue to collect, at its own expense, all amounts due or to become due to such Grantor under the Accounts and Related Con tracts, and in connection with such collections, such Grantor shall take such action as such Grantor or Secured Party may deem necessary or advisable to enforce collection of amounts due or to become due under the Accounts and Related Contracts; provided, Secured Party shall have the right at any time, upon the occurrence and during the continuation of an Event of Default and upon written notice to such Grantor of its intention to do so, to notify the account debtors or obligors under any Accounts and Related Contracts of the assignment of such Accounts and Related Contracts to Secured Party and to direct such account debtors or obligors to make payment of all amounts due or to become due to such Grantor thereunder directly to Secured Party, to notify each Person maintaining a lockbox or similar arrangement to which account debtors or obligors under any Accounts and Related Contracts have been directed to make payment to remit all amounts representing collections on checks and other payment items from time to time sent to or deposited in such lockbox or other arrangement directly to Secured Party and, upon such notification and at the expense of such Grantor, to enforce collection of any such Accounts and Related Contracts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done. After receipt by any Grantor of the notice from Secured Party referred to in the proviso to the preced-


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ing sentence, (i) any payments of Accounts and Related Contracts, received by such Grantor shall be forthwith (and in any event within two Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Secured Party if required, in an account (the "Collateral Account") maintained under the sole dominion and control of the Secured Party, subject to withdrawal by the Secured Party for the account of the Secured Parties as provided in Section 7.5, (ii) until so turned over in accordance with the preceding subsection (i), all amounts and proceeds (including checks and other instruments) received by such Grantor in respect of the Accounts and the Related Contracts shall be received in trust for the benefit of Secured Party hereunder and shall be segregated from other funds of such Grantor and (iii) such Grantor shall not adjust, settle or compromise the amount or payment of any Account and Related Contracts, or release wholly or partly any account debtor or obligor thereof, or allow any credit or discount thereon.

SECTION 6. SECURED PARTY APPOINTED ATTORNEY-IN-FACT

         Each Grantor hereby irrevocably appoints Secured Party as Grantor's attorney-in-fact, with full authority in the place and stead of Grantor and in the name of Grantor, Secured Party or otherwise, from time to time in Secured Party's discretion to take any action and to execute any instrument that Secured Party may deem reasonably necessary or advisable to accomplish the purposes of this Agreement, including (a) to obtain and adjust insurance required to be maintained by Grantor or paid to Secured Party pursuant to the Credit Agreement;
(b) upon the occurrence and during the continuation of any Event of Default, to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral; (c) upon the occurrence and during the continuation of any Event of Default, to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (b) above;
(d) to file any claims or take any action or institute any proceedings that Secured Party may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Secured Party with respect to any of the Collateral; (e) to pay or discharge taxes or Liens (other than Liens permitted under this Agreement or the Credit Agreement) levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by Secured Party in its sole discretion, any such payments made by Secured Party to become obligations of Grantor to Secured Party, due and payable immediately without demand; and (f) upon the occurrence and during the continuation of an Event of Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Secured Party were the absolute owner thereof for all purposes, and to do, at Secured Party's option and Grantor's expense, at any time or from time to time, all acts and things that Secured Party deems reasonably necessary to protect, preserve or realize upon the Collateral and Secured Party's security interest therein in order to effect the intent of this Agreement, all as fully and effectively as Grantor might do.


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

SECTION 7. REMEDIES

         7.1. Generally. If any Event of Default shall have occurred and be continuing, Secured Party may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code as in effect in any relevant jurisdiction (the "Code") (whether or not the Code applies to the affected Collateral), and also may (a) require any Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of Secured Party forthwith, assemble all or part of the Collateral as directed by Secured Party and make it available to Secured Party at a place to be designated by Secured Party that is reasonably convenient to both parties;
(b) enter onto the property where any Collateral is located and take possession thereof with or without judicial process; (c) prior to the disposition of the Collateral, store, process, repair or recondition the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent Secured Party deems appropriate; (d) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of Secured Party's offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as Secured Party may deem commercially reasonable; and (e) exercise dominion and control over, and refuse to permit further withdrawals (whether of money, securities, instruments or other property) from any deposit account maintained with Secured Party constituting part of the Collateral. To the extent permitted by applicable law, Secured Party or any Lender or Lender Counterparty may be the purchaser of any or all of the Collateral at any such sale and Secured Party, as agent for and representative of Lenders and Lender Counterparties (but not any Lender or Lenders or Lender Counterparties in its or their respective individual capacities unless Requisite Lenders shall otherwise agree in writing), shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by Secured Party at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. To the extent permitted by applicable law, each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor hereby waives any claims against Secured Party arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if Secured Party accepts the first offer received and does not offer such Collateral to more than one offeree. If the proceeds of any sale or other disposition of the


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

Collateral are insufficient to pay all the Secured Obligations, Grantors shall be liable for the deficiency and the fees of any attorneys employed by Secured Party to collect such deficiency. Each Grantor further agrees that a breach of any of the covenants contained in this Section will cause irreparable injury to Secured Party, that Secured Party has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against Grantor, and Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no default has occurred giving rise to the Secured Obligations (other than inchoate indemnification obligations with respect to claims, losses or liabilities which have not yet arisen and are not yet due and payable) becoming due and payable prior to their stated maturities. Nothing in this Section shall in any way alter the rights of Secured Party hereunder.

         7.2. Investment Property. Each Grantor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws, Secured Party may be compelled, with respect to any sale of all or any part of the Investment Property conducted without prior registration or qualification of such Investment Property under the Securities Act and/or such state securities laws, to limit purchasers to those who will agree, among other things, to acquire the Investment Property for their own account, for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges that any such private sales may be at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances each Grantor agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that Secured Party shall have no obligation to engage in public sales and no obligation to delay the sale of any Investment Property for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would, or should, agree to so register it. If Secured Party determines to exercise its right to sell any or all of the Investment Property, upon written request, each Grantor shall and shall cause each issuer of any Pledged Stock to be sold hereunder, each Partnership and each LLC from time to time to furnish to Secured Party all such information as Secured Party may request in order to determine the number and nature of interest, shares or other instruments included in the Investment Property which may be sold by Secured Party in exempt transactions under the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

         7.3. Intellectual Property Collateral.

         (a) Anything contained herein to the contrary notwithstanding, upon the occurrence and during the continuation of an Event of Default, (i) Secured Party shall have the right (but not the obligation) to bring suit, in the name of any Grantor, Secured Party or otherwise, to enforce any Intellectual Property Collateral, in which event such Grantor shall, at the request of Secured Party, do any and all lawful acts and execute any and all documents required by Secured Party in


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aid of such enforcement and Grantor shall promptly, upon demand, reimburse and indemnify Secured Party as provided in the Credit Agreement in connection with the exercise of its rights under this Section, and, to the extent that Secured Party shall elect not to bring suit to enforce any Intellectual Property Collateral as provided in this Section, each Grantor agrees to use all reasonable measures, whether by action, suit, proceeding or otherwise, to prevent the infringement of any of the Intellectual Property Collateral by others and for that purpose agrees to diligently maintain any action, suit or proceeding against any Person so infringing necessary to prevent such infringement; (ii) upon written demand from Secured Party, each Grantor shall execute and deliver to Secured Party an assignment or assignments of the Intellectual Property Collateral and such other documents as are necessary or appropriate to carry out the intent and purposes of this Agreement; (iii) each Grantor agrees that such an assignment and/or recording shall be applied to reduce the Secured Obligations outstanding only to the extent that Secured Party (or any Lender) receives cash proceeds in respect of the sale of, or other realization upon, the Intellectual Property Collateral; and (iv) within five Business Days after written notice from Secured Party, Grantor shall make available to Secured Party, to the extent within Grantor's power and authority, such personnel in Grantor's employ on the date of such Event of Default as Secured Party may reasonably designate, by name, title or job responsibility, to permit such Grantor to continue, directly or indirectly, to produce, advertise and sell the products and services sold or delivered by such Grantor under or in connection with the Trademarks, Trademark Registrations and Trademark Rights, such persons to be available to perform their prior functions on Secured Party's behalf and to be compensated by Secured Party at Grantor's expense on a per diem, pro-rata basis consistent with the salary and benefit structure applicable to each as of the date of such Event of Default.

         (b) If (i) an Event of Default shall have occurred and, by reason of cure, waiver, modification, amendment or otherwise, no longer be continuing,
(ii) no other Event of Default shall have occurred and be continuing, (iii) an assignment to Secured Party of any rights, title and interests in and to the Intellectual Property Collateral shall have been previously made and shall have become absolute and effective, and (iv) the Secured Obligations shall not have become immediately due and payable, upon the written request of Grantor, Secured Party shall promptly execute and deliver to Grantor such assignments as may be necessary to reassign to Grantor any such rights, title and interests as may have been assigned to Secured Party as aforesaid, subject to any disposition thereof that may have been made by Secured Party; provided, after giving effect to such reassignment, Secured Party's security interest granted pursuant hereto, as well as all other rights and remedies of Secured Party granted hereunder, shall continue to be in full force and effect; and provided further, the rights, title and interests so reassigned shall be free and clear of all Liens other than Liens (if any) encumbering such rights, title and interest at the time of their assignment to Secured Party and Permitted Liens.

         7.4. Accounts. In addition to the rights of the Secured Party and the Secured Parties specified in Section 8 with respect to payments of Accounts, if an Event of Default shall occur and be continuing, upon request of the Secured Party, all proceeds received by any Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the

Secured Party and the Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Secured Party in the exact form received by such Grantor (duly indorsed by such Grantor to the Secured Party, if required) and held by the Secured Party in the Collateral Account. All proceeds while held by the Secured Party in the Collateral Account (or by the Borrower in trust for the Secured Party and the Secured Parties) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 7.5.

         7.5. Application of Proceeds. Except as expressly provided elsewhere in this Agreement, all proceeds received by Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied as provided in Section 2.13 of the Credit Agreement.

SECTION 8. SECURED PARTY AS AGENT

         Secured Party has been appointed to act as Secured Party hereunder by Lenders and, by their acceptance of the benefits hereof, Lender Counterparties. Secured Party shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including the release or substitution of Collateral), solely in accordance with this Agreement and the Credit Agreement; provided, Secured Party shall exercise, or refrain from exercising, any remedies provided for herein in accordance with the instructions of (a) Requisite Lenders or (b) after payment in full in cash of all Obligations under the Credit Agreement and the other Credit Documents, the holders of a majority of the aggregate notional amount (or, with respect to any Hedge Agreement that has been terminated in accordance with its terms, the amount then due and payable (exclusive of expenses and similar payments but including any early termination payments then due) under such Hedge Agreement) under all Hedge Agreements (Requisite Lenders or, if applicable, such holders being referred to herein as "Requisite Obligees"). In furtherance of the foregoing provisions of this Section, each Lender Counterparty, by its acceptance of the benefits hereof, agrees that it shall have no right individually to realize upon any of the Collateral hereunder, it being understood and agreed by such Lender Counterparty that all rights and remedies hereunder may be exercised solely by Secured Party for the benefit of Lenders and Lender Counterparties in accordance with the terms of this Section. Secured Party shall at all times be the same Person that is Administrative Agent under the Credit Agreement. Written notice of resignation by Administrative Agent pursuant to terms of the Credit Agreement shall also constitute notice of resignation as Secured Party under this Agreement; removal of Administrative Agent pursuant to the terms of the Credit Agreement shall also constitute removal as Secured Party under this Agreement; and appointment of a successor Administrative Agent pursuant to the terms of the Credit Agreement shall also constitute appointment of a successor Secured Party under this Agreement. Upon the acceptance of any appointment as Administrative Agent under the terms of the Credit Agreement by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Secured Party under this Agreement, and the retiring or removed Secured Party under this Agreement shall promptly (i) transfer to such successor Secured Party all sums, securities and other items of Collateral held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Secured Party under this Agreement, and (ii) execute and deliver to such successor Secured Party such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Secured Party of the security interests created hereunder, whereupon such retiring or removed Secured Party shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Administrative Agent 's resignation or removal hereunder as Secured Party, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was Secured Party hereunder. No Grantor shall enter into any agreement with any other Person relating to Investment Property pursuant to which such other Person agrees to comply with entitlement orders (as defined in Section 8-102(a)(8) of the New York UCC with respect to such Investment Property.

SECTION 9. CONTINUING SECURITY INTEREST; TRANSFER OF LOANS

         This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the payment in full of the Secured Obligations (other than inchoate indemnification obligations with respect to claims, losses or liabilities which have not yet arisen and are not yet due and payable) and the cancellation or termination of the Commitments, (b) be binding upon each Grantor, its successors and assigns, and (c) inure, together with the rights and remedies of Secured Party hereunder, to the benefit of Secured Party and its successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), but subject to the terms of the Credit Agreement, any Lender may assign or otherwise transfer any Loans held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Lenders herein or otherwise. Upon the payment in full of all Secured Obligations (other than inchoate indemnification obligations with respect to claims, losses or liabilities which have not yet arisen and are not yet due and payable) and the cancellation or termination of the Commitments, the security interest granted hereby shall terminate hereunder and of record and all rights to the Collateral shall revert to Grantor. Upon any such termination Secured Party will, at Grantors' expense, execute and deliver to Grantors such documents as Grantors shall reasonably request to evidence such termination.

SECTION 10. STANDARD OF CARE; SECURED PARTY MAY PERFORM

         The powers conferred on Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Secured Party shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which Secured Party accords its own property. If any Grantor fails to perform any agreement contained herein, Secured Party may itself perform, or cause performance of, such agreement, and the expenses of Secured Party incurred in connection therewith shall be payable by each Grantor under Section 10.2 of the Credit Agreement.

SECTION 11. INDEMNITY AND EXPENSES

         (a) Each Grantor agrees:

                  (i) to indemnify Secured Party and each Secured Party from and against any and all claims, losses and liabilities in any way relating to, growing out of or resulting from this Agreement and the transactions contemplated hereby (including without limitation enforcement of this Agreement) in accordance with the terms and conditions of the Credit Agreement, except to the extent such claims, losses or liabilities result from Secured Party's or such Secured Party's gross negligence, bad faith, or willful misconduct as determined by a court of competent jurisdiction; and

                  (ii) to pay to Secured Party promptly following written demand the amount of any and all reasonable costs and reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents in accordance with the terms and conditions of the Credit Agreement.

         (b) The obligations of each Grantor in this Section 11 shall survive the termination of this Agreement and the discharge of such Grantor's other obligations under this Agreement, the Hedge Agreements, the Credit Agreement and any other Credit Documents.

SECTION 12. MISCELLANEOUS

         Any notice required or permitted to be given under this Agreement shall be given in accordance with Section 10.1 of the Credit Agreement. No failure or delay on the part of Secured Party in the exercise of any power, right or privilege hereunder or under any other Credit Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Credit Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists. This Agreement shall be binding upon and inure to the benefit of Secured Party and Grantors and their respective successors and assigns. No Grantor shall, without the prior written consent of Secured Party, assign any right, duty or obligation hereunder. This Agreement and the other Credit Documents embody the entire agreement and understanding between Grantors and Secured Party and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Credit Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties. This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

         THE PROVISIONS OF THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF EACH GRANTOR AND SECURED PARTY SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

            [The remainder of this page is intentionally left blank.]

         IN WITNESS WHEREOF, each Grantor and Secured Party have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.


                                       ALLEGIANCE TELECOM, INC.,
                                         as Company Grantor

                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                       Allegiance Finance Company, Inc.,
                                         as a Grantor

                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                       Allegiance Telecom International, Inc.,
                                         as a Grantor

                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                       INTERNET ALLEGIANCE INC.,
                                         as a Grantor

                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                       ALLEGIANCE TELECOM OF TEXAS, INC.,
                                         as a Grantor

                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                       ALLEGIANCE TELECOM OF ILLINOIS, INC.,
                                         as a Grantor

                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                       ALLEGIANCE TELECOM OF MICHIGAN, INC.,
                                         as a Grantor

                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                       ALLEGIANCE TELECOM OF MARYLAND, INC.,
                                         as a Grantor

                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                       ALLEGIANCE TELECOM OF THE DISTRICT OF
                                       COLUMBIA, INC.,  as a Grantor

                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                       ALLEGIANCE TELECOM OF COLORADO, INC.,
                                         as a Grantor

                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                       ALLEGIANCE TELECOM OF FLORIDA, INC.,
                                         as a Grantor

                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                       TORONTO DOMINION (TEXAS), INC.,
                                         as Secured Party

                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                                                SCHEDULE 1(a) TO
                                                   PLEDGE AND SECURITY AGREEMENT


PLEDGED STOCK:



====================================================================================================================
                                                                                   NUMBER              PERCENTAGE OF
                                  CLASS           STOCK                              OF                 OUTSTANDING
                                    OF         CERTIFICATE           PAR           PLEDGED             PLEDGED STOCK
        STOCK ISSUER              STOCK            NOS.             VALUE           STOCK                 PLEDGED
====================================================================================================================





====================================================================================================================


INDEBTEDNESS:


PARTNERSHIP INTERESTS:


LLC INTERESTS:

                                                                SCHEDULE 1(c) TO
                                                   PLEDGE AND SECURITY AGREEMENT


Trademarks:




Patents Issued:




Patents Pending:




U.S. Copyrights and Mask Works:




Foreign Copyright and Mask Works Registrations:




Pending U.S. Copyrights and Mask Works:




Pending Foreign Copyright and Mask Works:

                                                                 SCHEDULE 3.1 TO
                                                   PLEDGE AND SECURITY AGREEMENT


Filing Offices:

                                                                 SCHEDULE 5.4 TO
                                                   PLEDGE AND SECURITY AGREEMENT


Locations of Equipment and Inventory:

                                                                 SCHEDULE 5.5 TO
                                                   PLEDGE AND SECURITY AGREEMENT


Chief Place of Business




Chief Executive Office





Office where Records are Kept
Regarding the Accounts and all Originals of all Chattel Paper that evidence Accounts

                                                                    EXHIBIT A TO
                                                   PLEDGE AND SECURITY AGREEMENT


                                PLEDGE SUPPLEMENT


         This PLEDGE SUPPLEMENT, dated _______, is delivered pursuant to the Pledge and Security Agreement, dated as of April __, 1999 (as it may be from time to time amended, modified or supplemented, the "Security Agreement"), among [Name of Grantor], as Grantor thereunder and hereunder, the other Grantors named therein, and Toronto Dominion (Texas), Inc., as Secured Party. Capitalized terms used herein not otherwise defined herein shall have the meanings ascribed thereto in the Pledge and Security Agreement.

         Subject to the terms and conditions of the Pledge and Security Agreement, Grantor hereby grants to Secured Party a security interest in all of Grantor's right, title and interest in and to [THE ASSETS LISTED ON SUPPLEMENTAL
SCHEDULE 1 ATTACHED HERETO] (the "Additional Collateral"), in each case whether now or hereafter existing or in which Grantor now has or hereafter acquires an interest and wherever the same may be located. The Additional Collateral shall be deemed to be part of the Collateral and hereafter subject to each of the terms and conditions of the Pledge and Security Agreement.

         IN WITNESS WHEREOF, Grantor has caused this Supplement to be duly executed and delivered by its duly authorized officer as of ______________.


                                       [Name of Grantor]


                                       By:
                                          --------------------------------------

                                          Name:
                                               ---------------------------------

                                          Title:
                                                --------------------------------

                                                                    EXHIBIT B TO
                                                   PLEDGE AND SECURITY AGREEMENT


                            ACKNOWLEDGMENT OF PLEDGE

         This ACKNOWLEDGMENT OF PLEDGE, dated _______, is delivered to Toronto Dominion (Texas), Inc., as Secured Party, pursuant to the Pledge and Security Agreement, dated as of April __, 1999 (as it may be from time to time amended, modified or supplemented, the "Pledge and Security Agreement"), among the Grantors named therein and Secured Party. Capitalized terms used herein not otherwise defined herein shall have the meanings ascribed thereto in the Pledge and Security Agreement.

         [NAME OF ISSUER], a _________________ ("Issuer"), hereby acknowledges receipt of a conformed copy of the Pledge and Security Agreement and (a) consents to the terms thereof, and (b) confirms that a pledge of all of [NAME OF APPLICABLE GRANTOR]'s right, title and interest in, to and under the security referred to below has been registered or otherwise duly noted in the books and records of Issuer in the name of Secured Party as follows:

         1.       Security:                            [Describe Interest]

         2.       Number of Pledged Stock,
                  Units or other Interests Pledged:    [______________]

         3.       Registered Owner:                    [Name of Grantor]

         4.       Registered Pledgee:                  Toronto Dominion (Texas),
                                                       Inc., as Secured Party

         5.       Date of Registration of Pledgee:     [______________]



                                      I-B-1

         IN WITNESS WHEREOF, Issuer has caused this Acknowledgment of Pledge to be duly executed and delivered by its duly authorized officer as of the date above first written.

                                       [ISSUER]


                                       By:
                                          --------------------------------------

                                          Name:
                                               ---------------------------------

                                          Title:
                                                --------------------------------


                                      I-B-2

                                                                    EXHIBIT J TO
                                                                CREDIT AGREEMENT


                MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF RENTS
                          AND LEASES AND FIXTURE FILING
                                    ([STATE])

                                   by and from

                            ------------------------,
                                   "Mortgagor"

                                       to

                         TORONTO DOMINION (TEXAS), INC.
                            as Administrative Agent,
                                   "Mortgagee"

                             Dated as of
                                         ----------

                         Location:

                         Municipality:
                         County:
                         State:

            THE SECURED PARTY (MORTGAGEE) DESIRES THIS FIXTURE FILING TO BE INDEXED AGAINST THE RECORD OWNER OF THE REAL ESTATE
                                DESCRIBED HEREIN


PREPARED BY, RECORDING REQUESTED BY,
AND WHEN RECORDED MAIL TO:

Skadden, Arps, Slate, Meagher & Flom LLP
919 Third Avenue
New York, New York  10022
Attention:  ___________, Esq.

                MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF RENTS
                          AND LEASES AND FIXTURE FILING


         This [LEASEHOLD] MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF RENTS AND LEASES AND FIXTURE FILING, dated as of _________ (this "Mortgage"),by and from _______________, a ______________ ("Mortgagor") to Toronto Dominion (Texas),
Inc., a __________________, as agent for Lenders and Lender Counterparties (in such capacity as agent, "Mortgagee").


                                    RECITALS:

         WHEREAS, Mortgager is a party to the Credit and Guaranty Agreement, dated as of April , 1999 (as it may be from time to time amended, supplemented or otherwise modified, the "Credit Agreement"), by and among Allegiance Telecom, Inc. ("Company"), Allegiance Finance Company, Inc. ("Borrower"), the Subsidiaries of Company (other than Borrower) party thereto, as Guarantors, Lenders, Goldman Sachs Credit Partners L.P. ("GSCP"), as Syndication Agent, Toronto Dominion (Texas), Inc., as Administrative Agent, Morgan Stanley Senior Funding, Inc., as Documentation Agent, and GSCP and TD Securities (USA) Inc., as Co-Lead Arrangers;

         WHEREAS, subject to the terms and conditions of the Credit Agreement, Company or any of its Subsidiaries may enter into one or more Hedge Agreements with one or more Lender Counterparties; and

         WHEREAS, in consideration of the extensions of credit and other accommodations of Lenders and Lender Counterparties as set forth in the Credit Agreement and the Hedge Agreements, respectively, Mortgagor has agreed, subject to the terms and conditions hereof and of each other Credit Document and each of the Hedge Agreements, to secure such Mortgagor's obligations under the Credit Documents and the Hedge Agreements party thereto as set forth herein.

         NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Mortgagee and Mortgagor agree as follows:

SECTION 1. DEFINITIONS

         1.1. Definitions. Capitalized terms used herein (including the recitals hereto) not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement. In addition, as used herein, the following terms shall have the following meanings:

         "Indebtedness" means (i) all obligations and liabilities of every nature of Mortgagor and its Subsidiaries now or hereafter existing under or arising out of or in connection with the Credit Agreement and the other Credit Documents and any Hedge Agreement; and (ii) with respect to any other Guarantor, all obligations and liabilities of every nature of such Guarantor now or hereafter existing under or arising out of or in connection with any other Credit Document party thereto, in each case together with all extensions or renewals thereof, whether for principal, interest (including interest that, but for the filing of a petition in bankruptcy with respect to Borrower, would accrue on such obligations, whether or not a claim is allowed against Borrower for such interest in the related bankruptcy proceeding), payments for early termination of Hedge Agreements, fees, expenses, indemnities or otherwise, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from Mortgagor, any Lender or Lender Counterparty as a preference, fraudulent transfer or otherwise, and all obligations of every nature of Mortgagor now or hereafter existing under this Agreement. The Credit Agreement contains a revolving credit facility which permits the Borrower to borrow certain principal amounts, repay all or a portion of such principal amounts, and reborrow the amounts previously paid to the Administrative Agent or Lenders, all upon satisfaction of certain conditions stated in the Credit Agreement. This Mortgage secures [all advances and re-advances under the revolving credit feature of the Credit Agreement][an amount equal to the fair market value of the Mortgaged Property].

         "Mortgaged Property" means all of Mortgagor's interest in (i) the real property described in Exhibit A [created by the Subject Lease (as defined below)], together with any greater estate therein as hereafter may be acquired by Mortgagor (the "Land"); (ii) all improvements now owned or hereafter acquired by Mortgagor, now or at any time situated, placed or constructed upon the Land (the "Improvements"; the Land and Improvements are collectively referred to as the "Premises"); (iii) all materials, supplies, equipment, apparatus and other items of personal property now owned or hereafter acquired by Mortgagor and now or hereafter attached to, installed in or used in connection with any of the Improvements or the Land, and water, gas, electrical, telephone, storm and sanitary sewer facilities and all other utilities whether or not situated in easements (the "Fixtures"); (iv) all right, title and interest of Mortgagor in and to all goods, accounts, general intangibles, instruments, documents, chattel paper and all other personal property of any kind or character, including such items of personal property as defined in the UCC (defined below), now owned or hereafter acquired by Mortgagor and now or hereafter affixed to, placed upon, used in connection with, arising from or otherwise related to the Premises (the "Personalty"); (v) all deposit accounts maintained by Mortgagor with respect to the Mortgaged Property (the "Deposit Accounts"); (vi) all leases, licenses, concessions, occupancy agreements or other agreements (written or oral, now or at any time in effect) which grant to any Person (other than Mortgagor) a possessory interest in, or the right to use, all or any part of the Mortgaged Property, together with all related security and other deposits (the "Leases");
(vii) all of the rents, revenues, royalties, income, proceeds, profits, security and other types of deposits, and other benefits paid or payable by parties to the Leases for using, leasing, licensing possessing, operating from, residing in, selling or otherwise enjoying the Mortgaged Property (the "Rents"), (viii) all other agreements, such as construction contracts, architects' agreements, engineers' contracts, utility contracts, maintenance agreements, management agreements, service contracts, listing agreements, guaranties, warranties, permits, licenses, certificates and entitlements in any way relating to the construction, use, occupancy, operation, maintenance, enjoyment or ownership of the Mortgaged Property (the "Property Agreements"); (ix) all rights, privileges, tenements, hereditaments, rights-of-way, easements, appendages and appurtenances appertaining to the foregoing; (x) all property tax refunds (the "Tax Refunds");
(xi) all accessions, replacements and substitutions for any of the foregoing and all proceeds thereof (the "Proceeds"); (xii) all insurance policies, unearned premiums therefor and proceeds from such policies covering any of the above property now or hereafter acquired by Mortgagor (the "Insurance"); and (xiii) all of Mortgagor's right, title and interest in and to any awards, damages, remunerations, reimbursements, settlements or compensation heretofore made or hereafter to be made by any governmental authority pertaining to the Land, Improvements, Fixtures or Personalty (the "Condemnation Awards"). As used in this Mortgage, the term "Mortgaged Property" shall mean all or, where the context permit or requires, any portion of the above or any interest therein.

         "Obligations" means all of the agreements, covenants, conditions, warranties, representations and other obligations of Mortgagor (including, without limitation, the obligation to repay the Indebtedness) under the Credit Agreement, any other Credit Documents or any of the Hedge Agreements.

         ["Subject Lease" means that certain _______________ dated ______, pursuant to which Mortgagor leases all or a portion of the Land from _________, a memorandum of which was recorded with the County Clerk of _______, in ________, Page ______.]

         "UCC" means the Uniform Commercial Code of New York or, if the creation, perfection and enforcement of any security interest herein granted is governed by the laws of a state other than New York, then, as to the matter in question, the Uniform Commercial Code in effect in that state.

         1.2. Interpretation. References to "Sections" shall be to Sections of this Mortgage unless otherwise specifically provided. Section headings in this Mortgage are included herein for convenience of reference only and shall not constitute a part of this Mortgage for any other purpose or be given any substantive effect. The rules of construction set forth in Section 1.3 of the Credit Agreement shall be applicable to this Mortgage mutatis mutandis. If any conflict or inconsistency exists between this Mortgage and the Credit Agreement, the Credit Agreement shall govern.

SECTION 2. GRANT

         To secure the full and timely payment of the Indebtedness and the full and timely performance of the Obligations, Mortgagor MORTGAGES, GRANTS, BARGAINS, ASSIGNS, SELLS and CONVEYS, to Mortgagee the Mortgaged Property, subject, however, to the

Permitted Liens, TO HAVE AND TO HOLD the Mortgaged Property to Mortgagee, and Mortgagor does hereby bind itself, its successors and assigns to WARRANT AND FOREVER DEFEND the title to the Mortgaged Property unto Mortgagee.

SECTION 3. WARRANTIES, REPRESENTATIONS AND COVENANTS

         3.1. Title. Mortgagor represents and warrants to Mortgagee that (i) Mortgagor owns the Mortgaged Property free and clear of any liens, claims or interests, except the Permitted Liens, and (ii) this Mortgage creates valid, enforceable first priority liens and security interests against the Mortgaged Property, subject to Permitted Liens.

         3.2. First Lien Status. Subject to Permitted Liens, Mortgagor shall preserve and protect the first lien and security interest status of this Mortgage and the other Credit Documents. If any lien or security interest other than a Permitted Lien is asserted against the Mortgaged Property, Mortgagor shall promptly, and at its expense, (i) give Mortgagee a detailed written notice of such lien or security interest (including origin, amount and other terms), and (ii) at Mortgagor's election, pay the underlying claim in full or take such other action so as to cause it to be released or contest the same in compliance with the requirements of the Credit Agreement.

         3.3. [Reserved.]

         3.4. Replacement of Fixtures and Personalty. Mortgagor shall not, without the prior written consent of Mortgagee and subject to the provisions of the Credit Agreement, permit any of the Fixtures or Personalty to be removed at any time from the Land or Improvements, unless the removed item is removed temporarily for maintenance and repair or, if removed permanently, is obsolete and is replaced by an article of equal or better suitability and value, owned by Mortgagor subject to the liens and security interests of this Mortgage and the other Credit Documents, and free and clear of any other lien or security interest except such as may be permitted under the Credit Agreement or first approved in writing by Mortgagee.

         3.5. Inspection. Mortgagor shall permit Mortgagee, and Mortgagee's agents, representatives and employees, upon reasonable prior notice to Mortgagor, and in compliance with the Subject Lease and subject to the provisions of the Credit Agreement, to inspect the Mortgaged Property and all books and records of Mortgagor located thereon and, with respect to all non-Leasehold Properties, to conduct such environmental and engineering studies as Mortgagee may require; provided, such inspections and studies shall not materially interfere with the use and operation of the Mortgaged Property.

         3.6. Covenants Running with the Land. All Obligations contained in this Mortgage are intended by Mortgagor and Mortgagee to be, and shall be construed as, covenants running with the Mortgaged Property. As used herein, "Mortgagor" shall refer to the party named in the first paragraph of this Mortgage and to any subsequent owner of all or any portion of the Mortgaged Property. All Persons who may have or acquire an interest in the Mortgaged Property


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shall be deemed to have notice of, and be bound by, the terms of the Credit
Agreement and the other Credit Documents; however, no such party shall be entitled to any rights thereunder without the prior written consent of Mortgagee. In addition, all of the covenants of Mortgagor in any Credit Document party thereto are incorporated herein by reference and, together with covenants in this Section, shall be covenants running with the land.

         3.7. Condemnation Awards and Insurance Proceeds. Subject to the provisions of the Credit Agreement, Mortgagor (i) assigns all awards and compensation to which it is entitled for any condemnation or other taking, or any purchase in lieu thereof, to Mortgagee and authorizes Mortgagee to collect and receive such awards and compensation and to give proper receipts and acquittances therefor, subject to the terms of the Credit Agreement, (ii) assigns to Mortgagee all proceeds of any insurance policies insuring against loss or damage to the Mortgaged Property, (iii) authorizes Mortgagee to collect and receive such proceeds and authorizes and directs the issuer of each of such insurance policies to make payment for all such losses directly to Mortgagee, instead of to Mortgagor and Mortgagee jointly.

         [3.8. Certain Leasehold Representations, Warranties and Covenants.

         (a) Mortgagor represents and warrants to Mortgagee that (i) the Subject Lease is unmodified and in full force and effect, (ii) all rent and other charges therein have been paid to the extent they are payable to the date hereof, (iii) Mortgagor enjoys the quiet and peaceful possession of the property demised thereby, (iv) to the best of its knowledge, Mortgagor is not in default under any of the terms thereof and there are no circumstances which, with the passage of time or the giving of notice or both, would constitute an event of default thereunder, (v) to the best of Mortgagor's knowledge, the lessor thereunder is not in default under any of the terms or provisions thereof on the part of the lessor to be observed or performed. Mortgagor shall promptly pay, when due and payable, the rent and other charges payable pursuant to the Subject Lease, and will timely perform and observe all of the other terms, covenants and conditions required to be performed and observed by Mortgagor as lessee under the Subject Lease. Mortgagor shall notify Mortgagee in writing of any material default by Mortgagor in the performance or observance of any terms, covenants or conditions on the part of Mortgagor to be performed or observed under the Subject Lease within five Business Days after Mortgagor knows of such default. Mortgagor shall, immediately upon receipt thereof, deliver a copy of each material notice given to Mortgagor by the lessor pursuant to the Subject Lease and promptly notify Mortgagee in writing of any default by the lessor in the performance or observance of any of the terms, covenants or conditions on the part of the lessor to be performed or observed thereunder. Unless required under the terms of the Subject Lease, Mortgagor shall not, without the prior written consent of Mortgagee (which may be granted or withheld in Mortgagee's sole and absolute discretion) terminate, modify or surrender the Subject Lease, and any such attempted termination, modification or surrender without Mortgagee's written consent shall be void; provided that renewal options may be exercised at Mortgagor's option. Mortgagor shall, within twenty (20) days after written request from Mortgagee, use its reasonable best efforts to obtain from the lessor and deliver to Mortgagee a certificate setting forth the name of the tenant


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

thereunder and stating that the Subject Lease is in full force and effect, is unmodified or, if the Subject Lease has been modified, the date of each modification (together with copies of each such modification), that no notice of termination thereon has been served on Mortgagor, stating that no default or event which with notice or lapse of time (or both) would become a default is existing under the Subject Lease, stating the date to which rent has been paid, and specifying the nature of any defaults, if any, and containing such other statements and representations as may be requested by Mortgagee.

         (b) So long as any of the Indebtedness or the Obligations remain unpaid or unperformed, the fee title to and the leasehold estate in the premises subject to each Subject Lease shall not merge but shall always be kept separate and distinct notwithstanding the union of such estates in the lessor or Mortgagor, or in a third party, by purchase or otherwise. If Mortgagor acquires the fee title or any other estate, title or interest in the property demised by the Subject Lease, or any part thereof, the lien of this Mortgage shall attach to, cover and be a lien upon such acquired estate, title or interest and the same shall thereupon be and become a part of the Mortgaged Property with the same force and effect as if specifically encumbered herein. Mortgagor agrees to execute all instruments and documents that Mortgagee may reasonably require to ratify, confirm and further evidence the lien of this Mortgage on the acquired estate, title or interest. Furthermore, Mortgagor hereby appoints Mortgagee as its true and lawful attorney-in-fact to execute and deliver, following the occurrence and during the continuance of an Event of Default, all such instruments and documents in the name and on behalf of Mortgagor. This power, being coupled with an interest, shall be irrevocable as long as any portion of the Indebtedness remains unpaid.

         (c) If the Subject Lease shall be terminated prior to the natural expiration of its term due to default by Mortgagor or any tenant thereunder, and if, pursuant to the provisions of the Subject Lease, Mortgagee or its designee shall acquire from the lessor a new lease of the premises subject to the Subject Lease, Mortgagor shall have no right, title or interest in or to such new lease or the leasehold estate created thereby, or renewal privileges therein contained.

         (d) Notwithstanding anything to the contrary contained herein, this Mortgage shall not constitute an assignment of any Subject Lease within the meaning of any provision thereof prohibiting its assignment and Mortgagee shall have no liability or obligation thereunder by reason of its acceptance of this Mortgage. Mortgagee shall be liable for the obligations of the tenant arising out of any Subject Lease for only that period of time for which Mortgagee is in possession of the premises demised thereunder or has acquired, by foreclosure or otherwise, and is holding all of Mortgagor's right, title and interest therein.]

SECTION 4. DEFAULT AND FORECLOSURE

         4.1. Remedies. If an Event of Default exists, Mortgagee may at Mortgagee's election, exercise any or all of the following rights, remedies and recourses (which are in addition to all rights and remedies available under the Credit Agreement and the Pledge and Security Agree-


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

ment): (i) enter the Mortgaged Property and take exclusive possession thereof and of all books, records and accounts relating thereto or located thereon and
(ii) if Mortgagor remains in possession of the Mortgaged Property after an Event of Default and without Mortgagee's prior written consent, Mortgagee may invoke any legal remedies to dispossess Mortgagor; (iii) hold, lease, develop, manage, operate or otherwise use the Mortgaged Property upon such terms and conditions as Mortgagee may deem reasonable under the circumstances (making such repairs, alternations, additions and improvements and taking other actions, from time to time, as Mortgagee deems necessary or desirable), and apply all Rents and other amounts collected by Mortgagee in connection therewith in accordance with the provisions hereof; (iv) institute proceedings for the complete foreclosure of this Mortgage, either by judicial action or by power of sale, in which case the Mortgaged Property may be sold for cash or credit in one or more parcels. With respect to any notices required or permitted under the UCC, Mortgagor agrees that ten (10) days' prior written notice shall be deemed commercially reasonable. At any such sale by virtue of any judicial proceedings, power of sale, or any other legal right, remedy or recourse, the title to and right of possession of any such property shall pass to the purchaser thereof, and to the fullest extent permitted by law, Mortgagor shall be completely and irrevocably divested of all of its right, title, interest, claim, equity, equity of redemption, and demand whatsoever, either at law or in equity, in and to the property sold and such sale shall be a perpetual bar both at law and in equity against Mortgagor, and against all other Persons claiming or to claim the property sold or any part thereof, by, through or under Mortgagor. Mortgagee may be a purchaser at such sale and if Mortgagee is the highest bidder, Mortgagee may credit the portion of the purchase price that would be distributed to Mortgagee against the Indebtedness in lieu of paying cash. In the event this Mortgage is foreclosed by judicial action, appraisement of the Mortgaged Property is waived and Mortgagee may make application to a court of competent jurisdiction for, and obtain from such court as a matter of strict right and without notice to Mortgagor or regard to the adequacy of the Mortgaged Property for the repayment of the Indebtedness, the appointment of a receiver of the Mortgaged Property, and Mortgagor irrevocably consents to such appointment. Any such receiver shall have all the usual powers and duties of receivers in similar cases, including the full power to rent, maintain and otherwise operate the Mortgaged Property upon such terms as may be approved by the court, and shall apply such Rents in accordance with the provisions hereof; and/or exercise all other rights, remedies and recourses granted under the Credit Documents or otherwise available at law or in equity.

         4.2. Separate Sales. The Mortgaged Property may be sold in one or more parcels and in such manner and order as Mortgagee in its sole discretion may elect; the right of sale arising out of any Event of Default shall not be exhausted by any one or more sales.

         4.3. Remedies Cumulative, Concurrent and Nonexclusive. Mortgagee shall have all rights, remedies and recourses granted in the Credit Documents and available at law or equity (including the UCC), which rights (i) shall be cumulated and concurrent, (ii) may be pursued separately, successively or concurrently against Mortgagor or others obligated under the Credit Documents, or against the Mortgaged Property, or against any one or more of them, at the sole discretion of Mortgagee, (iii) may be exercised as often as occasion therefor shall arise, and the exercise or failure to exercise any of them shall not be construed as a waiver or release thereof or of any other right, remedy or recourse, and (iv) are intended to be, and shall be, nonexclusive. No action by Mortgagee in the enforcement of any rights, remedies or recourses under the Credit Documents or otherwise at law or equity shall be deemed to cure any Event of Default.

         4.4. Release of and Resort to Collateral. Mortgagee may release, regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate lien on the Mortgaged Property, any part of the Mortgaged Property without, as to the remainder, in any way impairing, affecting, subordinating or releasing the lien or security interest created in or evidenced by the Credit Documents or their status as a first and prior lien and security interest in and to the Mortgaged Property. For payment of the Indebtedness, Mortgagee may resort to any other security in such order and manner as Mortgagee may elect.

         4.5. Waiver of Redemption, Notice and Marshalling of Assets. To the fullest extent permitted by law, Mortgagor hereby irrevocably and unconditionally waives and releases (i) all benefit that might accrue to Mortgagor by virtue of any present or future statute of limitations or law or judicial decision exempting the Mortgaged Property from attachment, levy or sale on execution or providing for any stay of execution, exemption from civil process, redemption or extension of time for payment, (ii) all notices of any Event of Default or of Mortgagee's election to exercise or the actual exercise of any right, remedy or recourse provided for under the Credit Documents, and
(iii) any right to a marshalling of assets or a sale in inverse order of alienation.

         4.6. Discontinuance of Proceedings. If Mortgagee shall have proceeded to invoke any right, remedy or recourse permitted under the Credit Documents and shall thereafter elect to discontinue or abandon it for any reason, Mortgagee shall have the unqualified right to do so and, in such an event, Mortgagor and Mortgagee shall be restored to their former positions with respect to the Indebtedness, the Obligations, the Credit Documents, the Mortgaged Property and otherwise, and the rights, remedies, recourses and powers of Mortgagee shall continue as if the right, remedy or recourse had never been invoked, but no such discontinuance or abandonment shall waive any Event of Default which may then exist or the right of Mortgagee thereafter to exercise any right, remedy or recourse under the Credit Documents for such Event of Default.

         4.7. Application of Proceeds. The proceeds of any sale of, and the Rents and other amounts generated by the holding, leasing, management, operation or other use of the Mortgaged Property, shall be applied by Mortgagee (or the receiver, if one is appointed) in the following order unless otherwise required by applicable law: first, to the payment of the actual out of pocket costs and expenses of taking possession of the Mortgaged Property and of holding, using, leasing, repairing, improving and selling the same, including, without limitation (i) receiver's fees and expenses, including the repayment of the amounts evidenced by any receiver's certificates, (ii) court costs, (iii) reasonable attorneys' and accountants' fees and expenses, (iv) costs of advertisement, and (v) the payment of all rent and other charges under the Subject Lease; and second, as provided in Section 2.16 of the Credit Agreement.

         4.8. Occupancy After Foreclosure. Any sale of the Mortgaged Property or any part thereof will divest all right, title and interest of Mortgagor in and to the property sold. Subject to applicable law, any purchaser at a foreclosure sale will receive immediate possession of the property purchased. If Mortgagor retains possession of such property or any part thereof subsequent to such sale, Mortgagor will be considered a tenant at sufferance of the purchaser, and will, if Mortgagor remains in possession after demand to remove, be subject to eviction and removal, forcible or otherwise, with or without process of law.

         4.9. Additional Advances and Disbursements; Costs of Enforcement. If any Event of Default exists, Mortgagee shall have the right, but not the obligation, to cure such Event of Default in the name and on behalf of Mortgagor. All sums advanced and expenses incurred at any time by Mortgagee under this Section, or otherwise under this Mortgage or any of the other Credit Documents or applicable law, shall bear interest from the date that such sum is advanced or expense incurred, to and including the date of reimbursement, computed at the rate or rates at which interest is then computed on the Indebtedness, and all such sums, together with interest thereon, shall be secured by this Mortgage. Mortgagor shall pay all reasonable out of pocket expenses (including reasonable attorneys' fees and expenses) of or incidental to the perfection and enforcement of this Mortgage and the other Credit Documents, or the enforcement, compromise or settlement of the Indebtedness or any claim under this Mortgage and the other Credit Documents, and for the curing thereof, or for defending or asserting the rights and claims of Mortgagee in respect thereof, by litigation or otherwise.

         4.10. No Mortgagee in Possession. Neither the enforcement of any of the remedies under this Section, the assignment of the Rents and Leases under
Section 5, the security interests under Section 6, nor any other remedies afforded to Mortgagee under the Credit Documents, at law or in equity shall cause Mortgagee to be deemed or construed to be a mortgagee in possession of the Mortgaged Property, to obligate Mortgagee to lease the Mortgaged Property or attempt to do so, or to take any action, incur any expense, or perform or discharge any obligation, duty or liability whatsoever under any of the Leases or otherwise.

         4.11. Waiver of Stay, Moratorium and Similar Rights. Mortgagor agrees, to the full extent that it may lawfully do so, that it will not at any time insist upon or plead or in any way take advantage of any stay, marshalling of assets, extension, redemption or moratorium law now or hereafter in force and effect so as to prevent or hinder the enforcement of the provisions of this Mortgage or the Indebtedness secured hereby, or any agreement between Mortgagor and Mortgagee or any rights or remedies of Mortgagee.

SECTION 5. ASSIGNMENT OF RENTS AND LEASES

         5.1. Assignment. In furtherance of and in addition to the assignment made by Mortgagor herein, Mortgagor hereby absolutely and unconditionally assigns, sells, transfers and conveys to Mortgagee all of its right, title and interest in and to all Leases, whether now existing or hereafter entered into, and all of its right, title and interest in and to all Rents. This assignment is an absolute assignment and not an assignment for additional security only. So long as no Event of Default shall have occurred and be continuing, Mortgagor shall have a revocable license from Mortgagee to exercise all rights extended to the landlord under the Leases, including the right to receive and collect all Rents and to hold the Rents in trust for use in the payment and performance of the Obligations and to otherwise use the same. The foregoing license is granted subject to the conditional limitation that no Event of Default shall have occurred and be continuing. Upon the occurrence and during the continuance of an Event of Default, whether or not legal proceedings have commenced, and without regard to waste, adequacy of security for the Obligations or solvency of Mortgagor, the license herein granted shall automatically expire and terminate, without notice by Mortgagee (any such notice being hereby expressly waived by Mortgagor).

         5.2. Perfection Upon Recordation. Mortgagor acknowledges that Mortgagee has taken all actions necessary to obtain, and that upon recordation of this Mortgage Mortgagee shall have, to the extent permitted under applicable law and subject to Permitted Liens, a valid and fully perfected, first priority, present assignment of the Rents arising out of the Leases and all security for such Leases. Mortgagor acknowledges and agrees that upon recordation of this Mortgage Mortgagee's interest in the Rents shall be deemed to be fully perfected, "choate" and enforced as to Mortgagor and all third parties, including, without limitation, any subsequently appointed trustee in any case under Title 11 of the United States Code (the "Bankruptcy Code"), without the necessity of commencing a foreclosure action with respect to this Mortgage, making formal demand for the Rents, obtaining the appointment of a receiver or taking any other affirmative action.

         5.3. Bankruptcy Provisions. Without limitation of the absolute nature of the assignment of the Rents hereunder, Mortgagor and Mortgagee agree that (i) this Mortgage shall constitute a "security agreement" for purposes of Section 552(b) of the Bankruptcy Code, (ii) the security interest created by this Mortgage extends to property of Mortgagor acquired before the commencement of a case in bankruptcy and to all amounts paid as Rents, and (iii) such security interest shall extend to all Rents acquired by the estate after the commencement of any case in bankruptcy.

         5.4. No Merger of Estates. So long as any part of the Indebtedness or the Obligations secured hereby remain unpaid and undischarged, the fee and leasehold estates to the Mortgaged Property shall not merge, but shall remain separate and distinct, notwithstanding the union of such estates either in Mortgagor, Mortgagee, any tenant or any third party by purchase or otherwise.

SECTION 6. SECURITY AGREEMENT

         6.1. Security Interest. This Mortgage constitutes a "security agreement" on personal property within the meaning of the UCC and other applicable law and with respect to the Personalty, Fixtures, Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance and Condemnation Awards. To this end, Mortgagor grants to Mortgagee a first and prior security interest in the Personalty, Fixtures, Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance, Condemnation Awards and all other Mortgaged Property which is personal property to secure the payment of the Indebtedness and performance of the Obligations, and agrees that Mortgagee shall have all the rights and remedies of a secured party under the UCC with respect to such property. Any notice of sale, disposition or other intended action by Mortgagee with respect to the Personalty, Fixtures, Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance and Condemnation Awards sent to Mortgagor at least ten (10) days prior to any action under the UCC shall constitute reasonable notice to Mortgagor.

         6.2. Financing Statements. Mortgagor shall execute and deliver to Mortgagee, in form and substance satisfactory to Mortgagee, such financing statements and such further assurances as Mortgagee may, from time to time, reasonably consider necessary to create, perfect and preserve Mortgagee's security interest hereunder and Mortgagee may cause such statements and assurances to be recorded and filed, at such times and places as may be required or permitted by law to so create, perfect and preserve such security interest. Mortgagor's chief executive office is at the address set forth in Appendix B of the Credit Agreement.

         6.3. Fixture Filing. This Mortgage shall also constitute a "fixture filing" for the purposes of the UCC against all of the Mortgaged Property which is or is to become fixtures. Information concerning the security interest herein granted may be obtained at the addresses of Debtor (Mortgagor) and Secured Party (Mortgagee) as set forth on the cover hereof.

SECTION 7. ATTORNEY-IN-FACT

         Mortgagor hereby irrevocably appoints Mortgagee and its successors and assigns, as its attorney-in-fact, which agency is coupled with an interest and with full power of substitution, (i) to execute and/or record any notices of completion, cessation of labor or any other notices that Mortgagee deems appropriate to protect Mortgagee's interest, if Mortgagor shall fail to do so within ten (10) days after written request by Mortgagee, (ii) upon the issuance of a deed pursuant to the foreclosure of this Mortgage or the delivery of a deed in lieu of foreclosure, to execute all instruments of assignment, conveyance or further assurance with respect to the Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance and Condemnation Awards in favor of the grantee of any such deed and as may be necessary or desirable for such purpose, (iii) to prepare, execute and file or record financing statements, continuation statements, applications for registration and like papers necessary to create, perfect or preserve Mortgagee's security interests and rights in or to any of the Mortgaged Property upon Mortgagor's failure to do so, and (iv) while any Event of Default exists, to perform any obligation of Mortgagor hereunder; provided, (a) Mortgagee shall not under any circumstances be obligated to perform any obligation of Mortgagor; (b) any sums advanced by Mortgagee in such performance shall be added to and included in the Indebtedness and shall bear interest at the rate or rates at which interest is then computed on the Indebtedness; (c) Mortgagee as such attorney-in-fact shall only be accountable for such funds as are actually received by Mortgagee; and (d) Mortgagee shall not be liable to Mortgagor or any other person or entity for any failure to take any action which it is empowered to take under this Section.

SECTION 8. MORTGAGEE AS AGENT

         Mortgagee has been appointed to act as Mortgagee hereunder by Lenders and, by their acceptance of the benefits hereof, Lender Counterparties. Mortgagee shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including the release or substitution of Mortgaged Property), solely in accordance with this Mortgage and the Credit Agreement; provided, Mortgagee shall exercise, or refrain from exercising, any remedies provided for herein in accordance with the instructions of (i) Requisite Lenders, or (ii) after payment in full of all Obligations under the Credit Agreement and the other Credit Documents, the holders of a majority of the aggregate notional amount (or, with respect to any Hedge Agreement that has been terminated in accordance with its terms, the amount then due and payable (exclusive of expenses and similar payments but including any early termination payments then due) under such Hedge Agreement) under all Hedge Agreements (Requisite Lenders or, if applicable, such holders being referred to herein as "Requisite Obligees"). In furtherance of the foregoing provisions of this Section, each Lender Counterparty, by its acceptance of the benefits hereof, agrees that it shall have no right individually to realize upon any of the Mortgaged Property, it being understood and agreed by such Lender Counterparty that all rights and remedies hereunder may be exercised solely by Mortgagee for the benefit of Lenders and Lender Counterparties in accordance with the terms of this Section. Mortgagee shall at all times be the same Person that is Administrative Agent under the Credit Agreement. Written notice of resignation by Administrative Agent pursuant to terms of the Credit Agreement shall also constitute notice of resignation as Mortgagee under this Agreement; removal of Administrative Agent pursuant to the terms of the Credit Agreement shall also constitute removal as Mortgagee under this Agreement; and appointment of a successor Administrative Agent pursuant to the terms of the Credit Agreement shall also constitute appointment of a successor Mortgagee under this Agreement. Upon the acceptance of any appointment as Administrative Agent under the terms of the Credit Agreement by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Mortgagee under this Agreement, and the retiring or removed Mortgagee under this Agreement shall promptly (i) transfer to such successor Mortgagee all sums, securities and other items of Mortgaged Property held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Mortgagee under this Mortgage, and (ii) execute and deliver to such successor Mortgagee such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Mortgagee of the security interests created hereunder, whereupon such retiring or removed Mortgagee shall be discharged from its duties and obligations under this Mortgage. After any retiring or removed Administrative Agent's resignation or removal hereunder as Mortgagee, the provisions of this Mortgage shall inure to its benefit as to any actions taken or omitted to be taken by it under this Mortgage while it was Mortgagee hereunder.

SECTION 9. LOCAL LAW PROVISIONS

         [To be provided, if any, by local counsel.]

SECTION 10. MISCELLANEOUS

         Any notice required or permitted to be given under this Mortgage shall be given in accordance with Section 10.1 of the Credit Agreement. No failure or delay on the part of Mortgagee in the exercise of any power, right or privilege hereunder or under any other Credit Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Mortgage and the other Credit Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available. In case any provision in or obligation under this Mortgage shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. Subject to the provisions of the Credit Agreement, all covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists. This Mortgage shall be binding upon and inure to the benefit of Mortgagee and Mortgagor and their respective successors and assigns. Mortgagor shall not, without the prior written consent of Mortgagee, assign any rights, duties or obligations hereunder. Upon payment in full of the Indebtedness and performance in full of the Obligations (other than inchoate indemnification obligations with respect to claims, losses or liabilities which have not yet arisen and are not yet due and payable), Mortgagee, at Mortgagor's expense, shall release the liens and security interests created by this Mortgage or reconvey the Mortgaged Property to Mortgagor. This Mortgage and the other Credit Documents embody the entire agreement and understanding between Mortgagee and Mortgagor and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Credit Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

         THE PROVISIONS OF THIS MORTGAGE REGARDING THE CREATION, PERFECTION AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS HEREIN GRANTED SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE IN WHICH THE MORTGAGED PROPERTY IS LOCATED. ALL OTHER PROVISIONS OF THIS MORTGAGE AND THE RIGHTS AND OBLIGATIONS OF MORTGAGOR AND MORTGAGEE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

         IN WITNESS WHEREOF, Mortgagor has on the date set forth in the acknowledgment hereto, effective as of the date first above written, caused this instrument to be duly executed and delivered by authority duly given.


                                       [MORTGAGOR]


                                       By:
                                          Name:
                                          Title:


[APPROPRIATE NOTARY BLOCK]

                                                                    EXHIBIT A TO
                                                                        MORTGAGE


Legal Description of Premises:

                                                                    EXHIBIT K TO
                                                                CREDIT AGREEMENT

                           COLLATERAL ACCESS AGREEMENT



RECORDING REQUESTED BY:
Skadden, Arps, Slate, Meagher & Flom LLP

AND WHEN RECORDED MAIL TO:

Skadden, Arps, Slate, Meagher & Flom LLP
919 Third Avenue
New York, New York 10022
Attn: ________________

Re: [ALLEGIANCE TELECOM, INC].
[NAME OF SUBSIDIARY]
--------------------------------------------------------------------------------
                                                 Space above this line for
                                                 recorder's use only


                           COLLATERAL ACCESS AGREEMENT

                  This COLLATERAL ACCESS AGREEMENT (this "Agreement") is dated as of ___________ and entered into by __________________, a ___________
("Landlord"), to and for the benefit of TORONTO DOMINION TEXAS, INC., as collateral agent (in such capacity, "Collateral Agent") for Lenders.

                                    RECITALS:

                  WHEREAS, _______________, a ________________ ("Tenant"), has
possession of and occupies all or a portion of the property described on Exhibit A annexed hereto (the "Premises");

                  WHEREAS, Tenant's interest in the Premises arises under the lease agreement (the "Lease") more particularly described on Exhibit B annexed hereto, pursuant to which Landlord has rights, upon the terms and conditions set forth therein, to take possession of, and otherwise assert control over, the Premises;

                  WHEREAS, reference is made to that certain Credit and Guaranty Agreement, dated as of April __, 1999 (as it may be amended, supplemented or otherwise modified, the "Credit Agreement"), by and among Allegiance Telecom, Inc. ("Company"), Allegiance Finance Company, Inc. ("Borrower"), the Subsidiaries of Company (other than Borrower) party thereto, as Guarantors, Lenders, Goldman Sachs Credit Partners L.P. ("GSCP"), as Syndication Agent, Toronto Dominion (Texas), Inc., as Administrative Agent, Morgan Stanley Senior Funding, Inc., as Documentation Agent, and GSCP and TD Securities (USA) Inc., as Co-Lead Arrangers (capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement or the Pledge and Security Agreement (as defined in the Credit Agreement), as applicable), pursuant to which Tenant has executed a security agreement, mortgages, deeds of trust, deeds to secure debt and assignments of rents and leases, and other collateral documents in relation to the Credit Agreement;

                  WHEREAS, Tenant's repayment of the extensions of credit made by Lenders under the Credit Agreement will be secured, in part, by all Inventory of Tenant (including all Inventory of Tenant now or hereafter located on the Premises (the "Subject Inventory")) and all Equipment used in Tenant's business (including all Equipment of Tenant now or hereafter located on the Premises (the "Subject Equipment" and, together with the Subject Inventory, the "Collateral")); and

                  WHEREAS, Collateral Agent has requested that Landlord execute this Agreement as a condition to the extension of credit to Tenant under the Credit Agreement.

                  NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord hereby covenants and agrees with Collateral Agent as follows:

                  1. Landlord hereby (a) waives and releases unto Collateral Agent and its successors and assigns any and all rights granted by or under any present or future laws to levy or distraint for rent or any other charges which may be due to Landlord against the Collateral, and any and all other claims, liens and demands of every kind which it now has or may hereafter have against the Collateral, and (b) agrees that any rights it may have in or to the Collateral, no matter how arising (to the extent not effectively waived pursuant to clause (a) of this paragraph 1), shall be second and subordinate to the rights of Collateral Agent in respect thereof. Landlord acknowledges that the Collateral is and will remain personal property and not fixtures even though it may be affixed to or placed on the Premises.

                  2. Landlord certifies that (a) Landlord is the landlord under the Lease, (b) the Lease is in full force and effect and has not been amended, modified, or supplemented except as set forth on Exhibit B annexed hereto, (c) to the knowledge of Landlord, there is no defense, offset, claim or counterclaim by or in favor of Landlord against Tenant under the Lease or against the obligations of Landlord under the Lease, (d) no notice of default has been given under or in connection with the Lease which has not been cured, and Landlord has no knowledge of the occurrence of any other default under or in connection with the Lease, and (e) except as disclosed to Collateral Agent, no portion of the Premises is encumbered in any way by any deed of trust or mortgage lien or ground or superior lease.

                  3. Landlord consents to the installation or placement of the Collateral on the Premises, and Landlord grants to Collateral Agent, exerciseable upon the occurrence and during the continuance of an Event of Default under the Credit Agreement, a license to enter upon and into the Premises to do any or all of the following with respect to the Collateral: assemble, have appraised, display, remove, maintain, prepare for sale or lease, repair, transfer, or sell (at public or private sale). In entering upon or into the Premises, Collateral Agent hereby agrees to indemnify, defend and hold Landlord harmless from and against any and all claims, judgments, liabilities, costs and expenses incurred by Landlord caused solely by Collateral Agent's entering upon or into the Premises and taking any of the foregoing actions with respect to the Collateral. Such costs shall include any damage to the Premises made by Collateral Agent in severing and/or removing the Collateral therefrom.

                  4. Landlord agrees that it will not prevent Collateral Agent or its designee from entering upon the Premises at all reasonable times to inspect or remove the Collateral. In the event that Landlord has the right to, and desires to, obtain possession of the Premises (either through expiration of the Lease or termination thereof due to the default of Tenant thereunder), Landlord will deliver notice (the "Landlord's Notice") to Collateral Agent to that effect. Within the 45 day period after Collateral Agent receives the Landlord's Notice, Collateral Agent shall have the right, provided that an Event of Default is continuing, but not the obligation, to cause the Collateral to be removed from the Premises. During such 45 day period, Landlord will not remove the Collateral from the Premises nor interfere with Collateral Agent's actions in removing the Collateral from the Premises or Collateral Agent's actions in otherwise enforcing its security interest in the Collateral. Notwithstanding anything to the contrary in this paragraph, Collateral Agent shall at no time have any obligation to remove the Collateral from the Premises.

                  5. Landlord shall send to Collateral Agent a copy of any notice of default under the Lease sent by Landlord to Tenant. In addition, Landlord shall send to Collateral Agent a copy of any notice received by Landlord of a breach or default under any other lease, mortgage, deed of trust, security agreement or other instrument to which Landlord is a party which may affect Landlord's rights in, or possession of, the Premises.

                  6. All notices to Collateral Agent under this Agreement shall be in writing and sent to Collateral Agent at its address set forth on the signature page hereof by telefacsimile, by United States mail, or by overnight delivery service.

                  7. The provisions of this Agreement shall continue in effect until Landlord shall have received Collateral Agent's written certification that all amounts advanced under the Credit Agreement have been paid in full.

                  8. This Agreement and the rights and obligations of the parties hereunder shall be governed by, and shall be construed and enforced in accordance with, the internal laws of the State of New York, without regard to conflicts of laws principles.

                  IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed and delivered as of the day and year first set forth above.

                                       [NAME OF LANDLORD]


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                       Landlord's Address For Notices:

                                       -----------------------------------------

                                       -----------------------------------------

                                       -----------------------------------------

                                       -----------------------------------------

                                       Fax: (___) ________

                  By its acceptance hereof, as of the day and year first set forth above, Collateral Agent agrees to be bound by the provisions hereof.

                                       TORONTO DOMINION (TEXAS), INC.,
                                       as Collateral Agent


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                       Collateral Agent's Address For Notices:

                                       -----------------------------------------

                                       -----------------------------------------

                                       -----------------------------------------

                                       -----------------------------------------

                                       Fax: (___) ________



[APPROPRIATE NOTARY BLOCK]

                                                                    EXHIBIT A TO
                                                     COLLATERAL ACCESS AGREEMENT


Legal Description of Premises:

                                                                    EXHIBIT B TO
                                                     COLLATERAL ACCESS AGREEMENT


Description of Lease:

                                                                    EXHIBIT L TO
                                                                CREDIT AGREEMENT

                              COUNTERPART AGREEMENT

         This COUNTERPART AGREEMENT, dated ____________ , is delivered pursuant to the Credit and Guaranty Agreement, dated as of April __, 1999 (as it may be amended, supplemented or otherwise modified, the "Credit Agreement"; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Allegiance Telecom, Inc. ("Company"), Allegiance Finance Company, Inc. ("Borrower"), the Subsidiaries of Company (other than Borrower) party thereto, as Guarantors, Lenders, Goldman Sachs Credit Partners L.P. ("GSCP"), as Syndication Agent, Toronto Dominion (Texas), Inc., as Administrative Agent, Morgan Stanley Senior Funding, Inc., as Documentation Agent, and GSCP and TD Securities (USA) Inc., as Co-Lead Arrangers.

         Pursuant to Section 5.9 of the Credit Agreement, the undersigned hereby:

         (a) agrees that this Counterpart Agreement may be attached to the Credit Agreement and that by the execution and delivery hereof, the undersigned becomes a Guarantor under the Credit Agreement and agrees to be bound by all of the terms thereof;

         (b) represents and warrants that each of the representations and warranties set forth in the Credit Agreement and each other Credit Document and applicable to the undersigned are true, correct and complete in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true, correct and complete in all material respects on and as of such earlier date;

         (c) no event has occurred or is continuing as of the date hereof, or will result from the transactions contemplated hereby on the date hereof, that would constitute an Event of Default or a Default;

         (d) agrees, subject to the provisions of Section 7.2 of the Credit Agreement, to irrevocably and unconditionally guaranty the due and punctual payment in full of all Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. Section 362(a)) and in accordance with Section 7 of the Credit Agreement; and

         (e) subject to the terms and conditions of the Pledge and Security Agreement, Grantor hereby (i) agrees that this Counterpart Agreement may be attached to the Pledge and Security Agreement, (ii) agrees that such Grantor will comply with all the terms and conditions of the Pledge and Security Agreement as if it were an original signatory thereto, and (iii) grants to

Secured Party a security interest in all of Grantor's right, title and interest in and to [THE ASSETS LISTED ON SUPPLEMENTAL SCHEDULE 1 ATTACHED HERETO] (the "Additional Collateral"), in each case whether now or hereafter existing or in which Grantor now has or hereafter acquires an interest and wherever the same may be located. The Additional Collateral shall be deemed to be part of the Collateral and hereafter subject to each of the terms and conditions of the Pledge and Security Agreement.

         IN WITNESS WHEREOF, the undersigned has caused this Counterpart Agreement to be duly executed and delivered by its duly authorized officer as of
______________.


                                       [NAME OF SUBSIDIARY]


                                       By:
                                          --------------------------------------

                                          Name:
                                               ---------------------------------

                                          Title:
                                                --------------------------------

                                                                    EXHIBIT M TO
                                                                CREDIT AGREEMENT


                             [Allegiance Letterhead]


                                                         [date]


[Local Telephone Company]
[address]

         Reference is made to the Interconnection Agreement dated [ ] between [Local Telephone Company] and [____________] (the "Agreement").

         Pursuant to Section [ ] of the Agreement, Allegiance requests your consents to the Assignment of the Agreement to Toronto Dominion (Texas), Inc., its successors and assigns ("TD"), as administrative agent on behalf of secured lenders as collateral for a financing to be entered into on or about April 1, 1999. In the event of a default by Allegiance or any of its subsidiaries under the financing, [Local Telephone Company] agrees that TD, as administrative agent or its designees may exercise any of the rights and privileges of Allegiance under the Agreement, including entering into [Local Telephone Company's] premises, and may request an assignment of the Agreement to a third party. [As provided in Section [ ] of the Agreement, your consent to such an assignment is subject to the provision of reasonable evidence of the assignee's resources, ability and authority to perform under the Agreement].

         As you know, the FCC took action on March 18, 1999 to ensure local competition and the reasonable cooperation of RBOCs in connection with collocation arrangements. We therefore request your consent to the foregoing as promptly as possible.

                                       Very truly yours,


                                       [                      ]
                                        ----------------------


CONSENTED TO:

[Local Telephone Company]


-------------------------


                                       M-1